SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         AMERICAN FILTRONA CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

( )  No fee required

(X)  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies: Common Stock, plus employee stock options

     2) Aggregate number of securities to which transaction applies: 3,817,629 shares, plus 257,800 employee stock options

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $46.52 per share (being the amount payable to the registrant's shareholders in the proposed merger); option price variable based on exercise price

     4)  Proposed maximum aggregate value of transaction: $182,406,463.25

     5)  Total fee paid: $36,481.29

(X)  Fee paid previously with preliminary materials.

(X) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: $36,481.29

     2)  Form, Schedule, or Registration Statement No.: Preliminary Schedule 14A

     3)  Filing Party: American Filtrona Corporation

     4)  Date Filed: 08/01/97

                         AMERICAN FILTRONA CORPORATION
                        3951 WESTERRE PARKWAY, SUITE 300
                            RICHMOND, VIRGINIA 23233

                                    [LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS


                                                                 August 25, 1997


To the Shareholders:


     We invite you to attend the annual meeting of shareholders of American Filtrona Corporation (the "Corporation") to be held on Tuesday, September 23, 1997, at 11:00 a.m., Eastern Daylight Time (the "Annual Meeting"), in the Second Floor Conference Room at NationsBank Center, 12th and Main Streets, Richmond, Virginia. A formal notice of the Annual Meeting, together with the Proxy Statement and proxy, is enclosed with this letter.



     At the Annual Meeting, you will be asked to consider and vote on a proposal to approve an Agreement of Merger, dated as of July 29, 1997 (the "Merger Agreement"), by and among the Corporation, FIL Holdings Corp., an indirect wholly-owned subsidiary of Bunzl plc ("Holdings"), and FIL Merger Corp., a wholly-owned subsidiary of Holdings ("Merger Subsidiary"), and the related Plan of Merger (the "Plan of Merger"). A copy of the Merger Agreement, together with the Plan of Merger, is included as Annex I to the attached Proxy Statement. On the terms and subject to the conditions of the Merger Agreement, Merger Subsidiary will be merged with and into the Corporation (the "Merger"), and the Corporation will become a subsidiary of Holdings. Upon consummation of the Merger, each outstanding share of the Corporation's common stock, other than shares held by Holdings or its subsidiaries, will be converted into the right to receive $46.52 in cash.


     Approval of the Merger Agreement and the Plan of Merger requires the affirmative vote of more than two-thirds of the outstanding shares of common stock of the Corporation. Detailed information concerning the Merger is set forth in the Proxy Statement, which we urge you to read carefully.


     YOUR BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE PLAN OF MERGER AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE CORPORATION AND ITS SHAREHOLDERS, AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE PLAN OF MERGER.


     In addition, at the Annual Meeting you will be asked to elect a Board of Directors to serve until consummation of the transactions contemplated by the Merger Agreement and the Plan of Merger and to ratify the designation of independent accountants. The list of proposed directors is contained in the Proxy Statement.

     Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares of common stock you own, please complete, sign, date and return the enclosed proxy promptly in the accompanying prepaid envelope.

                                         Sincerely yours,

                                         John L. Morgan
                                         CHAIRMAN

                         AMERICAN FILTRONA CORPORATION

                               RICHMOND, VIRGINIA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of Common Stock, $1.00 par value, of American Filtrona Corporation (the "Common Stock") will be held in the Second Floor Conference Room at NationsBank Center, 12th and Main Streets, Richmond, Virginia, on Tuesday, September 23, 1997, at 11:00 a.m., Eastern Daylight Time, for the following purposes:


     1. To approve the Agreement of Merger, dated as of July 29, 1997, by and among American Filtrona Corporation, FIL Holdings Corp. and FIL Merger Corp., and the related Plan of Merger;

     2. To elect a Board of Directors to serve until consummation of the proposed merger or, if the proposed merger is not consummated, for the ensuing year;

     3. To ratify the designation by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending December 31, 1997; and

     4. To transact such other business as may properly come before the meeting.

     Holders of shares of Common Stock of record at the close of business of the Nasdaq Stock Market on August 8, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Please complete, sign, date and return the enclosed proxy promptly, whether or not you expect to attend the meeting. A self-addressed, stamped envelope is enclosed for your convenience.

     If you are present at the meeting, you may vote in person even if you already have returned your proxy.

                                         By Order of the Board of Directors,
                                         ANNE B. GIBBS
                                         SECRETARY


August 25, 1997


       SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                         AMERICAN FILTRONA CORPORATION
                        3951 WESTERRE PARKWAY, SUITE 300
                            RICHMOND, VIRGINIA 23233

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS


                 Approximate date of mailing -- August 25, 1997



     Proxies in the form enclosed are solicited by the Board of Directors of American Filtrona Corporation (the "Corporation") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, September 23, 1997, and any adjournments thereof. At the Annual Meeting, holders of shares of common stock, $1.00 par value, of the Corporation (the "Common Stock") will be asked to consider and vote upon the approval of the Agreement of Merger (the "Merger Agreement"), dated as of July 29, 1997, by and among the Corporation, FIL Holdings Corp., a Delaware corporation ("Holdings") and indirect wholly-owned subsidiary of Bunzl plc, an English public limited company ("Bunzl plc"), and FIL Merger Corp., a Virginia corporation and wholly-owned subsidiary of Holdings ("Merger Subsidiary"), and the related plan of merger (the "Plan of Merger"), providing for the merger of Merger Subsidiary with and into the Corporation (the "Merger"), on the terms and subject to the conditions set forth in the Merger Agreement. Upon the consummation of the Merger, each outstanding share of Common Stock (other than shares held by Holdings and its subsidiaries) will be converted into the right to receive $46.52 in cash (the "Merger Consideration"). As a result of the Merger, the Corporation will become a wholly-owned subsidiary of Holdings . (With respect to the period following the consummation of the Merger, the Corporation may be referred to in this Proxy Statement as the "Surviving Corporation.")


     A copy of the Merger Agreement, including the Plan of Merger, is attached hereto as Annex I . The summaries of the portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.


     THE CORPORATION'S BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE PLAN OF MERGER AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE CORPORATION AND ITS SHAREHOLDERS, AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE PLAN OF MERGER. The Board of Directors has received the opinion, dated as of July 29, 1997, of Goldman Sachs & Co. ("Goldman Sachs"), the Corporation's financial advisor, as to the fairness as of July 29, 1997, of the $46.52 per share of Common Stock in cash to be received by holders of Common Stock pursuant to the Merger Agreement, excluding Holdings and its subsidiaries and WBT Holdings, LLC ("WBT") and RNBT Holdings, LLC ("RNBT") under the circumstances hereinafter described. The opinion of Goldman Sachs is included as Annex II hereto and is incorporated herein by reference. Shareholders are urged to read the opinion carefully in its entirety for further information respecting the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion. See "The Merger -- Reasons for Merger; Recommendation of the Board of Directors;" and " -- Opinion of Financial Advisor."


     At the Annual Meeting, shareholders of the Corporation also will be asked to elect a Board of Directors and ratify the designation of independent accountants. If the shareholders approve the Merger Agreement and the Plan of Merger and the Merger is consummated, the Board of Directors of the Surviving Corporation will be replaced by the Board of Directors of Merger Subsidiary.


     On August 8, 1997, the date for determining shareholders entitled to notice of and to vote at the Annual Meeting, there were 3,818,129 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.


     Any person giving a proxy (other than an irrevocable proxy coupled with an interest) may revoke it any time before it is voted by voting in person at the meeting or delivering another proxy, or written notice of revocation, to the Secretary of the Corporation. A proxy, if executed and not properly revoked, will be voted, and, if it contains any specific instructions, will be voted in accordance with such instructions.


     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY OTHER PERSON.

                            ------------------------


              The date of this Proxy Statement is August 25, 1997.

                               TABLE OF CONTENTS


                                                                                                                         PAGE
                                                                                                                     --------
SUMMARY..........................................................................................................           4
     The Annual Meeting..........................................................................................           4
     The Merger..................................................................................................           5

SELECTED FINANCIAL INFORMATION CONCERNING THE CORPORATION........................................................           8

ANNUAL MEETING...................................................................................................           9
     Place, Date and Time........................................................................................           9
     Record Date; Solicitation of Proxies........................................................................           9
     Vote Required...............................................................................................           9

THE MERGER.......................................................................................................          11
     General.....................................................................................................          11
     Background of Merger........................................................................................          11
     Reasons for Merger; Recommendation of the Board of Directors................................................          15
     Opinion of Financial Advisor................................................................................          17
     Certain Tax Consequences of the Merger......................................................................          20
     No Dissenters' Rights.......................................................................................          21
     Anticipated Accounting Treatment............................................................................          21
     Interests of Certain Persons in the Merger..................................................................          21
     Effective Time of the Merger................................................................................          22
     Payment for Shares of Common Stock..........................................................................          22
     No Solicitation; Fiduciary Duties...........................................................................          23
     Government and Regulatory Approvals and Filings.............................................................          23
     Terms of the Merger.........................................................................................          23
          General................................................................................................          23
          Amendment, Extension, Waiver...........................................................................          23
          Conditions to the Merger...............................................................................          24
          Conduct of Business Pending the Merger.................................................................          24
          Benefit Plans..........................................................................................          24
          Termination............................................................................................          25
          Guaranty...............................................................................................          25

MARKET PRICES AND DIVIDEND INFORMATION...........................................................................          25

SELECTED FINANCIAL INFORMATION CONCERNING THE CORPORATION........................................................          26

ELECTION OF DIRECTORS............................................................................................          27

SECTION 16(A)
  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................................................................          28

SECURITY OWNERSHIP...............................................................................................          29
     Security Ownership of Certain Beneficial Owners.............................................................          29
     Security Ownership of Certain Management of the Corporation.................................................          30

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS.................................................................          31
     Summary Compensation Table..................................................................................          31
     Option/SAR Grants in Last Fiscal Year.......................................................................          32
     Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values............................          32
     Retirement Benefits.........................................................................................          32
     Remuneration of Directors...................................................................................          33

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION......................................................          33

REPORT OF EXECUTIVE COMPENSATION COMMITTEE.......................................................................          33

PERFORMANCE GRAPH................................................................................................          35

                                                                                                                         PAGE
                                                                                                                     --------
INDEPENDENT ACCOUNTANTS..........................................................................................          35

ADDITIONAL INFORMATION...........................................................................................          35
     Incorporation of Certain Documents by Reference.............................................................          35

SHAREHOLDER PROPOSALS............................................................................................          36

OTHER MATTERS....................................................................................................          36

ANNEXES
     Merger Agreement and Plan of Merger.........................................................................     Annex I
     Opinion of Goldman Sachs....................................................................................    Annex II

                                    SUMMARY

     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION FOUND ELSEWHERE IN THIS PROXY STATEMENT. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT. ALL STATEMENTS IN THE FOLLOWING SUMMARY ARE QUALIFIED BY AND ARE MADE SUBJECT TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND THE ANNEXES ATTACHED HERETO, WHICH YOU ARE URGED TO READ IN THEIR ENTIRETY.

THE ANNUAL MEETING

  PLACE, DATE AND TIME.


     The Annual Meeting of Shareholders of the Corporation will be held in the Second Floor Conference Room at NationsBank Center, 12th and Main Streets, Richmond, Virginia, on Tuesday, September 23, 1997, at 11:00 a.m., Eastern Daylight Time.


  RECORD DATE; SHARES OF COMMON STOCK ENTITLED TO VOTE.


     The Board of Directors has fixed the close of business of The Nasdaq Stock Market on August 8, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. See "Annual Meeting -- Record Date; Solicitation of Proxies."


  PURPOSE OF THE ANNUAL MEETING.


     At the Annual Meeting, holders of Common Stock will be asked to (i) approve the Merger Agreement and the Plan of Merger, providing for the merger of Merger Subsidiary, a wholly-owned subsidiary of Holdings, with and into the Corporation, whereby the Surviving Corporation will become a wholly-owned subsidiary of Holdings, (ii) elect a Board of Directors to serve until consummation of the Merger or until the next annual meeting of shareholders if the Merger is not consummated and (iii) ratify the designation of independent accountants.


  VOTE REQUIRED; PROXIES.


     A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Annual Meeting. Approval of the Merger Agreement and the Plan of Merger requires the affirmative vote of the holders of more than two-thirds of the shares of Common Stock outstanding as of the Record Date. At the Record Date, 3,818,129 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. See "Annual Meeting -- Record Date; Solicitation of Proxies." The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors.


     Shares of Common Stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR (i) approval of the Merger Agreement and the Plan of Merger, (ii) the election of all of the nominees as directors and (iii) the designation of Coopers & Lybrand L.L.P. as the Corporation's independent accountants, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter that may properly come before the Annual Meeting and of which the Corporation is not presently aware. Under the rules of the National Association of Securities Dealers, Inc. (the "NASD"), although brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Merger Agreement and the Plan of Merger absent instructions. A broker non-vote will have the effect of a negative vote on the approval of the Merger Agreement and the Plan of Merger. Similarly, a failure to return a properly executed proxy or an abstention will have the effect of a negative vote on the approval of the Merger Agreement and the Plan of Merger. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast in such election.

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named in the proxy to vote in accordance with their best judgment on matters incident to the conduct of the Annual Meeting.

     Any shareholder may revoke a proxy (other than an irrevocable proxy coupled with an interest) at any time before it is voted by filing with the Corporate Secretary of the Corporation an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     In addition to the solicitation of proxies by use of the mails, proxies also may be solicited by the Corporation and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Corporation will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Corporation will bear all other costs of the Annual Meeting and of soliciting proxies therefor, including the cost of printing and mailing this Proxy Statement and related materials.


     Certain members of (i) the family of the late Walter H. Bunzl and (ii) the family of Rudolph H. Bunzl and certain of their respective affiliates have granted to Holdings irrevocable proxies with respect to the voting of approximately 45.8% of the outstanding shares of Common Stock for the approval of the Merger Agreement and the Plan of Merger (each, an "Irrevocable Proxy"). Holdings intends to vote all shares of Common Stock subject to the Irrevocable Proxies granted by the family of Rudolph H. Bunzl and their affiliates for the approval of the Agreement of Merger and the Plan of Merger. Whether or not the
W. H. Bunzl Interests (as hereinafter defined) exercise their rights under the Acquisition Agreement, (see "The Merger -- Interests of Certain Persons in the Merger-Acquisition Agreement"), Holdings intends to vote all shares of Common Stock subject to the Irrevocable Proxies granted by the family of the late Walter Bunzl and their affilates for the approval of the Merger Agreement and the Plan of Merger. The current directors and executive officers of the Corporation (other than those persons referenced in the first sentence of this paragraph) also have indicated that they intend to vote approximately an additional 7.6% of the outstanding shares of Common Stock for the approval of the Merger Agreement and the Plan of Merger. Thus the current directors and executive officers of the Corporation and the members of the family of the late Walter H. Bunzl and the family of Rudolph H. Bunzl and certain of their respective affiliates have indicated their intent to vote, or granted Irrevocable Proxies to vote, an aggregate of 53.4% of the outstanding shares of Common Stock FOR the approval of the Merger Agreement and the Plan of Merger. See "Annual Meeting -- Vote Required."


THE MERGER

  PARTIES TO THE MERGER AGREEMENT.

     The following entities are parties to the Merger Agreement:


     THE CORPORATION. The Corporation is engaged in the manufacture and sale of bonded fibers and plastic products. The address and telephone number of the Corporation's executive offices are 3951 Westerre Parkway, Suite 300, Richmond, Virginia 23233, and (804) 346-2400.



     HOLDINGS. Holdings is a newly-formed Delaware corporation created solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Holdings is an indirect wholly-owned subsidiary of Bunzl plc. The address and telephone number of Holdings' principal executive offices are 7400 Whitepine Road, Richmond, Virginia 23237, and (804) 275-7850.



     MERGER SUBSIDIARY. Merger Subsidiary is a newly-formed Virginia corporation created solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Subsidiary is a wholly-owned subsidiary of Holdings. The address and telephone number of Merger Subsidiary's principal executive offices are 7400 Whitepine Road, Richmond, Virginia 23237, and (804) 275-7850.


  GENERAL.

     If the Merger Agreement and the Plan of Merger are approved by the requisite vote, and all other conditions to the obligations of the parties are satisfied or waived, Merger Subsidiary will merge with and into the Corporation. Pursuant to the Merger, each share of Common Stock will be canceled and converted automatically into the right to receive the Merger Consideration, other than shares owned by Holdings and its subsidiaries (which will be automatically canceled and extinguished). Each outstanding share of common stock of Merger Subsidiary will be converted automatically into one share of common stock of the Surviving Corporation.

  RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER.

     The Board of Directors of the Corporation, at a special meeting on July 29, 1997, unanimously approved the Merger Agreement and the Plan of Merger and directed that the Merger Agreement and the Plan of Merger be submitted to the shareholders of the Corporation for their approval. The Board of Directors has determined that the Merger is fair to, and in the best interests of, the Corporation and its shareholders and recommends that the shareholders vote FOR approval of the Merger Agreement and the Plan of Merger. In reaching its decision to approve the Merger Agreement and the Plan of Merger, the Board of Directors considered a number of factors. For a discussion of the factors considered by the Board in reaching its determination, see "The
Merger -- Reasons for Merger; Recommendation of the Board of Directors;" and
" -- Opinion of Financial Advisor."

  OPINION OF FINANCIAL ADVISOR.


     Goldman Sachs has delivered its written opinion to the Board of Directors of the Corporation that, as of July 29, 1997, the $46.52 per share of Common Stock in cash to be received by the holders of Common Stock pursuant to the Merger Agreement, excluding Holdings and its subsidiaries and WBT and RNBT under the circumstances hereinafter described, is fair to such holders.

     The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex II and is incorporated herein by reference. Holders of Common Stock are urged to, and should, read such opinion in its entirety. See "The Merger -- Reasons for Merger; Recommendation of the Board of Directors;" and " -- Opinion of Financial Advisor."

  NO SOLICITATION; FIDUCIARY DUTIES.

     Pursuant to the Merger Agreement, neither the Corporation, nor its officers, directors or agents may solicit or encourage in any manner, including by way of furnishing information, any merger, acquisition or takeover proposal for the Corporation or its shares or any significant portion of its assets or businesses, however structured or to be effected, unless the Corporation's Board of Directors concludes in good faith, after receiving the advice of its counsel, that the failure to take such action would violate the fiduciary obligations of the directors under applicable law. See "The Merger -- No Solicitation; Fiduciary Duties."

  INTERESTS OF CERTAIN PERSONS IN THE MERGER.

     In addition to (i) shares of Common Stock held by directors and executive officers of the Corporation, for which they will receive the same consideration as other shareholders of the Corporation, and (ii) options to acquire shares of Common Stock granted pursuant to certain Corporation compensation plans, which will be treated as described below under "The Merger -- General," certain employees of the Corporation and its subsidiaries are parties to agreements with the Corporation pursuant to which significant payments and other benefits may be provided to such persons in the event the employment of such persons by the Corporation or one of its subsidiaries is terminated under certain circumstances. See "The Merger -- Interests of Certain Persons in the Merger."

     The Merger Agreement contains certain provisions with respect to various employee benefit plans of the Corporation. See "The Merger -- Terms of the Merger - Benefit Plans."

     Bennett L. Kight, Esq., a director of the Corporation, as a fiduciary of certain trusts established for the benefit of certain members of the family of the late Walter H. Bunzl (the "Walter Bunzl Family") and a director of a charitable foundation, may be deemed to beneficially own 27.8% of the outstanding shares of Common Stock. Certain of these shares are held directly by WBT, a Georgia limited liability company whose membership interests are held by certain trusts for the Walter Bunzl Family and the charitable foundation (together with such trusts and foundation and the Walter Bunzl Family, the "W.
H. Bunzl Interests"). WBT, RNBT, a Georgia limited liability company whose membership interests are held by certain trusts for the Walter Bunzl Family, and Holdings have entered into an acquisition agreement dated July 29, 1997 (the "Acquisition Agreement"), pursuant to which, upon notice by WBT and RNBT delivered in advance of the Merger, (i) WBT and RNBT will transfer 959,364 shares of Common Stock to WB Parent LLC, a Delaware limited liability company wholly owned by WBT and RNBT ("WB Parent"); and (ii) WBT and RNBT will sell all of the limited liability company ownership interests in WB Parent to Holdings concurrently with the effectiveness of the Merger.


  ANTICIPATED ACCOUNTING TREATMENT.


     The Merger will be accounted for by Holdings as a "purchase" for accounting and financial reporting purposes. See "The Merger -- Anticipated Accounting Treatment."


  CERTAIN TAX CONSEQUENCES OF THE MERGER.


     The disposition of shares of Common Stock in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Shareholders are urged to consult their own tax advisors as to the particular tax consequences of the Merger, including the applicability and effect of state, local, foreign and other taxes. See "The Merger -- Certain Tax Consequences of the Merger."

  EFFECTIVE TIME OF THE MERGER; PAYMENT FOR COMMON STOCK.


     On the closing date of the Merger (the "Closing Date") (or such later date as the parties may agree), the Corporation and Merger Subsidiary will file Articles of Merger with the State Corporation Commission of the Commonwealth of Virginia (the "Virginia Commission") executed in accordance with the relevant provisions of the Virginia Stock Corporation Act (the "Virginia Act"). The Merger shall become effective upon the issuance of a Certificate of Merger by the Virginia Commission unless a later time and date is specified in the Articles of Merger (the "Effective Time"). See "The Merger -- Terms of the Merger - Conditions to the Merger;" and " -- Effective Time of the Merger."


     Detailed instructions with regard to the surrender of certificates, to be accompanied by a letter of transmittal, will be forwarded to holders of certificates formerly evidencing shares of Common Stock promptly following the Effective Time by ChaseMellon Shareholder Services L.L.C. (the "Exchange Agent"). Payment will be made to such former holders of shares of Common Stock promptly following receipt by the Exchange Agent of certificates for their shares of Common Stock and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. See "The Merger -- Payment for Shares of Common Stock."

         STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY
            CARD. IF THE MERGER IS CONSUMMATED, SHAREHOLDERS WILL BE
       FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK
                         FOR THE MERGER CONSIDERATION.


  CONDITIONS TO THE MERGER.


     The obligations of the Corporation, Holdings and Merger Subsidiary to consummate the Merger are subject to waiver or satisfaction of certain conditions, including obtaining requisite shareholder and regulatory approvals. See "The Merger -- Terms of the Merger - Conditions to the Merger;" and
" -- Government and Regulatory Approvals and Filings."


  TERMINATION; FEES AND EXPENSES.


     The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the Board of Directors of the Corporation and the Board of Directors of Holdings or by either Holdings or the Corporation if certain conditions to the obligations of the parties are not met or other specified events occur.

     If the Merger Agreement is terminated by the Corporation or Holdings for specified reasons, the Corporation will pay Holdings expenses incurred by Holdings or its affiliates since June 26, 1997, up to an amount equal to 1% of the product of the Merger Consideration and the total number of outstanding shares of Common Stock of the Corporation (the "Expenses") and, if a Competing Transaction is consummated on or before July 30, 1998, the Corporation will pay Holdings a fee equal to 2% of the product of the Merger Consideration and the total number of outstanding shares of Common Stock of the Corporation (the "Fee"). A "Competing Transaction" is defined to mean (i) any merger, consolidation, share exchange, business combination or other similar transaction involving the Corporation or a significant subsidiary of the Corporation; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of the Corporation, taken as a whole, in a single transaction or series of transactions; (iii) any tender or exchange offer for 25% or more of the outstanding shares of the Common Stock or the filing of a registration statement under the Securities Act of 1933 (the "Securities Act") in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. See "The Merger -- Terms of the Merger - Termination."


  GUARANTY.


     Bunzl USA, Inc., a wholly-owned indirect subsidiary of Bunzl plc ("Bunzl USA"), has guaranteed the performance of all obligations of Holdings and Merger Subsidiary under the Merger Agreement.

NO DISSENTERS' RIGHTS

     The shareholders of the Corporation, whether or not they vote at the Annual Meeting, will not be entitled to dissenters' rights and will be bound by the terms and conditions of the Merger Agreement if the Merger is consummated. See "The Merger -- No Dissenters' Rights."

GOVERNMENT AND REGULATORY APPROVALS AND FILINGS


     The consummation of the Merger is subject to the expiration or early termination of the relevant waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Such early termination was granted on August 11, 1997. See "The Merger -- Government and Regulatory Approvals and Filings."


MARKET PRICES AND DIVIDEND INFORMATION


     The Common Stock is listed and traded on The Nasdaq Stock Market. As of November 4, 1996, the last date on which the Common Stock was traded prior to the public announcement by the Corporation that it had entered into negotiations with WBT regarding a proposed sale of the Corporation that subsequently were terminated, the high and low sales prices of the Common Stock on the Nasdaq Stock Market were $33 1/2 per share and $33 per share, respectively. On July 1, 1997, the last date on which the Common Stock was traded prior to the public announcement by the Corporation that it had entered into a letter of intent with Bunzl plc regarding a proposed sale of the Corporation, the high and low sales prices of the Common Stock on the Nasdaq Stock Market were $42 3/4 per share and $41 1/2 per share, respectively. On August 22, 1997, the latest practicable trading day before the printing of this Proxy Statement, the high and low sales prices of the Common Stock on the Nasdaq Stock Market were $45 15/16 per share and $45 7/8 per share, respectively.

           SELECTED FINANCIAL INFORMATION CONCERNING THE CORPORATION

     The selected summary consolidated financial data presented below for each of the last five fiscal years ended December 31, 1996, and the six months ended June 30, 1997 and 1996, have been derived from the Corporation's historical financial statements. This data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, which is incorporated by reference into this Proxy Statement. See "Additional Information -- Incorporation of Certain Documents by Reference."


                                                                IN THOUSANDS EXCEPT PER SHARE AMOUNTS
                                             SIX MONTHS ENDED
                                           JUNE 30, (UNAUDITED)                    YEARS ENDED DECEMBER 31,
                                           --------------------    --------------------------------------------------------
                                             1997        1996        1996        1995        1994        1993        1992
                                           --------    --------    --------    --------    --------    --------    --------
INCOME STATEMENT DATA
Total Revenues                             $105,013    $ 97,892    $194,841    $177,848    $150,191    $131,531    $122,868
Income Before Income Taxes                   10,808       9,053      19,438      15,554      12,231      10,480       9,720
Income From Continuing Operations             6,908       5,878      12,438      10,104       7,806       6,705       6,420
Net Income                                    6,908       5,878      12,438      10,104      11,761       7,316       1,212

PER SHARE (DOLLARS)
Earnings (Loss)
  Continuing Operations                        1.81        1.57        3.32        2.70        2.08        1.80        1.73
  Discontinued Operations                        --          --          --          --        1.05         .16       (1.40)
                                           --------    --------    --------    --------    --------    --------    --------
  Net Income                                   1.81        1.57        3.32        2.70        3.13        1.96         .33

BALANCE SHEET DATA
  (at end of period)
Working Capital                              65,693      57,674      60,476      54,246      47,016      48,219      31,841
Total Assets                                122,661     111,240     117,554     108,266      99,709      87,094      80,542
Total Assets Less Deferred Research and
  Development Charges and Excess of Cost
  of Assets Acquired Over Book Value        118,176     106,346     112,861     103,169      94,276      82,754      75,872
Long-term Debt                                   --          --          --         650       1,300          --          --
Shareholders' Equity                         99,733      88,857      93,397      84,825      78,365      70,966      67,042

BOOK VALUE PER SHARE OF COMMON STOCK          26.13       23.75       24.87       22.71       20.98       18.98       18.03

CASH DIVIDENDS DECLARED AND PAID PER
  SHARE OF COMMON STOCK                         .56         .53        1.09        1.03         .98         .95         .94

                                 ANNUAL MEETING

PLACE, DATE AND TIME


     The Annual Meeting of Shareholders of the Corporation will be held in the Second Floor Conference Room at NationsBank Center, 12th and Main Streets, Richmond, Virginia, on Tuesday, September 23, 1997, at 11:00 a.m. Eastern Daylight Time.


RECORD DATE; SOLICITATION OF PROXIES


     The Board of Directors of the Corporation has fixed the close of business of the Nasdaq Stock Market on August 8, 1997, as the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At the Record Date, there were 3,818,129 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting held by approximately 1,200 holders of record. Holders of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record at the Record Date.


     In addition to the solicitation of proxies by use of the mails, proxies also may be solicited by the Corporation and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Corporation will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Corporation will bear the costs of the Annual Meeting and of soliciting proxies therefor, including the cost of printing and mailing this Proxy Statement and related materials. Any questions or requests for assistance regarding the Corporation's proxies and related materials may be directed in writing to Anne B. Gibbs, Secretary, American Filtrona Corporation, P.O. Box 31640, Richmond, Virginia 23294.

VOTE REQUIRED

     A majority of the outstanding shares of Common Stock entitled to vote as of the Record Date, represented in person or by proxy, is required for a quorum at the Annual Meeting. The affirmative vote of more than two-thirds of the outstanding shares of Common Stock as of the Record Date is required for approval of the Merger Agreement and the Plan of Merger. Abstentions may be specified with respect to the approval of the Merger Agreement and the Plan of Merger and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a negative vote.

     The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Votes that are withheld and shares that are held in street name that are not voted in the election of directors will not be included in determining votes cast for such election.

     Shares of Common Stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR (i) approval of the Merger Agreement and the Plan of Merger, (ii) the election of all of the nominees as directors and (iii) the designation of Coopers and Lybrand L.L.P. as the Corporation's independent accountants, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter that may properly come before the Annual Meeting and of which the Corporation is not presently aware.

     Under the rules of the NASD, although brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the approval of the Merger Agreement and the Plan of Merger absent instructions. Brokers who do not receive instructions but who are present, in person or by proxy, at the Annual Meeting will be counted as present for quorum purposes. A broker non-vote will have the effect of a negative vote on the approval of the Merger Agreement and the Plan of Merger. Similarly, a failure to return a properly executed proxy or an abstention will have the effect of a negative vote on the approval of the Merger Agreement and the Plan of Merger.


     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Annual Meeting.



     Any shareholder may revoke his, her or its proxy (other than an irrevocable proxy coupled with an interest) at any time before it is voted by filing with the Corporate Secretary of the Corporation an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.


     As of June 30, 1997, the current directors and executive officers of the Corporation and their respective affiliates as a group beneficially owned 2,118,682 shares (approximately 55.5%) of the outstanding shares of Common Stock, including 99,800 shares that such directors and executive officers have the right to acquire through the exercise of presently exercisable Stock Options (as hereinafter defined), but also including 1,653,946 shares as to which the directors and executive officers either disclaimed beneficial ownership or did not have sole dispositive and voting power. See "Security Ownership -- Security Ownership of Certain Beneficial Owners;" and " -- Security Ownership of Certain Management of the Corporation." SUCH DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION, INCLUDING MR. BUNZL, HAVE INDICATED THAT THEY INTEND TO VOTE THE 464,736 SHARES AS TO WHICH THEY PRESENTLY HAVE SOLE VOTING POWER (APPROXIMATELY 12.17% OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING) FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE PLAN OF MERGER.



     Each of Bennett L. Kight, Frances B. Bunzl, Rudolph H. Bunzl and trustees of certain trusts for the benefit of members of the family of Rudolph H. Bunzl has executed an Irrevocable Proxy appointing Holdings as his or her sole and exclusive agent and attorney-in-fact to vote all shares of Common Stock in which such person has a beneficial interest for the approval of the Merger Agreement and the Plan of Merger. Each Irrevocable Proxy will terminate upon termination of the Merger Agreement, provided that an Irrevocable Proxy will not terminate if the grantor thereof or any of his or her affiliates has breached his or her respective obligations in connection with the Merger Agreement in a manner that proximately contributed to the termination of the Merger Agreement. Irrevocable Proxies covering 1,748,599 shares of Common Stock, or approximately 45.8% of the outstanding Common Stock have been granted to Holdings. Holdings intends to vote all shares of Common Stock subject to the Irrevocable Proxies granted by the family of Rudolph H. Bunzl and their affiliates for the approval of the Agreement of Merger and the Plan of Merger. Whether or not the W. H. Bunzl Interests exercise their rights under the Acquisition Agreement (see "The
Merger -- Interests of Certain Persons in the Merger-Acquisition Agreement"), Holdings intends to vote all shares of Common Stock subject to the Irrevocable Proxies granted by the family of the late Walter Bunzl and their affiliates for the approval of the Merger Agreement and the Plan of Merger. THUS THE CURRENT DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION AND THE MEMBERS OF THE FAMILY OF THE LATE WALTER H. BUNZL AND THE FAMILY OF RUDOLPH H. BUNZL AND CERTAIN OF THEIR RESPECTIVE AFFILIATES HAVE INDICATED THEIR INTENT TO VOTE, OR GRANTED IRREVOCABLE PROXIES TO VOTE, AN AGGREGATE OF 53.4% OF THE OUTSTANDING SHARES OF COMMON STOCK FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE PLAN OF MERGER.


     IN ADDITION TO (I) SHARES OF COMMON STOCK HELD BY DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION, FOR WHICH THEY WILL RECEIVE THE SAME CONSIDERATION AS OTHER SHAREHOLDERS OF THE CORPORATION, AND (II) STOCK OPTIONS GRANTED PURSUANT TO CERTAIN CORPORATION COMPENSATION PLANS, WHICH WILL BE TREATED AS DESCRIBED BELOW UNDER "THE MERGER -- GENERAL," CERTAIN EXECUTIVE OFFICERS OF THE CORPORATION ARE PARTIES TO AGREEMENTS WITH THE CORPORATION PURSUANT TO WHICH SIGNIFICANT PAYMENTS AND OTHER BENEFITS MAY BE PROVIDED TO SUCH PERSONS IN THE EVENT THEIR EMPLOYMENT BY THE CORPORATION OR ONE OF ITS SUBSIDIARIES IS TERMINATED UNDER CERTAIN CIRCUMSTANCES.

     SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

     STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY. IF THE MERGER IS CONSUMMATED, SHAREHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK FOR THE MERGER CONSIDERATION.

                                   THE MERGER

GENERAL

     The following information with respect to the Merger is qualified in its entirety by reference to the complete text of the Merger Agreement (including the Plan of Merger), a copy of which is included in this Proxy Statement as Annex I. The Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. If the Merger Agreement and the Plan of Merger are approved by the holders of more than two-thirds of the outstanding shares of Common Stock at the Annual Meeting, and all other conditions to the obligations of the parties thereto are satisfied or waived, the Merger will be consummated and Merger Subsidiary will merge with and into the Corporation at the Effective Time. The Corporation will be the Surviving Corporation in the Merger.

     Pursuant to the Merger, each share of Common Stock issued and outstanding at the Effective Time, other than shares owned by Holdings and its subsidiaries (which will be automatically canceled and extinguished), will be canceled and converted automatically into the right to receive the Merger Consideration. Each outstanding share of common stock of Merger Subsidiary will be converted automatically into one share of common stock of the Surviving Corporation. As a result of the Merger, shareholders of the Corporation will cease to have an equity interest in, or possess any rights as shareholders of, the Surviving Corporation.

     Pursuant to the Merger Agreement, each exercisable Stock Option (as defined below), and any rights thereunder, outstanding and unexercised immediately prior to the Effective Time shall be canceled at the Effective Time in exchange for the right to receive an amount in cash equal to the product of (i) the number of shares of Common Stock underlying any unexercised portion of such Stock Option immediately prior to the Effective Time and (ii) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Stock Option, subject to applicable withholding taxes. A "Stock Option" refers to an option, warrant, stock appreciation right or right of any kind to purchase shares of Common Stock.


     At the Closing Date, Stock Options having a per share exercise price under $46.52 will be outstanding and exercisable for an aggregate of 257,300 shares of Common Stock, entitling the holders to an aggregate amount of cash equal to $4,801,874.13 if no such Stock Options are exercised or lapse in accordance with their terms prior to the Effective Time. All of such Stock Options will be exercisable in full.


BACKGROUND OF MERGER

     The terms and conditions of the Merger were determined through arms-length negotiations between the representatives of the Corporation and Holdings. The following is a brief discussion of the history of the transaction.


     Since the Corporation's initial public offering in 1972, members of the families of Rudolph H. Bunzl and the late Walter H. Bunzl have beneficially owned in excess of 40% of the Common Stock. Beginning in 1992, at several of its regularly scheduled meetings, the Board of Directors of the Corporation discussed a number of alternative courses of action to maximize shareholder value while pursuing two additional goals: (i) to make efficient use of the substantial cash reserves accumulated by the Corporation; and (ii) to permit the members of the family of Rudolph H. Bunzl (collectively, the "R. H. Bunzl Interests") to pursue their stated objective of diversifying some but not all of their significant stock holdings in the Corporation. (At the time these discussions commenced, Bennett L. Kight served as co-trustee for trusts for the benefit of members of the Walter Bunzl Family, as well as co-trustee for trusts for the benefit of certain of the R. H. Bunzl Interests.) Because of the relatively limited market for the Common Stock, an open market sale of a large portion of the shares of Common Stock held by or for the benefit of the R. H. Bunzl Interests would have been expected to reduce the market price of the Common Stock significantly.


     Among the available alternatives, the Board focused on an issuer tender offer in which (i) the W. H. Bunzl Interests and the R. H. Bunzl Interests would have sold relatively equal percentages of their Common Stock holdings and (ii) the public shareholders could have participated. The Board was advised that, if structured properly, the issuer tender offer could permit the Corporation to achieve the goals outlined above without significantly altering the relative ownership positions of the W. H. Bunzl Interests and the R. H. Bunzl Interests, which the Board concluded, for reasons discussed in the next paragraph, was in the best interests of the Corporation. The Board also received advice that the issuer tender offer could be structured to provide capital gains tax treatment for most shareholders.

     Mr. Kight, however, informed the Board that he had concluded that the issuer tender offer was not in the best interests of the W. H. Bunzl Interests because of the large number of shares of Common Stock that would have to be tendered by such trusts in the aggregate and because of the tax costs of the transaction. Mr. Kight did express his willingness to cooperate if the trusts for the benefit of the R. H. Bunzl Interests wished to participate in the issuer tender offer. After further discussion, the Board of Directors concluded that it was not in the best interests of the Corporation to pursue an issuer tender offer under those circumstances. An issuer tender offer in which only public shareholders and the R. H. Bunzl Interests participated would have eliminated the substantially comparable ownership positions of the R. H. Bunzl Interests and the W. H. Bunzl Interests, resulting in a sudden change in control of the Corporation.

     Because of the perceived benefits that could be made available to the Corporation's shareholders by an issuer tender offer, and in order to avoid the potential results of such a sudden change in control, in the summer of 1995, the Board of Directors appointed two of its members to a committee to attempt to negotiate a continuity agreement with the W. H. Bunzl Interests. As proposed, the continuity agreement would have permitted the issuer tender offer to go forward with participation of the R. H. Bunzl Interests and the public shareholders, while obligating the W. H. Bunzl Interests not to use its resulting increased ownership position to change a majority of the Board of Directors for a transition period of several years. After several months of negotiations, in late 1995, the Board abandoned efforts with respect to such a continuity agreement.

     In January 1996, the Corporation, with the unanimous approval of the Board (except for Mr. Kight), engaged Goldman Sachs to act as its financial advisor to assist the Corporation in its analysis and consideration of various financial alternatives. In February 1996, Goldman Sachs discussed with the Board of Directors various possible transactions in which the Corporation might engage in order to achieve the primary goal of maximizing shareholder value while also addressing the goals of efficient use of cash reserves for the benefit of all shareholders and diversification of the investment of the R. H. Bunzl Interests. In the course of these discussions, members of the Board of Directors again asked Mr. Kight whether the W. H. Bunzl Interests would be willing to participate in an issuer tender offer. After Mr. Kight reiterated the unwillingness of the W. H. Bunzl Interests to tender any shares in such a transaction, the Corporation requested that Goldman Sachs study a possible sale of the Corporation.

     After discussions with Goldman Sachs, in April 1996, the Board authorized the Corporation's management to pursue a sale of the Corporation with the assistance of Goldman Sachs and the Corporation's legal counsel, Hunton & Williams. Throughout the spring of 1996, the Board attempted to reach agreement with the W. H. Bunzl Interests with respect to a sale process that the W. H. Bunzl Interests would be willing to support. As proposed by the Board, such an agreement would have permitted the W. H. Bunzl Interests to make an offer to purchase the Corporation, but would have obligated the W. H. Bunzl Interests to sell their shares of Common Stock if a third party made a superior offer. The W.
H. Bunzl Interests declined to agree in advance to support a sale of the Corporation to another party.

     While these discussions between the Corporation and the W. H. Bunzl Interests were ongoing, in May 1996, WBT made an offer to acquire the Corporation in a cash merger at a price of approximately $40.00 per share of Common Stock. After discussion, the Board of Directors rejected this offer because it concluded that the price was inadequate. The Board authorized the Corporation's management to continue discussions of possible transactions with the W. H. Bunzl Interests. In June 1996, the Corporation and WBT entered into an informal agreement with respect to the process by which the Corporation would pursue a sale (the "Process Agreement"). The Process Agreement provided, among other things, that the Corporation would negotiate exclusively with WBT until the parties had entered into an acquisition agreement. The Process Agreement also provided that the W. H. Bunzl Interests would consider selling their shares of Common Stock in the event the Corporation received a superior offer.

     For the next six weeks, the W. H. Bunzl Interests and their representatives conducted a business and financial review of the Corporation. On July 24, 1996, the Board of Directors created a Special Committee, to which neither the employee-directors of the Corporation nor Mr. Kight belonged, to conduct the sales process and negotiate with all potential acquirors. The Special Committee consisted at its inception of Rudolph H. Bunzl, Manuel Deese, Stanley F. Pauley, Gilbert M. Rosenthal, Wallace Stettinius, Bernard C. Wampler and Harry H. Warner. (Messrs. Bunzl and Stettinius withdrew from the Special Committee in December 1996 because, as a significant shareholder and a trustee for trusts with significant share holdings, respectively, they were receiving unsolicited direct overtures from potential bidders.) On August 12, 1996, WBT presented a new formal merger proposal to the Special Committee providing for a merger between the Corporation and a subsidiary of WBT at a price of $38.00 per share of Common Stock. The Special Committee considered the reduced offer at a meeting on August 16, 1996, and voted to reject the offer as inadequate. At that time, the Special Committee informed WBT that the Corporation would entertain further offers from WBT (and would continue exclusive negotiations with WBT) only until August 30, 1996.

     Upon notification by WBT that it would be unable to improve its offer in a timely fashion, the Special Committee recommended, and the Board authorized, the Corporation to explore with its advisors the possibility of a sale of the Corporation to a limited number of potential strategic and financial acquirors, including Bunzl plc. While Goldman Sachs was making inquiries of several potential acquirors, WBT informed the Special Committee in mid-September 1996 that in view of the expiration of the Process Agreement on August 30, 1996, WBT was attempting to formulate an improved offer to acquire the Corporation at $42.00 per share of Common Stock with the support of a potential equity partner with whom it had entered into confidential negotiations. The potential equity partner was later identified as Bunzl plc. Goldman Sachs' inquiries did not result in any formal acquisition offers for the Corporation. On September 24, 1996, WBT made a revised formal offer to acquire the Corporation at $42.00 per share, indicating at that time that, as a part of its proposal, WBT intended to cause the Corporation to sell the Corporation's bonded fibers business (the "Fibers Business") to a subsidiary of Bunzl plc immediately following the consummation of the merger.

     Throughout October 1996, the Special Committee and its advisors negotiated with WBT in an attempt to improve the price offered and to reach agreement on other terms of a letter of intent. On October 23, 1996, WBT increased its offer to $43.00.

     On November 7, 1996, certain of the R. H. Bunzl Interests brought suit against Bennett L. Kight in the U. S. District Court for the Eastern District of Virginia seeking to have Mr. Kight removed as co-trustee from all trusts for the benefit of any of the R. H. Bunzl Interests and to prevent him from proceeding with the WBT acquisition proposal so long as he continued in that fiduciary capacity. The litigation focused on Mr. Kight's simultaneous services both as co-trustee for the benefit of members of the Walter Bunzl Family who would be buyers in connection with the WBT acquisition proposal and as co-trustee for the benefit of the R. H. Bunzl Interests who would be sellers. During the pendency of the litigation, all negotiations between the Corporation and WBT were suspended. The parties settled the litigation on December 9, 1996. Pursuant to that settlement, Mr. Kight resigned as co-trustee for all trusts for the benefit of the R. H. Bunzl Interests and was replaced by court-approved interim co-trustees.

     The Corporation and WBT resumed negotiations in mid-December 1996. After several meetings of the Special Committee and numerous discussions among the parties, the Special Committee approved on December 12, 1996, a letter of intent with WBT (i) providing for a cash merger between the Corporation and a subsidiary of WBT at a per share price of $43.00, and (ii) contemplating the subsequent sale of the Fibers Business by the Corporation to Bunzl plc (the "WBT Letter of Intent"). The WBT Letter of Intent provided, among other things, that the Corporation could solicit additional offers from up to ten potential acquirors and that the Corporation could pursue discussions with unsolicited parties during the negotiation with WBT of a final merger agreement. The WBT Letter of Intent did not indicate the price that Bunzl plc had agreed to pay for the Fibers Business but included an agreement to disclose such amount before the Board of Directors would consider and approve the final merger agreement. For the next month: (i) WBT, its lender and Bunzl plc continued their business and financial review of the Corporation; (ii) Goldman Sachs explored possible interest in alternative transactions with other solicited prospective buyers and unsolicited offerors; and (iii) representatives of WBT, Bunzl plc and the Corporation engaged in negotiations to finalize the appropriate documentation. Only one potential acquiror engaged in substantive discussions with Goldman Sachs and Hunton & Williams.

     That party (the "Second Bidder"), made a formal offer on January 17, 1997, to enter into a letter of intent to acquire the Corporation through a leveraged recapitalization at $46.00 per share of Common Stock (the "Alternative Offer"). The Special Committee met several times to discuss the Alternative Offer, and on January 22, 1997, authorized Goldman Sachs and Hunton & Williams to engage in discussions with the Second Bidder concerning the Alternative Offer. Following these discussions, the Second Bidder revised the Alternative Offer to provide for a merger of the Corporation with an entity to be formed by the Second Bidder. As required by the WBT Letter of Intent, the Corporation informed Holdings of the Alternative Offer. On January 23, 1997, the W. H. Bunzl Interests informed the Special Committee that they would not agree to support the Alternative Offer; and on January 30, 1997, WBT indicated it would be willing to increase its offer to $44.50 per share under certain circumstances.

     The Special Committee met on February 4, 1997, with representatives of Goldman Sachs and Hunton & Williams to consider the two offers for the Corporation. The Special Committee reviewed the terms of the two offers, considering the substantial negotiations and documentation that had already been done in connection with the WBT offer; the financing required to consummate the two offers, including the financing commitment WBT already had obtained; the additional time necessary to consummate the Alternative Offer; other conditions to the Alternative Offer, including completion of a due diligence review, obtaining required financing and agreement by the R. H. Bunzl Interests and the Corporation's officers and directors (other than Mr. Kight) to vote their shares in favor of the Alternative Offer; and uncertainties and anticipated costs of consummating the Alternative Offer over the opposition of the W. H. Bunzl Interests. These costs would have resulted from the additional legal, accounting and other fees that the Corporation would incur in structuring and negotiating final documentation of the Alternative Offer, as well as costs incurred in connection with the Second Bidder's due diligence review. After discussion, the Special Committee authorized Goldman Sachs and Hunton & Williams to attempt to conduct a final round of blind bidding between the two offerors.

     Each of the two offerors was told that (i) they should deliver their final bid to Goldman Sachs no later than the afternoon of February 7, 1997; (ii) if the Second Bidder's final bid was $1.00 or more per share in excess of WBT's final bid (which was believed by the Special Committee to approximate reasonably the relative uncertainties and timing of the two offers), the Corporation would enter into an agreement with the Second Bidder; and (iii) if the Second Bidder's final bid was not more than $1.00 per share in excess of WBT's final bid, the Corporation would enter into an agreement with WBT. The Special Committee was scheduled to meet on February 7, 1997, to receive and consider the final bids.

     During the morning of February 7, 1997, the Corporation became concerned that one or more of the bidders might provide the Special Committee with a bid based on a formula tied to the other offeror's bid rather than a bid for a fixed price per share. The Special Committee believed that such formula-based bidding could entail further simultaneous negotiations with the offerors and undermine the Special Committee's stated position that the bids presented were to be the offerors' final bids. Each offeror was contacted and informed that the Special Committee would consider only fixed-price final bids.

     The offer from the Second Bidder nevertheless included a formula-based component. The Second Bidder offered, in the alternative: (i) $46.00 per share of Common Stock, in cash, or (ii) if WBT's bid was not less than $45.00 per share and not more than $46.00 per share, a cash amount equal to $1.01 per share more than WBT's bid. WBT's final bid was for $46.52 per share of Common Stock, in cash. Viewed in the light most favorable to the Second Bidder, therefore, its final bid was for $47.01 per share of Common Stock, in cash. Because WBT's final bid exceeded the requirement established for the final round, the Special Committee voted to accept WBT's offer to acquire the Corporation.

     During the next twelve days, representatives of the Corporation and WBT negotiated the final terms of a merger agreement between the Corporation and WBT (the "WBT Agreement"), WBT and Bunzl plc conducted additional due diligence, and the Corporation received a copy of the agreement between WBT and Bunzl plc (the "Fibers Sale Agreement"), including the price to be paid for the Fibers Business.

     On February 19, 1997, the Board of Directors met to consider the WBT Agreement. Mr. Kight was excused from the meeting immediately. Hunton & Williams summarized the terms of the WBT Agreement for the Board members, and Goldman Sachs reviewed with the Board its analysis of the fairness as of February 19, 1997, of the $46.52 per share of Common Stock in cash to be received by the holders, excluding WBT and its subsidiaries, of Common Stock pursuant to the WBT Agreement. Members of the Board not on the Special Committee were then excused and the Special Committee discussed the agreements and the financial analyses presented by Goldman Sachs, as well as the opinion of Goldman Sachs. Following this discussion, the Special Committee voted unanimously to recommend to the Board that it approve the WBT Agreement. The full Board then considered the Special Committee recommendation and, after additional discussion, approved the WBT Agreement, with Mr. Kight abstaining due to his affiliation with WBT.

     From February through April, 1997, the parties negotiated the form and contents of the proxy materials, as well as related disclosure matters. On May 1, 1997, the Corporation and certain of the W. H. Bunzl Interests filed a preliminary proxy statement and a Rule 13e-3 Transaction Statement on Schedule 13E-3 (collectively, the "WBT Proxy Materials") with the Securities & Exchange Commission (the "SEC") regarding the transaction. On June 6, 1997, the Corporation received comments from the SEC on the WBT Proxy Materials and from June 7 through June 13, 1997, prepared a response to the SEC, together with revised WBT Proxy Materials.


     Beginning in the week of June 16, 1997, the W. H. Bunzl Interests approached Bunzl plc requesting certain amendments to the Fibers Sale Agreement to which Bunzl plc declined to agree. On June 26, 1997, the Corporation's Board of Directors was scheduled to meet and discuss the revised WBT Proxy Materials and recent developments between the W. H. Bunzl Interests and Bunzl plc. Immediately before the Board meeting, the Corporation received a notice from WBT that it was electing to terminate the WBT Agreement because the Agreement could not be closed by June 30, 1997, as provided therein. Mr. Kight was excused from the meeting and the Board of Directors discussed the appropriate response to WBT's actions with the Corporation's financial and legal advisors. The Board decided to acknowledge WBT's election to terminate the WBT Agreement (while reserving any rights the Corporation might have with respect to such termination). Although in the Corporation's view WBT may not have had a contractual right to terminate the WBT Agreement, the Board decided that it was in the best interests of the Corporation and its shareholders at that time to pursue an alternative transaction rather than to seek a breach of contract or equitable remedy against WBT. The Board then authorized the Special Committee, together with Hunton & Williams and Goldman Sachs, to pursue alternative means to enhance shareholder value.


     Following the adjournment of the Board meeting, on the evening of June 26, 1997, Bunzl plc indicated orally to representatives of the Corporation that Bunzl plc would consider an acquisition of all of the outstanding shares of Common Stock at $46.52 per share; provided that (i) it received assurances that the transaction could be accomplished quickly and (ii) the W. H. Bunzl Interests and the R. H. Bunzl Interests would agree in advance to vote their shares of Common Stock in favor of the transaction. From June 27 through June 30, 1997, representatives of the Corporation and Bunzl plc negotiated the terms of a letter of intent (the "Bunzl Letter of Intent") and representatives of the Corporation, Bunzl plc, the W. H. Bunzl Interests and the R. H. Bunzl Interests negotiated the terms of an agreement with respect to the voting of shares of Common Stock held by the W. H. Bunzl Interests and the R. H. Bunzl Interests (the "Shareholder Agreement"). The Bunzl Letter of Intent and the Shareholder Agreement were executed on July 1, 1997.


     For the next four weeks, representatives of Bunzl plc conducted a further business and financial review of the Corporation and representatives of the Corporation and Bunzl plc negotiated the terms of the Merger Agreement. The Corporation's Board of Directors met on July 29, 1997, to consider the Merger Agreement. Hunton & Williams reviewed with the Board the terms of the Merger Agreement, which are substantially similar to the terms of the WBT Agreement, and Goldman Sachs reviewed with the Board its analysis of the fairness as of July 29, 1997, of the $46.52 per share of Common Stock in cash to be received by the holders of Common Stock pursuant to the Merger Agreement, excluding Holdings and its subsidiaries and WBT and RNBT to the extent they sell shares of Common Stock pursuant to the Acquisition Agreement. After discussion, the Special Committee recommended approval of the Merger Agreement unanimously, and the Board of Directors approved the Merger Agreement unanimously.


REASONS FOR MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     At its July 29, 1997, meeting, the Corporation's Board of Directors determined that the Merger is fair to, and in the best interests of, the Corporation and its shareholders. Accordingly, at such meeting, the Board of Directors approved the Merger Agreement and the Plan of Merger unanimously and directed that the Merger Agreement and the Plan of Merger be submitted to the Corporation's shareholders for approval.

                             THE BOARD OF DIRECTORS
                     OF THE CORPORATION RECOMMENDS THAT THE
                        CORPORATION'S SHAREHOLDERS VOTE
          FOR APPROVAL OF THE MERGER AGREEMENT AND THE PLAN OF MERGER.

     The determination of the Corporation's Board of Directors to approve the Merger Agreement and the Plan of Merger was based upon consideration of a number of factors. The following list, together with the matters discussed in " -- Background of Merger," includes various factors considered by the Board of Directors in its evaluation of the Merger:

       (i) The Board's familiarity with the business, operations, competitive position and prospects of the Corporation and the nature of the industries in which the Corporation participates, both on a historical and a prospective basis, including the Board's views: (a) that the Corporation needed to be able to make more efficient use of its cash reserves to maximize shareholder value and (b) that its prospects were affected negatively by the uncertainties about the Corporation's future ownership;

      (ii) The Board's consideration of, among other things, information with respect to the financial condition, results of operations and business of the Corporation, on both a historical and a prospective basis, and the influence of current industry, economic and market conditions;

      (iii)  WBT's election to terminate the WBT Agreement;

      (iv) The Board's consideration of a number of strategic alternatives, including an issuer tender offer and possible sales of parts of the Company's business (None of the strategic alternatives considered appeared to the Board to be as favorable to the holders of shares of Common Stock as the Merger. The Board noted that (a) there was substantial uncertainty as to the Corporation's ability to consummate an alternative transaction or series of transactions on satisfactory terms within a reasonable time and (b) if it were to engage in an alternative transaction or series of transactions in which assets were sold followed by a liquidation of the Corporation, the net proceeds to the shareholders likely would be less than the Merger Consideration at the same or even a greater level of gross sale proceeds because the gain on any such sale or sales would be taxable to the Corporation.);

       (v) The fact that procedures to elicit proposals to acquire the Corporation had been implemented and that numerous discussions had been conducted with likely interested parties in the context of a prolonged and comprehensive process to maximize value;

      (vi) The Board's review of the historical and prospective market prices of the Common Stock compared to the Merger Consideration, including the Board's view that the historical market prices of the Common Stock did not adequately reflect the Corporation's value;

      (vii) The Board's review of presentations by, and discussion of the terms and conditions of the Merger with, senior executive officers of the Corporation, representatives of its legal counsel and representatives of Goldman Sachs;


     (viii) The Board's receipt of the financial analyses presented by Goldman Sachs, as well as the opinion of Goldman Sachs, presented on July 29, 1997, to the effect that, based upon and subject to certain matters as set forth in such opinion, as of July 29, 1997, the $46.52 per share of Common Stock in cash to be received by the holders of Common Stock pursuant to the Merger Agreement, excluding Holdings and its subsidiaries and WBT and RNBT to the extent they sell shares of Common Stock pursuant to the Acquisition Agreement is fair to such holders (See Opinion of Goldman Sachs attached as Annex II hereto);


      (ix) The Board's consideration of the terms of the Merger Agreement, including the Corporation's right to terminate the Merger Agreement if the Board of Directors determines in good faith, after receiving the advice of its legal counsel, that a Competing Transaction is in the best interests of the Corporation and its shareholders and the fact that the terms of the Merger Agreement were negotiated at arms' length;

       (x) The Board's consideration of the high probability that Holdings would be able to consummate the Merger Agreement;

      (xi) The guaranty by Bunzl USA of the obligations of Holdings and its subsidiaries under the Merger Agreement;

      (xii) The difficulty of consummating any transaction over the objections of either the W. H. Bunzl Interests or the R. H. Bunzl Interests; and

     (xiii) The Board's conclusion that it was in the best interests of the Corporation and its shareholders to resolve the uncertainties about the future ownership of the Corporation without unnecessary delay.


     With regard to the prospective information referenced in item (ii) above, the Corporation's management prepared for the Board and delivered to Goldman Sachs certain forecasts of the Corporation's future financial performance, including revenues, income and cash flow. These forecasts included: projected net sales for the years ended December 31, 1997, 1998 and 1999 of $204.3 million, $208.9 million and $220.2 million, respectively; projected net income of $13.6 million, $15.4 million and $17.5 million, respectively; and earnings per share of $3.55, $4.04 and $4.59, respectively, on a primary basis, and $3.33, $3.79 and $4.30, respectively, on a fully-diluted basis.



     The Corporation has made certain forward-looking statements in the preceding paragraph as to how the Corporation may perform in the future. These statements include estimates and projected aggregate results of the Corporation's businesses that originally were prepared by the Corporation solely for use by the Corporation's management, without involvement or independent review and analysis by Goldman Sachs. None of the projections and estimates have been updated since the date of their initial preparation. All of such projections and estimates represent the subjective views of management and are based upon information then available and assumptions made as of the time the estimates and projections were prepared. Because such projections and estimates are inherently subject to uncertainty, their inclusion in this Proxy Statement should not be regarded as an indication that the Corporation or any other person believes the actual results of the Corporation will not be materially different. For these statements, the Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.



     Shareholders should understand that the following important factors, among others, could affect the future results of the Corporation and could cause those results to differ materially from those expressed in the Corporation's forward-looking statements. These factors include: material improvements or materially adverse changes in U.S. or foreign economic conditions generally and in the markets served by the Corporation in particular; a significant increase or decrease in orders from certain of the Corporation's more significant customers; and significant increases or decreases in the costs of raw materials used in the Corporation's operations.



     In view of the wide variety of material factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not attempt to, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. Nevertheless, the Board of Directors took particular note of: (i) the comprehensive efforts to elicit proposals to acquire the Corporation, (ii) the Board's ability to terminate the Merger Agreement under certain circumstances, (iii) WBT's election to terminate the WBT Agreement, (iv) the difficulty of consummating a transaction over the objections of either the W. H. Bunzl Interests or the R. H. Bunzl Interests, (v) the opinion of Goldman Sachs and (vi) the need to resolve uncertainties about the Corporation's future ownership. Although the Board concluded that all of the factors discussed above supported its conclusion that the Merger is in the best interests of the Corporation at the present time, these six factors provided particular support.


OPINION OF FINANCIAL ADVISOR


     On July 29, 1997, Goldman Sachs delivered its opinion to the Board of Directors of the Corporation that as of July 29, 1997, the $46.52 per share of Common Stock in cash to be received by the holders of Common Stock pursuant to the Merger Agreement, excluding Holdings and its subsidiaries and WBT and RNBT to the extent they sell shares of Common Stock pursuant to the Acquisition Agreement is fair to such holders. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated July 29, 1997.


     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED JULY 29, 1997, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX II TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Merger Agreement ; (ii) the Annual Reports to Shareholders and Annual Reports on Form 10-K of the Corporation for the five years ended December 31, 1996; (iii) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Corporation; (iv) certain other communications from the Corporation to its shareholders (i.e., press releases, Current Reports on Form 8-K filed by the Corporation, and informal quarterly reports from the Corporation to its shareholders); and (v) certain internal financial analyses and forecasts for the Corporation prepared by its management. Goldman Sachs also held discussions with members of the senior management of the Corporation regarding the past and current business operations, financial condition, and future prospects of the Corporation. In addition, Goldman Sachs reviewed the reported price and trading activity for the Common Stock, compared certain financial and stock market information for the Corporation with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as it considered appropriate. Goldman Sachs' opinion was provided for the information and assistance of the Corporation's Board of Directors in connection with its consideration of the Merger Agreement and such opinion does not constitute a recommendation as to how any holder of Common Stock should vote with respect to the Merger.

     Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion and Goldman Sachs assumed such accuracy and completeness for purposes of rendering its opinion. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of the Corporation or any of its subsidiaries, and Goldman Sachs has not been furnished with any such evaluation or appraisal. Goldman Sachs was aware that on February 7, 1997 the Second Bidder made a proposal to acquire all of the outstanding shares of Common Stock, using a formula based price contingent on the bids submitted by others (contrary to the Special Committee's stated position that the Special Committee would consider only fixed price final bids), that viewed in the light most favorable to the Second Bidder amounted to $47.01 per share of Common Stock. At that time, the Special Committee determined to recommend entering into the WBT Agreement at $46.52 per share of Common Stock in cash rather than an agreement with the Second Bidder after taking into account the relative uncertainties and timing of the two offers.

     The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its opinion to the Corporation's Board of Directors on July 29, 1997.

       (i) SELECTED COMPANIES ANALYSIS. Goldman Sachs reviewed and compared certain financial information relating to the Corporation to corresponding financial information, ratios and public market multiples for five publicly traded bonded fiber/cigarette components manufacturing companies (the "Selected Bonded Fiber Companies"), six publicly traded plastic products manufacturing companies (the "Selected Plastic Products Companies"), four publicly traded flexible packaging manufacturing companies (the "Selected Flexible Packaging Companies") and two other publicly traded companies ("Other Selected Companies," together with the Selected Bonded Fiber Companies, the Selected Plastic Products Companies and the Selected Flexible Packaging Companies, the

            "Selected Companies"). The Selected Bonded Fiber Companies were:
            P.H. Glatfelter Co., DIMON Incorporated, Schweitzer-Maudit International, Inc., Standard Commercial Corp. and Universal Corporation. The Selected Plastic Products Companies were: Furon, O'Sullivan Corp., Park-Ohio Industries, Inc., Spartech Corp., Tuscarora Inc. and Uniflex, Inc. The Selected Flexible Packaging Companies were: Applied Extrusion Technologies, Inc., Bemis Company, Inc., Sealright Co., Inc. and Winpack Ltd. The Other Selected Companies were: Bunzl plc and Baumgartner Papiers S.A. The Selected Companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to the various operations conducted by the Corporation. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of the Corporation were calculated using a price of $33.50 per share of Common Stock, the closing price of the Common Stock on the Nasdaq National Market on November 4, 1996, the last date on which the Common Stock was traded prior to the public announcement by the Corporation that it had entered into negotiations with WBT regarding a proposed sale of the Corporation that subsequently were terminated, as well as a price of $46.52 per share of Common Stock, and the multiples and ratios for the Corporation were based on information provided by the Corporation's management. The multiples for each of the Selected Companies were calculated using closing market prices for such companies on July 25, 1997, and except as may be set forth below, the multiples and ratios for each of the Selected Companies were based on the most recently publicly available information.

            With respect to the Selected Companies, Goldman Sachs considered, among other multiples and ratios, (i) levered market capitalization (i.e., market value of common equity plus book value of debt and preferred stock less cash) as a multiple of the latest twelve months ("LTM") earnings before interest, taxes, depreciation and amortization ("EBITDA") (the "LTM EBITDA Multiple"); (ii) price-to-earnings ratios for 1997 (the "1997 P/E Ratios") (based on Institutional Broker Estimate System ("IBES") estimates as of July 25, 1997) and for 1998 (the "1998 P/E Ratios") (based on IBES estimates as of July 25, 1997 (except for Tuscarora Inc., which was calculated using IBES estimates for 1997 and the IBES estimated five year growth rate, in each case, as of July 25, 1997)) for the Selected Companies (in each case, calendarized to December (except for Spartech Corp., which was calendarized to October)); (iii) LTM earnings before interest and taxes ("EBIT") margins (the "LTM EBIT Margins"); and (iv) the IBES five year estimated earnings per share ("EPS") growth rate (the "IBES Five Year Estimated Growth Rate"). IBES estimates for 1997 EPS and 1998 EPS have been calculated using IBES median estimates or, for companies for which such IBES median estimates were not available, by multiplying the available IBES EPS estimates by the IBES Five Year Estimated Growth Rate. EPS estimates for the Corporation were based on estimates for the three years ended December 31, 1999 provided by the Corporation's management. The IBES estimates for 1997 EPS and for 1998 EPS, in each case, as of July 25, 1997, used in such calculations were: 1.20 and 1.68, respectively, for P.H. Glatfelter Co., 2.01 and 2.43, respectively, for DIMON Incorporated, 2.75 and 3.10, respectively, for Schweitzer-Maudit International, Inc., 2.04 and 2.41, respectively, for Standard Commercial Corp., 3.10 and 3.10, respectively, for Universal Corporation, 2.01 and 2.64, respectively, for Furon, 0.65 and 0.80, respectively, for O'Sullivan Corp., 1.00 and 1.15, respectively, for Park-Ohio Industries, Inc., 0.85 and 1.13, respectively, for Spartech Corp., 1.14 and 1.31, respectively for Tuscarora Inc., 0.80 and 0.91, respectively, for Applied Extrusion Technologies, Inc., 2.05 and 2.40, respectively, for Bemis Company, Inc., 0.45 and 0.75, respectively, for Sealright Co., Inc., 1.63 and 1.74, respectively, for Winpack Ltd., 0.29 and 0.30, respectively, for Bunzl plc, and 3.33 and 3.79, respectively for the Corporation. IBES estimates for 1997 EPS and for 1998 EPS, in each case, as of July 25, 1997, were not available for Uniflex, Inc. and for Baumgartner Papiers S.A. The IBES Five Year Estimated Growth Rate for each of the Selected Companies were: 5.0% for P.H. Glatfelter Co., 20.0% for DIMON Incorporated, 15.0% for Schweitzer-Maudit International, Inc., 20.0% for Standard Commercial Corp., 16.0% for Universal Corporation, 20.2% for Furon, 10.0% for O'Sullivan Corp., 15.0% for Park-Ohio Industries, Inc., 14.5% for Spartech Corp., 15.0% for Tuscarora Inc., not available for Uniflex, Inc., 13.5% for Applied Extrusion Technologies, Inc., 14.0% for Bemis Company, Inc., 8.0% for Sealright Co., Inc., 12.0% for Winpack Ltd., 7.6% for Bunzl plc, not available for Baumgartner Papiers S.A. The long term estimated EPS growth rate for the Corporation based on a three year estimate ending December 31, 1999, as provided by the Corporation, is 12.1%. IBES is a data service which monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors.

            Goldman Sachs's analyses of the Selected Companies indicated that
            (a) LTM EBITDA Multiples ranged from 6.8x to 8.1x for the Selected Bonded Fiber Companies with a mean of 7.3x, from 4.2x to 9.5x for the Selected Plastic Products Companies with a mean of 7.5x, from 6.9x to 10.9x for the Selected Flexible Packaging Companies with a mean of 8.3x, and from 6.3x to 7.7x for the Other Selected Companies with a mean of 7.0x, compared with an LTM EBITDA Multiple of 3.6x for the Corporation; (b) 1997 P/E Ratios ranged from 8.0x to

            15.6x for the Selected Bonded Fiber Companies with a mean of 12.4x, from 13.5x to 17.4x for the Selected Plastic Products Companies with a mean of 15.0x, from 13.6x to 25.6x for the Selected Flexible Packaging Companies with a mean of 19.4x, was 11.0x for Other Selected Companies (only available data point), and was 23.9x for the S&P 400 Index, compared with 1997 P/E Ratios of 10.1x for the Corporation; (c) 1998 P/E Ratios ranged from 6.8x to 12.5x for the Selected Bonded Fiber Companies with a mean of 10.1x, from 11.1x to 13.1x for the Selected Plastic Products Companies with a mean of 12.2x, from 12.0x to 18.2x for the Selected Flexible Packaging Companies with a mean of 15.4x, was 10.4x for the Other Selected Companies (only available data point), and was 22.5x for the S&P 400 Index, compared to 1998 P/E Ratios of 8.8x for the Corporation; (d) LTM EBIT Margins ranged from 4.8% to 18.2% for the Selected Bonded Fiber Companies with a mean of 11.5%, from 6.5% to 16.4% for the Selected Plastic Products Companies with a mean of 9.3%, from 3.2% to 11.0% for the Selected Flexible Packaging Companies with a mean of 8.1%, and from 2.9% to 7.3% for the Other Selected Companies with a mean of 5.1%, compared with a LTM EBIT Margin of 9.7% for the Corporation; and (e) the IBES Five Year Estimated Growth Rate ranged from 5.0% to 20.0% for Selected Bonded Fiber Companies with a mean of 15.2% ranged from 10.0% to 20.2% for the Selected Plastic Products Companies with a mean of 14.9%, from 8.0% to 14.0% for the Flexible Packaging Companies with a mean of 11.9%, and was 7.6% for the Other Selected Companies (only available data point), compared with a three year estimated EPS growth rate as provided by the Corporation, of 12.1% for the Corporation.

      (ii) DISCOUNTED CASH FLOW ANALYSIS. Goldman Sachs performed a discounted cash flow analysis using the financial projections provided by the Corporation's management and assuming a range of discount rates and terminal values. Using a discounted cash flow analysis, Goldman Sachs estimated the present value of the future free cash flows (EBITDA minus taxes (assuming the Corporation had no interest income or expense), capital expenditures and changes in working capital) set forth in the Corporation's management projections. Goldman Sachs calculated a net present value of free cash flows for the years 1997 through 2005 using discount rates ranging from 10% to 15% resulting in net present value of free cash flows ranging from $46.4 million dollars to $59.1 million dollars. Goldman Sachs calculated the terminal values in the year 2005 of the Corporation's future free cash flows based on multiples ranging from 4.0x EBITDA to 9.0x EBITDA. These terminal values were then discounted to present value using discount rates ranging from 10% to 15% resulting in net present value of terminal values ranging from $48.2 million dollars to $161.8 million dollars. Using the discounted cash flow methodology described above and the projections of the Corporation's management of future cash flow, the implied enterprise value of the Corporation ranged from $94.6 million dollars to $220.8 million dollars. Taking into account the Corporation's net debt and the costs of exercise of all outstanding stock options, the implied equity values per fully diluted share ranged from $36.21 to $67.19.

      (iii) SELECTED TRANSACTIONS ANALYSIS. Goldman Sachs analyzed certain information relating to twenty-one selected transactions in the tobacco, paper and plastic industries since January 1, 1993 in which the total value of the transaction, measured by the enterprise value of the transaction, ranged from $50 million dollars to $250 million dollars (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions (i) the enterprise value of the transaction as a multiple of LTM sales ranged from 0.3x to 4.4x, as compared to 0.72x for the enterprise value of the Corporation (based on the Corporation's 1996 sales), and (ii) the enterprise value of the transaction as a multiple of LTM EBIT ranged from 7.5x to 32.7x, as compared to 7.8x for the total enterprise value of the Corporation (based on the Corporation's 1996 EBIT) (in each case, based on the $46.52 per share of Common Stock in cash to be received by holders of Common Stock pursuant to the Merger).

      (iv) ANALYSIS AT TRANSACTION PRICE. Goldman Sachs prepared a financial analysis of the Merger and calculated various financial multiples assuming that (i) the price per share of Common Stock is $46.52 per share (cash consideration to be received by holders of Common Stock in the Merger), (ii) the fully diluted equity value of the Corporation is $189.6 million dollars, and (iii) the enterprise value (equity value, plus debt minus cash and cash equivalents) of the Corporation is $136.6 million dollars. Goldman Sachs calculated multiples of the enterprise value of the Corporation to: (i) sales,
            (ii) EBITDA and (iii) EBIT, for 1996 based on actual 1996 data provided by the Corporation and for 1997 and 1998 based on information and projections from the Corporation's management. This analysis indicated that the multiples of (i) 1996 sales, 1997 estimated sales and 1998 estimated sales were 0.71x, 0.67x and 0.65x, respectively, (ii) 1996 EBITDA, 1997 estimated EBITDA and 1998 estimated EBITDA were 5.8x, 5.3x and 4.7x, respectively, and
            (iii) 1996 EBIT, 1997 estimated EBIT and 1998 estimated EBIT were 7.6x, 7.0x and 6.0x, respectively. In addition, Goldman Sachs calculated multiples of the fully diluted equity value of the Corporation to net income. This analysis indicated that the multiples of 1996 net income, 1997 estimated net income and 1998 estimated net income were 15.2x, 14.0x and 12.3x, respectively.


     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Corporation or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Corporation's Board of Directors as to the fairness, as of July 29, 1997, of the $46.52 per share of Common Stock in cash to be received by the holders of Common Stock pursuant to the Merger Agreement, excluding Holdings and its subsidiaries and WBT and RNBT to the extent they sell shares of Common Stock pursuant to the Acquisition Agreement to such holders of Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Corporation or its advisors, neither the Corporation, Goldman Sachs nor any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Board of Directors of the Corporation was one of many factors taken into consideration by the Corporation's Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex II hereto.


     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Corporation selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Goldman Sachs is familiar with the Corporation having acted as its financial advisor in connection with the WBT Agreement, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement.

     Pursuant to a letter agreement dated June 28, 1996 (the "Engagement Letter"), the Corporation engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all or a portion of the Corporation. Pursuant to the terms of the Engagement Letter, the Corporation has agreed to pay Goldman Sachs upon the purchase of 50% or more of the outstanding Common Stock or the assets (based on the book value thereof) of the Corporation (a "Sale of the Corporation") in one or a series of transactions, including, but not limited to, private or open market purchases of stock, a tender offer, a merger or a sale by the Corporation of its stock or assets, a transaction fee of 1.5% of the Aggregate Consideration (as defined in the Engagement Letter) in such transactions. Such a fee (a "Transaction Fee") will be paid upon consummation of a Sale of the Corporation. Pursuant to the terms of the Engagement Letter, the Corporation paid Goldman Sachs an advisory fee of $100,000, which will be applied against the Transaction Fee. In addition, pursuant to a letter agreement dated January 30, 1996, the Corporation engaged Goldman Sachs to act as its financial advisor to assist the Corporation in its analysis and consideration of various financial alternatives available to it, and such other matters agreed upon during the course of Goldman Sachs' engagement. Pursuant to the terms of the January 30, 1996 letter agreement, the Corporation paid Goldman Sachs an advisory fee of $100,000, which will be applied against the Transaction Fee. The Corporation has agreed to reimburse Goldman Sachs for reasonable out-of-pocket expenses, including fees and disbursements for Goldman Sachs' attorneys, plus any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with such matters referred to in the Engagement Letter. The Corporation has agreed to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities law.

CERTAIN TAX CONSEQUENCES OF THE MERGER

     The disposition of shares of Common Stock in the Merger will be a taxable transaction to the holders of Common Stock for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, a shareholder will recognize gain or loss for such purposes equal to the difference between the tax basis for the shareholder's shares of Common Stock and the amount of Merger Consideration payable for such shares. For federal income tax purposes, such gain or loss generally will be a capital gain or loss if the shares of Common Stock are a capital asset in the hands of the shareholder, and capital gain or loss will be long-term if the shareholder's holding period is more than one year as of the Effective Time. There are limitations on the deductibility of capital losses.

     The summary of tax consequences set forth above is for general information only. The tax treatment of each shareholder will depend in part upon his or her particular situation. Special tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, broker-dealers, persons who are not citizens or residents of the United States, shareholders who acquired the shares of Common Stock through the exercise of Stock Options or otherwise as compensation and persons who received payments in respect of Stock Options and Performance Shares (as hereinafter defined). ALL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND FOREIGN LAWS.

NO DISSENTERS' RIGHTS

     Under the Virginia Act, the shareholders of the Corporation, whether or not they vote at the Annual Meeting, will not be entitled to dissenters' rights and will be bound by the terms of the Merger Agreement and the Plan of Merger if the Merger is consummated.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be accounted for by Holdings as a "purchase" for accounting and financial reporting purposes. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     GENERAL. In addition to (i) shares of Common Stock held by directors and executive officers of the Corporation, for which they will receive the same consideration as other shareholders of the Corporation, and (ii) Stock Options granted pursuant to certain Corporation compensation plans, which will be treated as described under " -- General," certain employees of the Corporation and its subsidiaries are parties to agreements with the Corporation pursuant to which significant payments and other benefits may be provided to such persons.


     JOHN L. MORGAN'S SEPARATION FROM SERVICE AGREEMENT. On February 12, 1997, the Corporation and John L. Morgan, the Chairman of the Corporation, entered into a separation from service agreement, as amended on July 29, 1997, whereby Mr. Morgan agreed to resign from all of his positions with the Corporation and its subsidiaries as of the Effective Time in exchange for a severance benefit of $800,000 and continued participation in the Corporation's health insurance plan until December 31, 1999, subject to certain conditions. The Corporation has agreed to reimburse Mr. Morgan to the extent that he is subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and in an amount sufficient to pay the excise, income and employment taxes on such reimbursement.


     JOHN L. MORGAN'S CONSULTING AGREEMENT AND NONCOMPETITION AGREEMENT. Prior to the Merger, John L. Morgan will enter into a Consulting Agreement (the "Morgan Consulting Agreement") whereby Mr. Morgan will agree to serve as a consultant to Holdings and its subsidiaries and affiliates for a period of two years and the Corporation and Mr. Morgan will enter into a Noncompetition Agreement (the "Morgan Noncompetition Agreement") whereby Mr. Morgan will agree not to compete with the Corporation or any of its subsidiaries or affiliates for a period of three years. Holdings will pay Mr. Morgan a consulting fee of $200,000 per year and the Corporation will pay Mr. Morgan a one-time noncompetition payment of $400,000.

     L.C. DROZESKI, JR.'S SEVERANCE BENEFITS AGREEMENT. On July 29, 1997, the Corporation and L.C. Drozeski, Jr., the President of the Corporation, entered into a severance benefits agreement (the "Drozeski Agreement") to encourage Mr. Drozeski to remain with the Corporation during the transition period with respect to the ownership of the Corporation and to prevent Mr. Drozeski from being distracted from his operating responsibilities during such period. Mr. Drozeski will be entitled to the severance benefits described below if he terminates his employment or if his employment is terminated by the Corporation without Cause (as hereinafter defined) within three years of the anniversary of the Effective Time.

     The severance benefit will be equal to two times the sum of (i) Mr. Drozeski's base salary in effect on the date of the severance benefits agreement and (ii) his most recent bonus payment. The Corporation has agreed to reimburse Mr. Drozeski to the extent that he is subject to any excise tax under Section 4999 of the Code and in an amount sufficient to pay the excise, income and employment taxes on such reimbursement.

     Cause is defined in the Drozeski Agreement as (i) willful and continuing neglect by Mr. Drozeski of his duties to the Corporation; or (ii) his conviction of a felony (including the theft, larceny or embezzlement of the Corporation's tangible or intangible property).

     STAY BONUS AND SEVERANCE BENEFIT LETTERS. On November 7, 1996, eighteen employees of the Corporation received Stay Bonus and Severance Benefit Letters to encourage such employees to remain with the Corporation during the transition period with respect to the ownership of the Corporation and to prevent such employees from being distracted from their operating responsibilities during such period. Each such employee will receive a stay bonus equal to 50% of his or her salary as of the Control Change Date (as defined below) if (i) he or she continues to work for the Corporation or one of its affiliates until the second anniversary of the Control Change Date, (ii) his or her employment with the Corporation or one of its affiliates is terminated without Cause (as defined below) before the second anniversary of the Control Change Date or (iii) he or she resigns from employment with the Corporation and its affiliates with Good Reason (as defined below) before the second anniversary of the Control Change Date.

     Each such employee will receive a severance benefit equal to 100% of his or her base pay as in effect on the date he or she terminates employment or the Control Change Date, whichever amount is larger, if (i) his or her employment with the Corporation and its affiliates is terminated without Cause before the third anniversary of the Control Change Date or (ii) he or she resigns from the Corporation and its affiliates with Good Reason before the third anniversary of the Control Change Date.

     On November 7, 1996, thirty-one employees of the Corporation received Severance Benefit Letters to encourage such employees to remain with the Corporation during the transition period with respect to the ownership of the Corporation and to prevent such employees from being distracted from their operating responsibilities during such period. Each such employee will receive a severance benefit equal to 100% of his or her base pay as in effect on the date he or she terminates employment or the Control Change Date, whichever amount is larger, if (i) his or her employment with the Corporation and its affiliates is terminated without Cause before the second anniversary of the Control Change Date or (ii) he or she resigns from the Corporation and its affiliates with Good Reason before the second anniversary of the Control Change Date.

     Cause means such employee's willful and continuing neglect of his or her duties to the Corporation or the conviction of such employee of a felony (including the theft, larceny or embezzlement of the Corporation's tangible or intangible property). Change in Control means, among other things, the consummation of the Merger. Control Change Date means the date that a Change in Control occurs. Good Reason means the occurrence of one or more of the following: (i) such employee does not receive salary increases or bonuses comparable to the salary increases or bonuses that such employee received in prior years, (ii) such employee's salary or bonus is reduced, (iii) such employee's status, title, office, working conditions or management responsibilities are significantly diminished, (iv) such employee's place of employment is changed by more than 35 miles without such employee's consent, (v) the Corporation's President or Board of Directors directs that such employee perform an act or refrain from acting if such act or omission would be illegal, unethical or a violation of the Corporation's policy or standards or (vi) the failure of any successor employer to enter into an agreement, satisfactory to such employee, to assume and agree to provide the benefits described in the American Filtrona Corporation Severance Pay Plan and/or the American Filtrona Corporation Severance Benefit Plan, as appropriate.

     ACQUISITION AGREEMENT. WBT, RNBT and Holdings have entered into the Acquisition Agreement, pursuant to which, upon notice by WBT and RNBT delivered in advance of the Merger, (i) WBT and RNBT will transfer to WB Parent 959,364 shares of Common Stock; and (ii) concurrently with the effectiveness of the Merger, WBT and RNBT will sell all of the limited liability company ownership interests in WB Parent to Holdings (the "WB Ownership Interests"). In exchange for the WB Ownership Interests, Holdings will deliver to WBT a promissory note in the amount of $44,629,613.28 (the "Holdings Note"), together with a guaranty of the Holdings Note executed by Bunzl USA. The Holdings Note will be payable on April 10, 1998, and bear interest on the outstanding principal sum at the rate of 5.7% per annum. The Holdings Note is not transferrable and may not be prepaid. WBT and RNBT have agreed to indemnify Holdings and its affiliates from and against any and all damage, loss, liability or expense arising from any misrepresentation or breach of warranty, covenant or agreement made to be performed by WBT and RNBT pursuant to the Acquisition Agreement.

EFFECTIVE TIME OF THE MERGER

     On the Closing Date (or such later date or time as the parties shall agree), the parties to the Merger Agreement will cause the Articles of Merger to be executed, delivered and filed with the Virginia Commission. The Effective Time for the Merger will be upon the issuance of a Certificate of Merger by the Virginia Commission or such later time as is specified in the Articles of Merger pursuant to the Virginia Act. See " -- Terms of the Merger - Conditions to the Merger."

PAYMENT FOR SHARES OF COMMON STOCK

     As a result of the Merger, holders of certificates formerly representing shares of Common Stock (the "Certificates") will cease to have any equity interest in the Surviving Corporation. After consummation of the Merger all Certificates will be required to be surrendered to the Exchange Agent in order to receive the Merger Consideration to which holders thereof will be entitled as a result of the Merger. No interest will be paid or accrued on the cash payable upon the surrender of Certificates.

     Detailed instructions with regard to the surrender of Certificates, together with a letter of transmittal, will be forwarded by the Exchange Agent to holders of Certificates promptly following the Effective Time. HOLDERS OF SHARES OF COMMON STOCK SHOULD NOT SUBMIT THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED SUCH MATERIALS. Upon surrender of the Certificates and other required documents to the Exchange Agent, the Exchange Agent, promptly following its receipt of the Certificates, will distribute the Merger Consideration (subject to applicable withholding taxes) for each share represented by such Certificates to the holder thereof.

     If any portion of the Merger Consideration to be received upon exchange of an outstanding Certificate or Certificates is to be paid to a person other than the person in whose name the Certificate surrendered and exchanged therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a check representing cash to such other person, or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable.

NO SOLICITATION; FIDUCIARY DUTIES

     The Merger Agreement provides that neither the Corporation nor its officers, directors or agents may solicit or encourage, in any manner, including by way of furnishing information, any merger, acquisition or takeover proposal or offer for the Corporation or its shares or any significant portion of its assets or businesses, however structured or to be effected, unless the Board of Directors of the Corporation concludes in good faith, after receiving the advice of its counsel, that the failure to take such action would violate the fiduciary obligations of the directors of the Corporation under applicable law.

GOVERNMENT AND REGULATORY APPROVALS AND FILINGS

     The consummation of the Merger is subject to the expiration or early termination of the relevant waiting period under the HSR Act as it applies to the Merger Agreement. The parties have agreed to make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act in order to facilitate prompt consummation of the Merger and the other transactions contemplated by the Merger Agreement.


     On August 11, 1997, the relevant waiting period under the HSR Act with respect to the Merger was terminated by the Federal Trade Commission.


TERMS OF THE MERGER

     The terms of the Merger are set forth in the Merger Agreement that appears as Annex I to this Proxy Statement, and the description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement. Shareholders are urged to review the Merger Agreement carefully.

     GENERAL. The Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. The Merger is contingent upon the approval of the Merger Agreement and the Plan of Merger by the holders of more than two-thirds of the outstanding shares of Common Stock at the Annual Meeting and the satisfaction or waiver of the other conditions to the obligations of the parties.

     At the Effective Time, Merger Subsidiary will merge with and into the Corporation. The Corporation will be the Surviving Corporation in the Merger. Pursuant to the Merger, each share of Common Stock issued and outstanding at the Effective Time will be canceled and converted automatically into the right to receive the Merger Consideration, other than shares owned by Holdings and its subsidiaries (which will be automatically canceled and extinguished). Each outstanding share of common stock of Merger Subsidiary will be automatically converted into one share of common stock of the Surviving Corporation). As a result of the Merger, shareholders of the Corporation (other than Holdings and its affiliates) will cease to have an equity interest in, or possess rights as shareholders of, the Surviving Corporation.

     AMENDMENT, EXTENSION, WAIVER. Subject to the applicable provisions of the Virginia Act at any time prior to the Effective Time, the parties may modify or amend the Merger Agreement by action of the respective Boards of Directors of the Corporation, Merger Subsidiary and Holdings. However, after approval of the Merger Agreement and the Plan of Merger by the shareholders of the Corporation at the Annual Meeting, no amendment shall be made that, under applicable law, requires the approval of such shareholders unless such further shareholder approval shall have been obtained. The Merger Agreement may not be amended unilaterally by any party.

     At any time prior to the Effective Time, the parties may waive (i) any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (ii) compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement, other than the obligations of each party set forth in the following paragraph and the requirement that certain consents of governmental entities be obtained.

     CONDITIONS TO THE MERGER. The respective obligations of each party to consummate the Merger are subject to the satisfaction or, where permissible, waiver of the following conditions: (i) approval of the Merger Agreement and the Plan of Merger by the requisite vote of the Corporation's shareholders; (ii) expiration or early termination of all applicable waiting periods under the HSR Act; (iii) the absence of any pending or threatened proceedings by the SEC under the proxy rules of the SEC and with respect to the Merger; and (iv) the absence of (A) any injunction, order, judgment, decree, law or regulation that would be violated by the Merger with respect to the parties to the Merger Agreement or their respective officers or directors and (B) any pending or threatened suit or proceeding that seeks to (1) prohibit, restrict or delay consummation of the Merger or to limit in any material respect the right of Bunzl plc to control any material aspect of the business of Holdings and its subsidiaries or the Corporation and its subsidiaries after the Effective Time, or (2) to subject Holdings or the Corporation or their respective directors or officers to material liability on the ground that it or they have breached any law or regulation or otherwise acted improperly in relation to the Merger; provided, however, that in the case of any action, suit or proceeding instituted by a person other than a governmental entity, such action, suit or proceeding has a substantial likelihood of success in the opinion of legal counsel for the party invoking this provision.

     The obligations of Holdings to consummate the Merger are also subject to the satisfaction or waiver of the following conditions: (i) receipt of all material consents and authorizations for which the Corporation is responsible that are required in connection with the Merger Agreement and the Merger; (ii) the material accuracy of the representations and warranties contained in the Merger Agreement, and the performance or compliance in all material respects of or with the agreements and covenants that are to be performed or complied with at or prior to the Closing Date made by the Corporation in the Merger Agreement;
(iii) receipt of certain accountant's letters, transfer agent's certificates, legal opinions, confirmations and closing certificates from the Corporation and its advisors; (iv) receipt of the written resignations of the directors of the Corporation, to the extent requested by Holdings; and (v) the receipt of (A) the Morgan Consulting Agreement and Morgan Noncompetition Agreement and (B) a severance agreement executed by the Corporation and Mr. Morgan providing for the termination of Mr. Morgan's employment with the Corporation upon the terms and conditions described in "The Merger -- Interests of Certain Persons in the Merger - John L. Morgan's Separation from Service Agreement."

     The obligations of the Corporation to consummate the Merger are also subject to the satisfaction or waiver of the following conditions: (i) receipt of all material consents and authorizations for which Holdings and Merger Subsidiary are responsible that are required in connection with the Merger Agreement and the Merger; (ii) the material accuracy of the representations and warranties contained in the Merger Agreement and the performance or compliance in all material respects of or with the agreements and covenants that are to be performed or complied with at or prior to the Closing Date made by Holdings or Merger Subsidiary in the Merger Agreement; (iii) receipt of certain legal opinions, confirmations and closing certificates from Holdings and its advisors; and (iv) the continued applicability of the fairness opinion of Goldman Sachs.


     CONDUCT OF BUSINESS PENDING THE MERGER. The Corporation has agreed, pending the Effective Time, to conduct and to cause each of its subsidiaries to conduct their respective operations in the ordinary and usual course of business and consistent with past practice, and, among other things, to use its reasonable best efforts: (i) to preserve intact its business organization as appropriate in the ordinary course of business consistent with past practice; (ii) to keep available the services of its officers and employees; and (iii) to maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with it. The Corporation has agreed to prepare and file all tax returns, reports, filings and amendments as required and to allow Holdings to review those returns, reports, filings and amendments relating to income taxes prior to the filing thereof. The Agreement also prohibits the Corporation, except as contemplated by the Merger Agreement or consented to in writing by Holdings, from taking certain actions, including, but not limited to, incurring additional debt, assuming or guaranteeing obligations of others, paying dividends in excess of its regular quarterly amounts or making any other special distribution to shareholders, creating liens or disposing of certain assets, making certain capital expenditures and making unusual increases in the compensation of its employees.



     BENEFIT PLANS. Through December 31, 1998, Holdings will (i) continue in effect all Corporation benefit plans other than any stock or other equity based plans, including the Employee Stock Ownership Plan of American Filtrona Corporation (the

"Corporation Benefit Plans") covering employees who continue employment with Holdings or an affiliate or (ii) establish and maintain employee plans or benefit arrangements for the benefit of such employees that are reasonably comparable in the aggregate to the Corporation Benefit Plans.


     TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by mutual written consent of the Board of Directors of the Corporation and the Board of Directors of Holdings; (ii) by Holdings if (A) any event shall have occurred as a result of which any condition to the obligations of Holdings and Merger Subsidiary set forth in the Merger Agreement is no longer capable of being satisfied; (B) there has been a breach by the Corporation of any representation or warranty contained in the Merger Agreement that individually, or in the aggregate with all other such breaches, would have a material adverse effect on the consolidated financial condition, results of operations or business of the Corporation and its subsidiaries taken as a whole (a "Material Adverse Effect"), or there has been a material breach of a covenant or agreement on the part of the Corporation and the lapse of any applicable cure period; (C) the Corporation (or its Board of Directors) shall have authorized, recommended, proposed or publicly announced its intention to enter into a Competing Transaction that has not been consented to in writing by Holdings; or
(D) the Board of Directors of the Corporation shall have withdrawn or materially modified its authorization, approval or favorable recommendation to the shareholders of the Corporation with respect to the Plan of Merger or the Merger Agreement in a manner adverse to Holdings or shall have failed to make such favorable recommendation; (iii) by the Corporation if (A) any event shall have occurred as a result of which any condition to the obligations of the Corporation set forth in the Merger Agreement is no longer capable of being satisfied; (B) there has been a breach by Holdings or Merger Subsidiary of any representation or warranty that individually, or in the aggregate with all other such breaches, would have or would be reasonably likely to have a material adverse effect on Holdings and its subsidiaries taken as a whole or the ability of Holdings or Merger Subsidiary to consummate the Merger, or there has been a material breach of a covenant or agreement on the part of Holdings or Merger Subsidiary and the lapse of any applicable cure period; or (C) because of its receipt of a proposal with respect to a Competing Transaction, the Board of Directors concludes, in good faith, after receiving advice of its counsel, that such termination is in the best interests of the Corporation and its shareholders; or (iv) by the Corporation or Holdings if (A) there shall have occurred any general suspension of, or limitation on, trading in securities generally on The Nasdaq Stock Market continuing for a period of fifteen business days, or a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States continuing for a period of fifteen business days; (B) any event shall have occurred as a result of which any condition to the obligations of each party to the Merger Agreement is no longer capable of being satisfied; or (C) the Merger shall not have been consummated by December 1, 1997; provided, however, that, in the case of a termination pursuant to (iv)(B) or (C), the terminating party shall not have breached in any material respect its obligations under the Merger Agreement in any manner that proximately contributed to the failure of any such condition to be satisfied or the failure to consummate the Merger.


     If the Merger Agreement is terminated by the Corporation for the reason described in subsection (iii) (C) above or by Holdings for reasons described in subsections (ii) (C) or (D) above and there exists a Competing Transaction, the Corporation will pay Holdings the Expenses and, if a Competing Transaction is consummated on or before July 30, 1998, the Corporation will pay Holdings the Fee.

     GUARANTY. Bunzl USA has guaranteed the performance of all obligations of Holdings and Merger Subsidiary under the Merger Agreement.

                     MARKET PRICES AND DIVIDEND INFORMATION


     The Common Stock is listed and traded on The Nasdaq Stock Market. As of November 4, 1996, the last date on which the Common Stock was traded prior to the public announcement by the Corporation that it had entered into negotiations with WBT regarding a proposed sale of the Corporation that subsequently were terminated, the high and low sales prices of the Common Stock on the Nasdaq Stock Market were $33 1/2 per share and $33 per share, respectively. On July 1, 1997, the last date on which the Common Stock was traded prior to public announcement by the Corporation that it had entered into a letter of intent with Bunzl plc regarding a proposed sale of the Corporation, the high and low sales prices of the Common Stock on the Nasdaq Stock Market were $42 3/4 per share and $41 1/2 per share, respectively. On August 22, 1997, the latest practicable trading day before the printing of this Proxy Statement, the high and low sales prices of the Common Stock on the Nasdaq Stock Market were $45 15/16 per share and $45 7/8 per share, respectively.

           SELECTED FINANCIAL INFORMATION CONCERNING THE CORPORATION

     The selected summary consolidated financial data presented below for each of the last five fiscal years ended December 31, 1996, and the six months ended June 30, 1997 and 1996, have been derived from the Corporation's historical financial statements. This data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, which is incorporated by reference into this Proxy Statement. See "Additional Information -- Incorporation of Certain Documents by Reference."


                                                                IN THOUSANDS EXCEPT PER SHARE AMOUNTS
                                             SIX MONTHS ENDED
                                           JUNE 30, (UNAUDITED)                    YEARS ENDED DECEMBER 31,
                                           --------------------    --------------------------------------------------------
                                             1997        1996        1996        1995        1994        1993        1992
                                           --------    --------    --------    --------    --------    --------    --------
INCOME STATEMENT DATA
Total Revenues                             $105,013    $ 97,892    $194,841    $177,848    $150,191    $131,531    $122,868
Income Before Income Taxes                   10,808       9,053      19,438      15,554      12,231      10,480       9,720
Income From Continuing Operations             6,908       5,878      12,438      10,104       7,806       6,705       6,420
Net Income                                    6,908       5,878      12,438      10,104      11,761       7,316       1,212

PER SHARE (DOLLARS)
Earnings (Loss)
  Continuing Operations                        1.81        1.57        3.32        2.70        2.08        1.80        1.73
  Discontinued Operations                        --          --          --          --        1.05         .16       (1.40)
                                           --------    --------    --------    --------    --------    --------    --------
  Net Income                                   1.81        1.57        3.32        2.70        3.13        1.96         .33

BALANCE SHEET DATA
  (at end of period)
Working Capital                              65,693      57,674      60,476      54,246      47,016      48,219      31,841
Total Assets                                122,661     111,240     117,554     108,266      99,709      87,094      80,542
Total Assets Less Deferred Research and
  Development Charges and Excess of Cost
  of Assets Acquired Over Book Value        118,176     106,346     112,861     103,169      94,276      82,754      75,872
Long-term Debt                                   --          --          --         650       1,300          --          --
Shareholders' Equity                         99,733      88,857      93,397      84,825      78,365      70,966      67,042

BOOK VALUE PER SHARE OF COMMON STOCK          26.13       23.75       24.87       22.71       20.98       18.98       18.03

CASH DIVIDENDS DECLARED AND PAID PER
  SHARE OF COMMON STOCK                         .56         .53        1.09        1.03         .98         .95         .94

                             ELECTION OF DIRECTORS

     Proxies will be voted for the election of the persons named below as directors for the ensuing year unless otherwise instructed. If the Merger is consummated, the Board of Directors of the Corporation will be replaced by the Board of Directors of Merger Subsidiary, until such time as a new Board of Directors is elected by Holdings, as the sole shareholder of the Corporation. If for any reason any of the persons named below should become unavailable to be elected as a director, then the proxies will be voted for such substitute nominee as the Board of Directors may designate. The Corporation has no reason to believe that any of the nominees will be unavailable. All of the nominees currently are members of the Board. The number of shares of Common Stock owned by each of the nominees is shown in the next section. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors.


                                                POSITION WITH CORPORATION,
                                          PRINCIPAL OCCUPATION FOR LAST 5 YEARS,            DIRECTOR
          NAME               AGE           DIRECTORSHIPS IN PUBLIC CORPORATIONS              SINCE
-------------------------    ---   -----------------------------------------------------    --------
JOHN D. BARLOW, JR.          62    Vice President -- Finance of the Corporation.              1982
RUDOLPH H. BUNZL (a)         74    Former Chairman of the Board of the Corporation            1954
                                   (1987-1994), and prior thereto Chairman and Chief
                                   Executive Officer.
MANUEL DEESE                 55    Retired (since February 1997); formerly Executive          1986
                                   Vice President, Major Accounts Business Unit, of
                                   Trigon Blue Cross Blue Shield, health care insurer,
                                   Richmond, Virginia. Director of Central Fidelity
                                   National Bank, Richmond, Virginia.
LEO C. DROZESKI, JR.         57    President (since January 1995) and                         1993
                                   Chief Operating Officer of the Corporation (since
                                   January 1993), having previously served as Executive
                                   Vice President and Chief Operating Officer (since
                                   January 1993), and Executive Vice President (since
                                   1992).
BENNETT L. KIGHT             56    Partner, Sutherland, Asbill & Brennan, L.L.P.,             1990
                                   law firm, Atlanta, Georgia.
JOHN L. MORGAN (a)           62    Chairman (since January 1995) and                          1973
                                   Chief Executive Officer of the Corporation, having
                                   previously served as President and Chief Executive
                                   Officer.
STANLEY F. PAULEY (a)        69    Chairman and Chief Executive Officer of Carpenter          1976
                                   Company, manufacturer of comfort cushioning products,
                                   Richmond, Virginia.
GILBERT M. ROSENTHAL (a)     71    Retired (since October 1993); formerly Chairman and        1984
                                   Chief Executive Officer of Standard Drug Company,
                                   retail drug chain, Richmond, Virginia. Director of
                                   Jefferson Bankshares Corporation, Charlottesville,
                                   Virginia.
WALLACE STETTINIUS (a)       64    Retired (since February 1995); formerly Chairman of        1978
                                   Cadmus Communications Corporation, printer and
                                   publisher, Richmond, Virginia (since October 1992),
                                   having previously served as Chairman and Chief
                                   Executive Officer of that corporation. Director of
                                   Cadmus Communications Corporation and Chesapeake
                                   Corporation, Richmond, Virginia.

                                                POSITION WITH CORPORATION,
                                          PRINCIPAL OCCUPATION FOR LAST 5 YEARS,            DIRECTOR
          NAME               AGE           DIRECTORSHIPS IN PUBLIC CORPORATIONS              SINCE
-------------------------    ---   -----------------------------------------------------    --------
BERNARD C. WAMPLER           65    Chairman (since December 1993) and Chief Executive         1988
                                   Officer of Pulaski Furniture Corporation,
                                   manufacturer of furniture, Pulaski, Virginia, having
                                   previously served as President and Chief Executive
                                   Officer of that corporation. Director of Pulaski
                                   Furniture Corporation.
HARRY H. WARNER              61    Financial Consultant. Director of Chesapeake               1988
                                   Corporation, Richmond, Virginia; Pulaski Furniture
                                   Corporation, Pulaski, Virginia; and Allied Research
                                   Corporation, Vienna, Virginia.

---------------

     (a) Member of Executive Committee

     Ten meetings of the Corporation's Board of Directors and two meetings of its Executive Committee were held during 1996. The Corporation also has standing Audit, Executive Compensation and Nominating Committees of the Board of Directors. Three meetings of the Audit Committee, six meetings of the Executive Compensation Committee and one meeting of the Nominating Committee were held during 1996. Each of the directors attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and committees of the Board on which he served during 1996.

     During 1996, in addition to its formal meetings, the Audit Committee maintained informal contact with the auditors and management throughout the year. Messrs. Kight, Rosenthal, Stettinius and Wampler served on the Audit Committee during 1996. The Audit Committee reviews the Corporation's internal audit and financial reporting functions and the scope and results of the audit performed by the Corporation's independent accountants and matters relating thereto and reports thereon to the Board of Directors.

     Messrs. Bunzl, Deese, Pauley and Warner served on the Executive Compensation Committee during 1996. The Executive Compensation Committee determines compensation of the Corporation's key executives and administers all stock option and executive compensation plans of the Corporation.

     Messrs. Pauley, Rosenthal and Wampler served on the Nominating Committee during 1996. The Nominating Committee reviews the qualifications of, and recommends candidates for, election as directors.

     The by-laws provide that a shareholder of the Corporation entitled to vote for the election of directors may nominate persons for election to the Board by mailing written notice to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Such shareholder's notice shall include (i) the name and address of the shareholder and of each person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                 SECTION 16(A)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of the forms required by Section 16(a) of the Exchange Act that have been received by the Corporation, the Corporation believes that there has been compliance with all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of the Common Stock.

                               SECURITY OWNERSHIP


     Pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended, Rudolph H. Bunzl, Wallace Stettinius and Thomas S. Word, Jr. may be deemed to be members of a "group" (as that term is used in Section 13(d)(3) of the Exchange Act) with respect to all securities of the Corporation owned by each of them, and Bennett L. Kight and Frances B. Bunzl may also be deemed to be such a "group." Each of the foregoing persons expressly disavows the existence of any such group by virtue of the relationships described below and, to the extent any such groups may be deemed to exist, expressly disclaims membership in any such group and beneficial ownership of all shares deemed to be beneficially owned as a result thereof.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table lists any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who, to the knowledge of the Corporation, was the beneficial owner, as of June 30, 1997, of more than five percent of the outstanding shares of Common Stock. The number of shares shown under column (3) below excludes shares that may be deemed to be beneficially owned under the rules and regulations of the Exchange Act as a result of either Rudolph H. Bunzl, Wallace Stettinius and Thomas S. Word, Jr., or Bennett L. Kight and Frances B. Bunzl, respectively, being deemed to be a group. Unless otherwise indicated, all persons have sole voting and investment power over all shares beneficially owned.

                                                              (3) AMOUNT AND
                              (2) NAME AND                      NATURE OF
  (1) TITLE                    ADDRESS OF                       BENEFICIAL          (4) PERCENT
  OF STOCK                  BENEFICIAL OWNER                    OWNERSHIP            OF CLASS
-------------    --------------------------------------    --------------------     -----------
Common Stock     Rudolph H. Bunzl                              253,775 shares  (a)       6.7
                   5540 Falmouth Street, Suite 305
                   Richmond, Virginia 23230
                 Frances B. Bunzl                            1,059,720 shares  (b)      27.8
                   3649 Peachtree Rd., Apt. 105
                   Atlanta, Georgia 30319
                 Bennett L. Kight                            1,059,720 shares  (b)      27.8
                   c/o Sutherland, Asbill, & Brennan
                   999 Peachtree Street, N.E.
                   Atlanta, Georgia 30309
                 Wallace Stettinius                            515,540 shares  (c)      13.5
                   P.O. Box 27367
                   Richmond, Virginia 23261
                 Thomas S. Word, Jr.                           513,540 shares  (d)      13.5
                   P.O. Box 27367
                   Richmond, Virginia 23261
                 Quest Advisory Corp.                          325,300 shares  (e)       8.5
                   Charles M. Royce
                   1414 Avenue of the Americas
                   New York, New York 10019
                 David L. Babson & Company, Inc.               221,900 shares  (f)       5.8
                   One Memorial Drive
                   Cambridge, Massachusetts 02142

---------------

     (a) Includes 173,339 shares held in a revocable trust of which Rudolph H. Bunzl is the sole trustee, sole beneficiary and has sole voting and investment power, and 80,436 shares as to which Rudolph H. Bunzl has shared voting and investment power. Of the shares in the latter category, 80,000 are held in certain trusts for the benefit of Rudolph H. Bunzl's wife and others, of which Rudolph H. Bunzl's wife and Thomas McN. Millhiser are trust committee members, and the remainder are held by Rudolph H. Bunzl's wife. Rudolph H. Bunzl disclaims beneficial ownership of 80,436 of such shares and has neither voting nor investment control thereover. These shares are included in this total only in order to comply with regulations promulgated under Section 13(d)(3) of the Exchange Act.

     (b) Bennett L. Kight and Frances B. Bunzl are co-trustees of a marital trust for the benefit of Mrs. Bunzl. Bennett L. Kight and Frances B. Bunzl share voting and investment power with respect to 429,298 of such shares that are owned by the trust. Bennett L. Kight disclaims beneficial ownership of all of such trust shares. In addition, Bennett L. Kight and Frances B. Bunzl share voting and investment power with respect to 593,622 of such shares, which are held in certain trusts for the benefit of the children of Walter H. Bunzl, of which Bennett L. Kight and Frances B. Bunzl are co-trustees or members of the trust committee, or which one of the trusts has the present right to acquire prior to the Merger from the children of Frances B. Bunzl. Bennett L. Kight and Frances B. Bunzl disclaim beneficial ownership of the shares held in all such trusts. Bennett L. Kight, Frances B. Bunzl and Mrs. Bunzl's children also share voting and investment power with respect to 36,800 shares owned by a charitable foundation of which each is a director. Bennett L. Kight and Frances B. Bunzl disclaim beneficial ownership of all shares in such charitable foundation.

     (c) Includes 2,000 shares as to which Wallace Stettinius has sole voting and investment power and 513,540 shares as to which Wallace Stettinius has shared voting and investment power. All of the shares in the latter category are held in certain trusts for the benefit of the children of Rudolph H. Bunzl of which Wallace Stettinius and Thomas S. Word, Jr. are co-trustees. Wallace Stettinius disclaims beneficial ownership of all shares held in such trusts.

     (d) All of such shares are held in certain trusts for the benefit of the children of Rudolph H. Bunzl of which Thomas S. Word, Jr. and Wallace Stettinius are co-trustees and share voting and investment power. Thomas S. Word, Jr. disclaims beneficial ownership of all such shares.


     (e) The information contained herein with respect to Quest Advisory Corp. and Charles M. Royce is based solely on a Schedule 13G filed by such entities with the SEC, a copy of which was received by the Corporation on February 10, 1997. Such filing further stated that the acquisition of such shares was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Corporation.


     (f) The information contained herein with respect to David L. Babson & Company, Inc. is based solely on a Schedule 13G filed by such entity with the SEC, a copy of which was received by the Corporation on February 18, 1997. Such filing further stated that the acquisition of such shares was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Corporation.

     The Board of Directors knows of no other person (including any "group") who is the beneficial owner of more than five percent of the Corporation's Common Stock.

SECURITY OWNERSHIP OF CERTAIN MANAGEMENT OF THE CORPORATION

     The following table provides information, as of June 30, 1997, as to shares of Common Stock owned by each director, the Chief Executive Officer and the four other most highly compensated officers of the Corporation and by all directors and officers of the Corporation as a group:

                                                AMOUNT AND NATURE
        NAME OF PERSON OR NUMBER OF               OF BENEFICIAL         PERCENT OF CLASS IF
             PERSONS IN GROUP                    OWNERSHIP (A)(B)          MORE THAN 1%
-------------------------------------------    --------------------     -------------------
John D. Barlow, Jr.                                 39,841 shares  (c)           1.0
Rudolph H. Bunzl                                   253,775 shares                6.7
Manuel Deese                                           400 shares
Leo C. Drozeski, Jr.                                52,943 shares  (c)           1.4
Bennett L. Kight                                 1,059,720 shares               27.8
John L. Morgan                                     121,200 shares  (c)           3.2
Stanley F. Pauley                                    1,100 shares
Gilbert M. Rosenthal                                 1,000 shares
Wallace Stettinius                                 515,540 shares               13.5
Bernard C. Wampler                                     500 shares
Harry H. Warner                                      1,500 shares
Randall L. Hagan                                    39,086 shares  (c)           1.0
Anthony M. Vincent                                  18,328 shares  (c)
All Officers and Directors as a Group (17)       2,118,682 shares  (d)          55.5

---------------

     (a) Includes 1,653,946 shares held by spouses, children and in certain trust relationships, which may be deemed to be beneficially owned by the directors and officers under the rules and regulations of the SEC, but as to which the directors and officers disclaim beneficial ownership.

     (b) Except in situations described in Note (a) above where beneficial ownership is disclaimed, and except as set forth in the preceding table and the notes thereto, the beneficial owner of each share shown in the table has sole voting and investment power.

     (c) Includes 10,500, 15,600, 38,100, 13,000 and 10,900 shares that may be acquired by Messrs. Barlow, Drozeski, Morgan, Hagan and Vincent, respectively, on or before August 29, 1997, under the Corporation's stock option plans.

     (d) Includes the shares described in Note (c) above and 11,700 shares that may be acquired by other officers on or before August 29, 1997, under the Corporation's stock option plans.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table lists all compensation paid by the Corporation to the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation for services rendered in fiscal years 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                        --------------------------


                                                                         AWARDS      PAYOUTS($)(1)
                                               ANNUAL COMPENSATION      --------     -------------
                                              ---------------------     OPTIONS/                        ALL OTHER
            NAME AND                          SALARY        BONUS         SARS                         COMPENSATION
       PRINCIPAL POSITION            YEAR       ($)          ($)         (#)(2)                            ($)
---------------------------------    ----     -------     ---------     --------                       ------------
John L. Morgan                       1996     286,000       200,000      15,000         653,625           12,750(3)
  Chief Executive Officer            1995     275,000       150,000      15,000               0           11,250
  and Chairman                       1994     250,000       110,000           0               0           10,500

Leo C. Drozeski, Jr.                 1996     195,000       125,000      12,000         466,875           12,750(4)
  Chief Operating Officer            1995     175,000       100,000      12,000               0           11,250
  and President                      1994     154,000        80,000           0               0           10,500

Randall L. Hagan                     1996     128,000        60,000       2,500         217,875           14,250(5)
  Vice President -- Bonded           1995     123,000        49,000       2,500               0           13,500
  Fiber Products                     1994     118,000        40,000           0               0           12,000

John D. Barlow, Jr.                  1996     152,000        25,000       2,500         155,625           12,750(6)
  Vice President -- Finance          1995     146,600        22,000       2,500               0           11,250
                                     1994     141,400        19,000           0               0           10,500

Anthony M. Vincent                   1996     116,500        18,000       1,500               0           11,202(7)
  Vice President                     1995     112,000        18,000       2,000               0           11,100
                                     1994     107,500        18,000(8)        0               0            6,987

---------------

(1) The amounts in this column represent the value of shares of Common Stock received at the completion of the 1994-1996 Performance Cycle of the Corporation's Performance Plan based on per-share prices of $41.00 and $42.50. No new Performance Shares were issued in 1996 pursuant to the Performance Plan.

(2) The amounts in this column represent shares of Common Stock issuable upon the exercise of options.

(3) Includes contributions to the 401(k) Savings and Profit Sharing Plan ($11,625, $10,125 and $9,375) and ESOP ($1,125, $1,125 and $1,125) for 1996,
    1995 and 1994, respectively.

(4) Includes contributions to the 401(k) Savings and Profit Sharing Plan ($11,625, $10,125 and $9,375) and ESOP ($1,125, $1,125 and $1,125) for 1996,
    1995 and 1994, respectively.

(5) Includes contributions to the 401(k) Savings and Profit Sharing Plan ($13,125, $12,375 and $10,875) and ESOP ($1,125, $1,125 and $1,125) for
    1996, 1995 and 1994, respectively.

(6) Includes contributions to the 401(k) Savings and Profit Sharing Plan ($11,625, $10,125 and $9,375) and ESOP ($1,125, $1,125 and $1,125) for 1996,
    1995 and 1994, respectively.

(7) Includes contributions to the 401(k) Savings and Profit Sharing Plan ($10,193, $9,990 and $5,862) and ESOP ($1,009, $1,110 and $1,125) for 1996,
    1995 and 1994, respectively.

(8) In addition, Anthony M. Vincent received a one-time payment of $134,375 in 1994 related to the sale of Dollinger Corporation.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on options or Stock Appreciation Rights ("SAR") grants made during the 1996 fiscal year by the Corporation to the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation.


                                      INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                       ------------------------------------------------                      VALUE AT ASSUMED
                        NUMBER OF         % OF TOTAL                                       ANNUAL RATES OF STOCK
                        SECURITIES       OPTIONS/SARS                                       PRICE APPRECIATION
                        UNDERLYING        GRANTED TO        EXERCISE OR                       FOR OPTION TERM
                       OPTIONS/SARS      EMPLOYEES IN       BASE PRICE      EXPIRATION     ---------------------
       NAME             GRANTED(#)        FISCAL YEAR           ($)            DATE         5% ($)      10% ($)
-------------------    ------------     ---------------     -----------     ----------     --------     --------
John L. Morgan            15,000(1)           21.2%             35.00        02/07/06       330,170      836,715
Leo C. Drozeski,
  Jr.                     12,000(1)           17.0%             35.00        02/07/06       264,136      669,372
Randall L. Hagan           2,500(2)            3.5%             35.00        02/07/06        55,028      139,453
John D. Barlow, Jr.        2,500(2)            3.5%             35.00        02/07/06        55,028      139,453
Anthony M. Vincent         1,500(2)            2.1%             35.00        02/07/06        33,017       83,672


---------------

(1) Each of these options was immediately exercisable.

(2) Each of these options becomes exercisable in 20% increments on February 7, 1997, 1998, 1999, 2000 and 2001.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises by the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation and the value of each officer's unexercised options.

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS\SARS AT            IN-THE-MONEY OPTIONS
                                           VALUE(1)       FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)(1)
                       SHARES ACQUIRED     REALIZED    -------------------------     -------------------------
       NAME            ON EXERCISE (#)       ($)       EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-------------------    ---------------     -------     -------------------------     -------------------------
John L. Morgan                   0               0            54,500/23,500                    925,000/362,813
Leo C. Drozeski,
Jr.                         20,800         387,562            12,000/13,600                     90,000/211,150
Randall L. Hagan                 0               0            16,500/ 5,500                    333,656/ 65,125
John D. Barlow, Jr.              0               0            14,100/ 5,300                    277,706/ 62,125
Anthony M. Vincent               0               0             9,800/ 3,900                    165,425/ 48,350

---------------

(1) Value of unexercised options based on the December 31, 1996, closing price of $42.50 per share of Common Stock.

RETIREMENT BENEFITS

     The following table illustrates annual retirement benefits payable under the Retirement Plan and the supplemental benefit plan, as amended in 1993 (the "Supplemental Plan"), to participants based on Final Average Earnings and years of credited service, assuming normal retirement at age 65.

                               PENSION PLAN TABLE

                ANNUAL RETIREMENT BENEFITS PAYABLE FOR CREDITED
                           SERVICE OF FINAL AVERAGE
             -----------------------------------------------------
                           10
EARNINGS     5 YEARS      YEARS      15 YEARS     20 OR MORE YEARS
--------     -------     -------     --------     ----------------
$100,000..   $ 6,250     $12,500     $ 18,750         $ 25,000
150,000..      9,375      18,750       28,125           37,500
200,000..     12,500      25,000       37,500           50,000
250,000..     15,625      31,250       46,875           62,500
300,000..     18,750      37,500       56,250           75,000
350,000..     21,875      43,750       65,625           87,500
400,000..     25,000      50,000       75,000          100,000
450,000..     28,125      56,250       84,375          112,500
500,000..     31,250      62,500       93,750          125,000
550,000..     34,375      68,750      103,125          137,500
600,000..     37,500      75,000      112,500          150,000

     Under the Retirement Plan, "Final Average Earnings" is the highest annual average compensation during any five consecutive calendar years within the ten-year period prior to the date the participant's benefits are determined. Annual retirement benefits at age 65 for all participants equal 25% of Final Average Earnings. The benefits under the Retirement Plan may be reduced depending upon the number of years of service with the Corporation or one of its subsidiaries or divisions.


     To the extent that benefits determined under the Retirement Plan's benefit formula are reduced because of compensation limitations imposed by the Internal Revenue Code of 1986, as amended, they will be paid under the Supplemental Plan.


     Benefit amounts are stated as payments in the form of a life annuity with a guarantee of 120 monthly payments and are in addition to Social Security benefits. Other actuarially equivalent forms of benefit may be selected.

     At December 31, 1996, Messrs. Morgan, Drozeski, Hagan, Barlow and Vincent had 27, 24, 18, 16 and 17 years of credited service for purposes of calculating retirement benefits, respectively, and $436,000, $295,000, $177,000, $174,000 and $134,500 Rates of Earnings, respectively.

     The Supplemental Plan provides certain key management personnel with additional supplemental retirement benefits. The Executive Compensation Committee selects participants and determines the amount payable to each participant under the Supplemental Plan. Benefits are paid at retirement and may be payable at death or disability. A participant's benefit may be reduced depending on the number of years of service with the Corporation or any of its subsidiaries. Benefit amounts under the Supplemental Plan are stated as annual payments in the form of a life annuity with a guarantee of 120 monthly payments. Benefits are paid in the form of benefit selected by the participant under the Retirement Plan. At December 31, 1996, Messrs. Morgan and Barlow were entitled to annual benefits under the Supplemental Plan of $12,000 and $5,000, respectively, at normal retirement age.

REMUNERATION OF DIRECTORS

     During the year ended December 31, 1996, each of the directors except Messrs. Barlow, Drozeski and Morgan was paid $750 for attendance at each Board meeting, $500 for attendance at each meeting of a Committee of the Board of which he was a member and $6,000 per year as a retainer. Such directors' fees may, at the director's election, be deferred until retirement. Interest will accrue thereon semi-annually at an interest rate equal to the 26-week U.S. Treasury Bill rate in effect on January 1 and July 1 of each year. Each chairman of a Committee of the Board received $2,000 per year as an additional retainer.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     One member of the Executive Compensation Committee, Mr. Bunzl, was the Chairman of the Board of the Corporation until December 31, 1994, and was formerly the Chief Executive Officer of the Corporation.

                   REPORT OF EXECUTIVE COMPENSATION COMMITTEE

     The Corporation's executive compensation program, as administered by the Executive Compensation Committee (the "Committee"), encompasses several components: base salary, cash bonus and long-term, stock-based incentive awards.


     The Committee determines base salaries based on a review of salaries paid to executives of companies of comparable size and type and on the inflation rate. The Committee attempts to set base salaries slightly below the middle of the range of salaries paid by such companies. The companies considered do not include all of the companies reflected in the Performance Graph on page 35. The Committee also takes into account level of responsibility, time in position and past performance in setting base salary. The Committee approved a base salary for Mr. Morgan for 1996 that reflected an increase of 4% above his 1995 base salary in response to inflation and to bring his salary more in line with the Committee's general sense of competitive salaries.


     In determining the cash bonuses for the Corporation's executives, the Committee reviews the Corporation's financial results as well as each individual's contribution to the Corporation's performance, especially his level of responsibility and leadership efforts. The procedure is essentially discretionary and subjective. When establishing Mr. Morgan's cash bonus, the Committee considers his total cash compensation (base salary and bonus) on a year to year basis. In determining Mr. Morgan's 1996 cash bonus, the Committee also reviewed the Corporation's performance for the year, as well as Mr. Morgan's individual efforts in enhancing that performance and his consistently strong performance as Chief Executive Officer. Mr. Morgan's cash bonus of $200,000 was 33% above his 1995 cash bonus. However, his total cash compensation increased only 14%, which was less than the Corporation's 23% increase in earnings per share from continuing operations.

     In 1996, the Corporation made stock-based incentive awards pursuant to the Incentive Plan to its executives who have contributed, and are expected to contribute, to the long-term financial performance of the Corporation. The Incentive Plan provides for the grant of (i) incentive stock options to purchase shares of Common Stock at no less than the fair market value of the Common Stock on the date of grant and (ii) non-qualified stock options to purchase shares of Common Stock at no less than 85% of the fair market value of the Common Stock on the date of grant. The Corporation has granted both incentive stock options and non-qualified stock options pursuant to the Incentive Plan, all of which have exercise prices of 100% of the fair market value of the Common Stock on the dates of such grants. The Incentive Plan also provides for the issuance of performance shares (the "Performance Shares") entitling an executive to receive one share of Common Stock for each Performance Share that vests after a pre-determined performance cycle (i) upon continued employment with the Corporation, (ii) upon satisfaction of certain pre-established performance goals, including achievement of corporate earnings per share and return on equity goals, and (iii) at the discretion of the Committee, based on individual performance. Achievement of these goals inures to the benefit of the shareholders, as well as the executives. On February 7, 1996, the executives listed on page 32 were awarded 33,500 options. Mr. Morgan received 15,000 of such options because of his critical long-term role in the Corporation's development. No Performance Shares were awarded in 1996.


     In adopting the Stay Bonus and Severance Benefit arrangements for certain key employees including Messrs. Drozeski, Barlow, Hagan and Vincent, described under "The Merger -- Interests of Certain Persons in the Merger," the Committee considered the importance of protecting the Corporation from efforts by competitors to hire such employees, and to reduce other distractions, to which such employees may be exposed during the transition period with respect to the ownership of the Corporation.

     In approving Mr. Morgan's severance arrangements also described above, the Committee initially attempted to provide him with compensation comparable to what he would have received if he were permitted by an acquiror of the Corporation to continue in his present position and at his current compensation level through his normal retirement date.

     Because none of the Corporation's executive officers has received annual compensation in excess of $1 million, the Corporation has not taken any position with respect to the cap on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993.

                      Executive Compensation Committee
                           Rudolph H. Bunzl
                           Manuel Deese
                           Stanley F. Pauley
                           Harry H. Warner (Chairman)

                               PERFORMANCE GRAPH


                                    [GRAPH]

                                                        Nasdaq
                          American                   Non-Financial
                          Filtrona       S&P 500       Stocks
                         --------       -------     -------------
                          100.00         100.00        100.00
                  1992    118.86         107.70        109.39
                  1993    120.09         118.47        126.30
                  1994    130.32         120.05        121.44
                  1995    171.97         165.08        169.24
                  1996    218.58         203.46        205.62

Assumes $100 invested on January 1, 1992 with dividends reinvested.


                            INDEPENDENT ACCOUNTANTS

     Upon appointment by the Corporation's Board of Directors, ratified by the holders of the shares of Common Stock, Coopers & Lybrand L.L.P., independent public accountants, audited and reported on the consolidated financial statements of the Corporation and its subsidiaries for the year ended December 31, 1996. Such financial statements have been incorporated by reference in this Proxy Statement in reliance upon such report. The Board of Directors, upon recommendation of its Audit Committee, has designated Coopers & Lybrand L.L.P., independent accountants, as auditors of the financial statements for the fiscal year ending December 31, 1997, subject to shareholder ratification.

     Although shareholder ratification of this action is not required under applicable law, the Board believes it is desirable to afford the shareholders a vote on this matter. Should this designation not be so ratified, the Board intends to reconsider its action in light of this result. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE DESIGNATION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS TO AUDIT AND REPORT UPON THE FINANCIAL STATEMENTS OF THE CORPORATION FOR THE YEAR 1997. IT IS INTENDED THAT PROXIES WILL BE VOTED FOR RATIFICATION UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN IN THE PROXY.

                             ADDITIONAL INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Corporation with the SEC, are incorporated herein by reference:

     (i) the Corporation's Annual Report on Form 10-K filed March 31, 1997, for the year ended December 31, 1996;


     (ii) the Corporation's Quarterly Report on Form 10-Q filed May 7, 1997, for the quarterly period ended March 31, 1997;



     (iii) the Corporation's Quarterly Report on Form 10-Q filed July 28, 1997, for the quarterly period ended June 30, 1997; and


     (iv) the Corporation's Current Reports on Form 8-K filed February 14, 1997, February 28, 1997, and July 8, 1997, and dated February 7, 1997, February 19, 1997, and June 27, 1997, respectively.

     All reports and definitive proxy or information statements filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference into this Proxy Statement from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

     A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented herein or delivered herewith will be provided without charge to each person, including any beneficial owner, to whom a Proxy Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to the Corporate Secretary at the address set forth below in "Other Matters."

                             SHAREHOLDER PROPOSALS

     If the Merger is consummated, no public annual meetings of shareholders of the Corporation will be held in the future. If the Merger is not consummated, the next annual meeting of shareholders of the Corporation will be held on April 28, 1998. Under regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at that meeting must present such proposal to the Corporation at its principal office in Richmond, Virginia, by November 13, 1997, for the proposal to be considered for inclusion in the Corporation's proxy statement.

     In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, even if the proposal is not to be included in the Corporation's proxy statement, the Corporation's Bylaws provide that the shareholder must give timely notice in writing to the Secretary of the Corporation not later than 60 days prior to the annual meeting. As to each matter, the notice must contain (i) a brief description of the matter and the reasons for addressing it at the annual meeting, (ii) the name of, record address of and class and number of shares beneficially owned by the shareholder proposing such business and (iii) any material interest of the shareholder in such business.

                                 OTHER MATTERS


     The Board of Directors of the Corporation as of August 25, 1997, is not aware of any matters to be presented for action at the meeting other than the
(i) approval of the Merger Agreement and the Plan of Merger, (ii) election of directors and (iii) ratification of independent accountants, and does not intend to bring any other matters before the Annual Meeting. However, if any other matters properly come before the meeting or any adjournment thereof the person or persons voting the proxies will vote in accordance with their judgment.


     A copy of the Corporation's 1996 Annual Report on Form 10-K as required to be filed with the SEC will be provided on written request without charge to any shareholder whose proxy is being solicited by the Board of Directors. The written request should be directed to the Secretary of the Corporation, P.O. Box 31640, Richmond, Virginia 23294.

                                         By Order of the Board of Directors,
                                         ANNE B. GIBBS
                                         Secretary

                                                                         ANNEX I

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              AGREEMENT OF MERGER
                                     AMONG
                              FIL HOLDINGS CORP.,
                                FIL MERGER CORP.
                                      AND
                         AMERICAN FILTRONA CORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 JULY 29, 1997

ARTICLE 1
THE BUSINESS COMBINATION..............................................................................................    A-1
     1.1       THE MERGER.............................................................................................    A-1
     1.2       CLOSING................................................................................................    A-1
     1.3       EFFECTIVE TIME OF THE MERGER...........................................................................    A-1
     1.4       ARTICLES OF INCORPORATION; BYLAWS......................................................................    A-2
     1.5       DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION....................................................    A-2

ARTICLE 2
CONVERSION AND EXCHANGE OF SHARES; ADDITIONAL ACTION..................................................................    A-2
     2.1       CONVERSION OF SHARES...................................................................................    A-2
               (a)    AFC COMMON STOCK................................................................................    A-2
               (b)    SUBCORP STOCK...................................................................................    A-2
     2.2       MERGER CONSIDERATION...................................................................................    A-2
     2.3       STOCK TRANSFER BOOKS...................................................................................    A-2
     2.4       SURRENDER AND EXCHANGE OF CERTIFICATES REPRESENTING AFC COMMON STOCK...................................    A-2
               (a)    EXCHANGE AGENT..................................................................................    A-2
               (b)    SURRENDER OF CERTIFICATES.......................................................................    A-2
               (c)    LOST CERTIFICATES...............................................................................    A-3
               (d)    NO INTEREST.....................................................................................    A-3
               (e)    WITHHOLDING RIGHTS..............................................................................    A-3

ARTICLE 3
AFC STOCK OPTIONS.....................................................................................................    A-3

ARTICLE 4
REPRESENTATIONS AND WARRANTIES........................................................................................    A-3
4.1            REPRESENTATIONS AND WARRANTIES BY AFC..................................................................    A-3
               (a)    ORGANIZATION AND QUALIFICATION..................................................................    A-3
               (b)    CAPITALIZATION..................................................................................    A-3
               (c)    AUTHORITY.......................................................................................    A-4
               (d)    NON-CONTRAVENTION...............................................................................    A-4
               (e)    GOVERNMENTAL CONSENTS...........................................................................    A-4
               (f)    PERIODIC REPORTS................................................................................    A-4
               (g)    SUBSIDIARIES....................................................................................    A-5
               (h)    FINANCIAL STATEMENTS............................................................................    A-5
               (i)    ABSENCE OF CERTAIN CHANGES OR EVENTS............................................................    A-6
               (j)    GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS.............................................    A-6
               (k)    CONDUCT OF BUSINESS.............................................................................    A-7
               (l)    TAX MATTERS.....................................................................................    A-7
               (m)    PROPERTY........................................................................................    A-7
               (n)    MATERIAL CONTRACTS..............................................................................    A-8
               (o)    LEGAL PROCEEDINGS...............................................................................    A-9
               (p)    LABOR RELATIONS.................................................................................   A-10
               (q)    INSIDER INTERESTS...............................................................................   A-10
               (r)    INTELLECTUAL PROPERTY...........................................................................   A-10
               (s)    INSURANCE.......................................................................................   A-11
               (t)    PROXY STATEMENT.................................................................................   A-11
               (u)    EMPLOYEE AND FRINGE BENEFIT PLANS...............................................................   A-11

               (v)    MAJOR CUSTOMERS.................................................................................   A-13
               (w)    SECTIONS 13.1-725 THROUGH 13.1-727.1............................................................   A-13
               (x)    ENVIRONMENTAL...................................................................................   A-13
               (y)    ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS...............................................   A-15
               (z)    BROKERS, FINDERS AND INVESTMENT BANKERS.........................................................   A-15
               (aa)   INVENTORIES AND RAW MATERIALS OF FIBERS BUSINESS................................................   A-15
               (bb)   RECEIVABLES OF THE FIBERS BUSINESS..............................................................   A-15
               (cc)   EMPLOYEES OF FIBERS BUSINESS....................................................................   A-15
               (dd)   PRODUCTS OF THE FIBERS BUSINESS.................................................................   A-15
               (ee)   INTRACOMPANY ACCOUNTS...........................................................................   A-15
               (ff)   FOREIGN CURRENCY EXPOSURES......................................................................   A-16
               (gg)   COMPANY NAME....................................................................................   A-16
               (hh)   INDEBTEDNESS....................................................................................   A-16
     4.2       REPRESENTATIONS AND WARRANTIES BY HOLDINGS AND SUBCORP.................................................   A-16
               (a)    ORGANIZATION AND QUALIFICATION, ETC.............................................................   A-16
               (b)    AUTHORITY.......................................................................................   A-16
               (c)    NON-CONTRAVENTION...............................................................................   A-16
               (d)    GOVERNMENTAL CONSENTS...........................................................................   A-17
               (e)    PROXY STATEMENT.................................................................................   A-17
               (f)    ACTIVITIES OF HOLDINGS AND SUBCORP..............................................................   A-17
               (g)    LEGAL PROCEEDINGS...............................................................................   A-17
               (h)    BROKERS, FINDERS AND INVESTMENT BANKERS.........................................................   A-17
               (i)    OBLIGATIONS TO FUND.............................................................................   A-17
               (j)    ABSENCE OF CERTAIN CHANGES......................................................................   A-17

ARTICLE 5
ADDITIONAL COVENANTS AND AGREEMENTS...................................................................................   A-18
     5.1       CONDUCT OF BUSINESS....................................................................................   A-18
               (a)    OPERATION BY AFC IN THE ORDINARY COURSE OF BUSINESS.............................................   A-18
               (b)    FORBEARANCES BY AFC.............................................................................   A-18
               (c)    CONDUCT OF THE FIBERS BUSINESS..................................................................   A-19
               (d)    NOTICES OF CERTAIN EVENTS.......................................................................   A-19
     5.2       AFC SHAREHOLDERS MEETING...............................................................................   A-20
     5.3       BEST EFFORTS; FURTHER ASSURANCES; COOPERATION..........................................................   A-20
               (a)    REGULATORY ACTION...............................................................................   A-20
               (b)    CERTAIN LEGAL PROCEEDINGS.......................................................................   A-20
               (c)    NOTICE..........................................................................................   A-20
     5.4       INVESTIGATION; CONFIDENTIALITY.........................................................................   A-20
     5.5       EXPENSES...............................................................................................   A-21
     5.6       PROXY STATEMENT........................................................................................   A-21
     5.7       PERIODIC REPORTS.......................................................................................   A-21
     5.8       PUBLIC ANNOUNCEMENTS...................................................................................   A-21
     5.9       ANTITRUST CHALLENGES...................................................................................   A-21
     5.10      EMPLOYEE MATTERS.......................................................................................   A-21
               (a)    STAY BONUSES AND SEVERANCE AGREEMENTS...........................................................   A-21
               (b)    EMPLOYEE BENEFIT PLAN MATTERS...................................................................   A-21
     5.11      ACCOUNTANT'S LETTERS...................................................................................   A-22

     5.12      NON SOLICITATION; COMPETING OFFERS.....................................................................   A-22
     5.13      INVESTMENT SECURITIES..................................................................................   A-22
     5.14      FILPAC INDEBTEDNESS....................................................................................   A-22
     5.15      SETTLEMENT OF LAWSUITS.................................................................................   A-22

ARTICLE 6
CONDITIONS TO THE MERGER..............................................................................................   A-22
     6.1       CONDITIONS TO OBLIGATIONS OF EACH PARTY................................................................   A-22
               (a)    AFC SHAREHOLDER APPROVAL........................................................................   A-22
               (b)    HSR ACT.........................................................................................   A-22
               (c)    PROXY STATEMENT.................................................................................   A-22
               (d)    INJUNCTION, ETC.................................................................................   A-22
     6.2       CONDITIONS TO OBLIGATIONS OF HOLDINGS AND SUBCORP......................................................   A-22
               (a)    CONSENTS, AUTHORIZATIONS, ETC...................................................................   A-23
               (b)    REPRESENTATIONS AND WARRANTIES..................................................................   A-23
               (c)    CERTIFICATE.....................................................................................   A-23
               (d)    OPINION OF AFC'S COUNSEL........................................................................   A-23
               (e)    LETTERS FROM ACCOUNTANTS........................................................................   A-23
               (f)    ADDITIONAL CERTIFICATES, ETC....................................................................   A-23
               (g)    RESIGNATIONS....................................................................................   A-23
               (h)    MORGAN CONSULTING AND NONCOMPETITION AGREEMENTS.................................................   A-23
               (i)    MORGAN SEVERANCE AGREEMENT......................................................................   A-23
               (j)    TRANSFER AGENT'S CERTIFICATE....................................................................   A-23
     6.3       CONDITIONS TO OBLIGATIONS OF AFC.......................................................................   A-23
               (a)    CONSENTS, AUTHORIZATIONS, ETC...................................................................   A-23
               (b)    REPRESENTATIONS AND WARRANTIES..................................................................   A-24
               (c)    CERTIFICATE.....................................................................................   A-24
               (d)    OPINIONS OF HOLDINGS' AND SUBCORP'S COUNSEL.....................................................   A-24
               (e)    ADDITIONAL CERTIFICATES, ETC....................................................................   A-24
               (f)    FAIRNESS OPINION................................................................................   A-24

ARTICLE 7
TERMINATION AND ABANDONMENT...........................................................................................   A-24
     7.1       TERMINATION AND ABANDONMENT............................................................................   A-25
     7.2       SPECIFIC PERFORMANCE...................................................................................   A-25
     7.3       RIGHTS AND OBLIGATIONS UPON TERMINATION................................................................   A-25
     7.4       CERTAIN FEES AND EXPENSES..............................................................................   A-25
               (a)    EXPENSES........................................................................................   A-25
               (b)    FEE.............................................................................................   A-26
               (c)    PAYMENT.........................................................................................   A-26
     7.5       EFFECT OF TERMINATION..................................................................................   A-26

ARTICLE 8
GENERAL PROVISIONS....................................................................................................   A-26
     8.1       WAIVER OF CERTAIN CONDITIONS...........................................................................   A-26
     8.2       NOTICES................................................................................................   A-27
     8.3       TABLE OF CONTENTS; HEADINGS............................................................................   A-27
     8.4       AMENDMENT..............................................................................................   A-27
     8.5       NO SURVIVAL OF REPRESENTATIONS, WARRANTIES OR COVENANTS................................................   A-27

     8.6       SEVERABILITY...........................................................................................   A-27
     8.7       WAIVER.................................................................................................   A-27
     8.8       NO THIRD PARTY BENEFICIARIES; ASSIGNMENT...............................................................   A-27
     8.9       TIME OF THE ESSENCE; COMPUTATION OF TIME...............................................................   A-28
     8.10      COUNTERPARTS...........................................................................................   A-28
     8.11      GOVERNING LAW..........................................................................................   A-28
     8.12      ENTIRE AGREEMENT.......................................................................................   A-28

                                                      LIST OF EXHIBITS
Exhibit A     Plan of Merger
Exhibit B-1   Letter Agreement
Exhibit B-2   Irrevocable Proxy
Exhibit C     Articles of Merger
Exhibit D     Opinion of AFC's Counsel
Exhibit E-1   Form of John L. Morgan's Consulting Agreement
Exhibit E-2   Form of John L. Morgan's Noncompetition Agreement
Exhibit F     Opinion of Holdings' Counsel
Exhibit G     Opinion of SubCorp's Counsel

                                                      LIST OF SCHEDULES
Schedule    3.1           AFC Stock Option Plans
            4.1(b)        Capitalization
            4.1(d)        Non-Contravention
            4.1(e)        Governmental Consents
            4.1(g)        AFC Subsidiaries
            4.1(h)(iii)   Fibers Business Liabilities
            4.1(i)        Certain Changes or Events
            4.1(j)        Governmental Authorizations and Compliance with Laws
            4.1(j)(ii)    Permits
            4.1(l)        Tax Matters
            4.1(m)(i)     Possession of Properties
            4.1(m)(ii)    Fibers Real Property
            4.1(m)(iii)   Fibers Personal Property
            4.1(m)(iv)    Headquarters Property
            4.1(n)        Material Contracts
            4.1(o)        Legal Proceedings
            4.1(p)        Labor Relations
            4.1(q)        Insider Interests
            4.1(r)        Intellectual Property
            4.1(s)        Insurance
            4.1(u)        Employee and Fringe Benefit Plans
            4.1(v)        Major Customers of AFC
            4.1(x)        Environmental
            4.1(cc)       Fibers Business Employees
            4.1(ee)       Intracompany Accounts
            4.1(ff)(i)    Foreign Currency -- Products
            4.1(ff)(ii)   Foreign Currency -- Raw Materials
            4.1(hh)       Indebtedness
            5.1           Conduct of Business

            5.1(b)(vi)    Capital Expenditures
            5.10          Stay Bonuses and Severance Agreements

                                 DEFINED TERMS

AFC.................................................................................................                Preamble
AFC Common Stock....................................................................................    Background Statement
AFC Financial Statements............................................................................          Section 4.1(h)
AFC Quarterly Report................................................................................          Section 4.1(h)
AFC Stock Option Plans..............................................................................             Section 3.1
AFC Stock Options...................................................................................             Section 3.1
AFC Shareholders Meeting............................................................................            Section 4(t)
Acquisition Agreement...............................................................................    Background Statement
Affiliate...........................................................................................          Section 4.1(n)
Agreement...........................................................................................                Preamble
Applicable Plan Year-End............................................................................          Section 4.1(u)
Articles of Merger..................................................................................             Section 1.3
Associate...........................................................................................          Section 4.1(n)
best of AFC's knowledge.............................................................................          Section 4.1(j)
Bunzl...............................................................................................          Section 5.4(c)
Buyer Benefit Plans.................................................................................         Section 5.10(b)
Certificates........................................................................................          Section 2.4(b)
Closing.............................................................................................             Section 1.2
Closing Date........................................................................................             Section 1.2
Code................................................................................................          Section 2.4(e)
Commission..........................................................................................             Section 1.3
Competing Transaction...............................................................................             Section 7.1
Confidentiality Agreement...........................................................................             Section 5.4
EEOC................................................................................................          Section 4.1(p)
Effective Time......................................................................................             Section 1.3
Employee Plans......................................................................................          Section 4.1(u)
Environmental Laws..................................................................................          Section 4.1(x)
ERISA...............................................................................................          Section 4.1(u)
ERISA Affiliate.....................................................................................          Section 4.1(u)
Exchange Act........................................................................................          Section 4.1(f)
Exchange Agent......................................................................................          Section 2.4(a)
Expenses............................................................................................          Section 7.4(a)
Fee.................................................................................................          Section 7.4(b)
Fibers Balance Sheet................................................................................          Section 4.1(h)
Fibers Balance Sheet Date...........................................................................          Section 4.1(h)
Fibers Business.....................................................................................          Section 4.1(h)
Fibers Financial Statements.........................................................................          Section 4.1(h)
Fibers Intellectual Property Agreement..............................................................          Section 4.1(r)
Fibers Intellectual Property Rights.................................................................          Section 4.1(r)
Fibers Material Adverse Effect......................................................................          Section 4.1(i)
Fibers Real Property................................................................................          Section 4.1(m)
FTC.................................................................................................          Section 4.1(e)
Governmental Entity.................................................................................          Section 4.1(e)

hazardous materials.................................................................................          Section 4.1(x)
Hazardous Substance.................................................................................          Section 4.1(x)
Holdings............................................................................................                Preamble
Holdings Material Contract..........................................................................          Section 4.2(d)
HSR Act.............................................................................................          Section 4.1(d)
"Immediate Family"..................................................................................          Section 4.1(n)
Intellectual Property...............................................................................          Section 4.1(r)
Intellectual Property Agreement.....................................................................          Section 4.1(d)
Intellectual Property Agreements....................................................................          Section 4.1(r)
IRS.................................................................................................       Section 4.1(u)(i)
Justice.............................................................................................          Section 4.1(e)
Lien................................................................................................          Section 4.1(d)
Material Adverse Change.............................................................................          Section 4.1(i)
Material Adverse Effect.............................................................................          Section 4.1(a)
Material Contract...................................................................................          Section 4.1(d)
Material Contracts..................................................................................          Section 4.1(n)
Merger..............................................................................................    Background Statement
Merger Consideration................................................................................          Section 2.1(a)
multi-employer plan.................................................................................          Section 4.1(u)
NASDAQ..............................................................................................          Section 2.4(b)
NLRB................................................................................................          Section 4.1(p)
Option Payment......................................................................................             Section 3.1
PBGC................................................................................................          Section 4.1(u)
Plan of Merger......................................................................................    Background Statement
Performance Share Awards............................................................................          Section 4.1(b)
Permits.............................................................................................          Section 4.1(j)
Permitted Liens.....................................................................................          Section 4.1(m)
Proxy Statement.....................................................................................          Section 4.1(t)
Registration Statement..............................................................................          Section 4.1(u)
second request......................................................................................          Section 5.3(a)
SEC.................................................................................................          Section 4.1(d)
Securities Act......................................................................................          Section 4.1(f)
SubCorp.............................................................................................                Preamble
Subsidiary..........................................................................................          Section 4.1(g)
Surviving Corporation...............................................................................             Section 1.1
Super Fund..........................................................................................          Section 4.1(x)
Super Lien..........................................................................................          Section 4.1(x)
Tax Returns.........................................................................................          Section 4.1(l)
Taxes...............................................................................................          Section 4.1(l)
toxic substances....................................................................................          Section 4.1(x)
VSCA................................................................................................             Section 1.1
Waste...............................................................................................          Section 4.1(x)

                              AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER (this "Agreement") is made as of July 29, 1997 among AMERICAN FILTRONA CORPORATION, a Virginia corporation ("AFC"), FIL Holdings Corp., a Delaware corporation ("Holdings") and FIL Merger Corp., a Virginia corporation ("SubCorp"), which is a wholly-owned subsidiary of Holdings.

                              BACKGROUND STATEMENT

     Holdings and AFC desire to effect a business combination of AFC and SubCorp pursuant to the Plan of Merger attached hereto as EXHIBIT A (the "Plan of Merger"), by which SubCorp will merge with and into AFC, and the holders of shares of AFC common stock, $1.00 par value ("AFC Common Stock"), other than Holdings and any of its Subsidiaries (as hereinafter defined), will receive cash in exchange for AFC Common Stock, as provided in this Agreement (the "Merger"). The respective Boards of Directors of Holdings, SubCorp and AFC each has, and Holdings as the sole shareholder of SubCorp has, approved this Agreement and the Plan of Merger. The Board of Directors of AFC has directed that this Agreement and the Plan of Merger be submitted to the shareholders of AFC for their approval.

     The parties contemplate that concurrently with the Closing shares of AFC Common Stock may be indirectly acquired by Holdings from certain parties pursuant to that certain Acquisition Agreement dated as of the date hereof among Holdings, RNBT Holdings, LLC, a Georgia limited liability company and WBT Holdings, LLC, a Georgia limited liability company (the "Acquisition Agreement").

     The parties further contemplate that certain of the shareholders of AFC will grant an irrevocable proxy pursuant to the Letter Agreement and the Irrevocable Proxy attached hereto as EXHIBIT B-1 and EXHIBIT B-2, respectively, with respect to the voting of their shares of AFC Common Stock to approve this Agreement and the Plan of Merger.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                            THE BUSINESS COMBINATION

     1.1 THE MERGER. Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time (as defined in Section 1.3 hereof), SubCorp shall be merged with and into AFC in accordance with the provisions of this Agreement, the Plan of Merger and the Virginia Stock Corporation Act (the "VSCA"), and the separate existence of SubCorp shall thereupon cease, and AFC, as the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), shall continue its corporate existence under the laws of the Commonwealth of Virginia as a wholly-owned subsidiary of Holdings. The Plan of Merger provides for the terms and conditions of the Merger, which terms and conditions are incorporated herein and made a part of this Agreement by reference. The Merger shall have the effects provided under the applicable laws of the Commonwealth of Virginia including, but not limited to, Section 13.1-721 of the VSCA.

     1.2 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hunton & Williams, Riverfront Plaza, 951 East Byrd Street, Richmond, Virginia 23219-4074, as soon as possible after all conditions set forth in Article 6 have been satisfied or waived in writing but in no event later than the third business day after all such conditions shall have been satisfied or waived (the "Closing Date") or on such other date or time as the parties shall agree.

     1.3  EFFECTIVE TIME OF THE MERGER. If all the conditions set forth in
Article 6 shall have been fulfilled or waived in accordance with this Agreement and provided that this Agreement and the Plan of Merger have not been terminated pursuant to Article 7, the parties shall cause the articles of merger attached hereto as EXHIBIT C (the "Articles of Merger") to be executed, delivered and filed with the State Corporation Commission of the Commonwealth of Virginia (the "Commission") in accordance with the provisions of the VSCA. The Merger shall become effective at the time a certificate of merger is issued by the Commission with respect to the Merger unless a later effective time and date is specified in the Articles of Merger pursuant to the VSCA (the "Effective Time").

     1.4 ARTICLES OF INCORPORATION; BYLAWS. The Articles of Incorporation and Bylaws of AFC shall be amended and restated at the Effective Time in the form of the Articles of Incorporation and Bylaws of SubCorp as in effect immediately prior to the Effective Time.

     1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, the persons who are directors and officers of SubCorp at the Effective Time will become the directors and officers of the Surviving Corporation.

                                   ARTICLE 2

              CONVERSION AND EXCHANGE OF SHARES; ADDITIONAL ACTION

     2.1 CONVERSION OF SHARES. In accordance with the Plan of Merger, at the Effective Time, by virtue of the Merger and without any further action on the part of any holder thereof:

          (a) AFC COMMON STOCK. Each issued and outstanding share of AFC Common Stock, excluding any such shares held by any of AFC's Subsidiaries and excluding any such shares held by Holdings or any of its Subsidiaries, shall automatically be converted into only the right to receive from the Surviving Corporation the consideration for the Merger as set forth in Sections 2.2 and 2.4 (the "Merger Consideration"). Each share of AFC Common Stock held by any of AFC's Subsidiaries or by Holdings or any of its Subsidiaries shall be automatically canceled and extinguished, and no payment shall be made in respect thereof.

          (b) SUBCORP STOCK. Each issued and outstanding share of SubCorp shall automatically be converted into one common share, $1.00 par value, of the Surviving Corporation. Such shares shall thereafter constitute all of the issued and outstanding shares of the Surviving Corporation.

     2.2 MERGER CONSIDERATION. In accordance with the Plan of Merger and this Agreement, the Merger Consideration to be paid for each share of AFC Common Stock shall be Forty Six Dollars and 52 cents ($46.52) in cash.

     2.3 STOCK TRANSFER BOOKS. From and after the Effective Time, no transfer of AFC Common Stock outstanding prior to the Effective Time shall be registered on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates for AFC Common Stock other than shares held by Holdings and its Subsidiaries are presented to the Surviving Corporation for transfer, such certificates shall be canceled and exchanged for the consideration as described in Sections 2.1 and 2.2 and in accordance with the Plan of Merger.

     2.4  SURRENDER AND EXCHANGE OF CERTIFICATES REPRESENTING AFC COMMON STOCK.

          (a) EXCHANGE AGENT. Prior to the mailing of the Proxy Statement (as hereinafter defined) to the holders of record of AFC Common Stock, Holdings shall appoint ChaseMellon Shareholder Services L.L.C. to act as exchange agent for the Merger (the "Exchange Agent") pursuant to an exchange agent agreement reasonably acceptable to AFC and Holdings. Immediately prior to the Effective Time, SubCorp shall deposit with the Exchange Agent cash in the amount of (i) the Merger Consideration payable under Section 2.1(a) and
     (ii) the Option Payments payable under Section 3.1 and, pursuant to irrevocable instructions, direct the Exchange Agent to pay the Merger Consideration.

          (b) SURRENDER OF CERTIFICATES. Promptly after the Effective Time, Holdings shall cause the Exchange Agent to mail and otherwise make available to each record holder as of the Effective Time of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of AFC Common Stock (the "Certificates"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof, which letter of transmittal shall comply with all applicable rules and regulations of the NASDAQ Stock Market ("NASDAQ"). Upon surrender to the Exchange Agent of the Certificates, together with such letter of transmittal duly executed, the holder of such Certificates shall be entitled to receive promptly in exchange therefor a check representing the Merger Consideration to which such holder shall have become entitled pursuant to Section 2.2 and the Plan of Merger, and the Certificates so surrendered shall forthwith be canceled. If any portion of the Merger Consideration to be received upon exchange of a Certificate is to be paid to a person other than the person in whose name the Certificate surrendered and exchanged therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a check representing cash to such other person, or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. From the Effective Time until surrender in accordance with the provisions of this Section 2.4 and the Plan of Merger, each Certificate (other than Certificates held by Holdings or any of its Subsidiaries) shall represent for all purposes only the right to receive the Merger Consideration. All payments in respect of AFC Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

          (c) LOST CERTIFICATES. In the case of any lost, misplaced, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the Merger Consideration, to deliver to Holdings an indemnity agreement and a bond in such reasonable sum as Holdings may direct as indemnity against any claim that may be made against the Exchange Agent, Holdings or the Surviving Corporation with respect to the Certificate alleged to have been lost, misplaced, stolen or destroyed.

          (d) NO INTEREST. No interest shall be paid or accrued on any portion of the Merger Consideration regardless of the cause for delay in payment of the Merger Consideration.

          (e) WITHHOLDING RIGHTS. Holdings or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of AFC Common Stock and pay to the appropriate tax authority such amounts as Holdings or the Exchange Agent is required to deduct, withhold and pay with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Holdings or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of AFC Common Stock in respect of which such deduction and withholding was made by Holdings or the Exchange Agent.

                                   ARTICLE 3

                               AFC STOCK OPTIONS

     3.1 SCHEDULE 3.1 lists all plans for the issuance of options to acquire AFC Common Stock (the "AFC Stock Option Plans") and plans for awards of performance shares, if any, together with a list of all outstanding and unexercised options and all awards of performance shares, if any, under those plans, including as to each option or performance share award, the number of shares of AFC Common Stock covered by such option or performance share award, if any, the date of grant of such option or performance share award, if any, and the date of expiration of such option. True and correct copies of all plans, and a copy of each form of option and performance share award listed on SCHEDULE 3.1 have been delivered to Holdings. All outstanding options to purchase AFC Common Stock granted pursuant to the AFC Stock Option Plans shall become exercisable at the Effective Time and each holder shall receive from the Exchange Agent, as soon as practicable after the Effective Time, a payment equal to the per share Merger Consideration less the applicable option exercise price for each share subject to an outstanding option (each such payment an "Option Payment").

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     4.1 REPRESENTATIONS AND WARRANTIES BY AFC. AFC represents and warrants to and agrees with Holdings and SubCorp as of the date of this Agreement and as of the Closing as follows:

          (a) ORGANIZATION AND QUALIFICATION. AFC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each of the jurisdictions in which the failure to be so qualified would have a material adverse effect on the consolidated financial condition, results of operations or business of AFC and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The copies of AFC's Articles of Incorporation and Bylaws, as amended to date, that have been delivered to Holdings, are complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof.


          (b) CAPITALIZATION. The authorized capital stock of AFC consists of 10,000,000 shares of AFC Common Stock. All of the issued and outstanding shares of AFC Common Stock are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights. As of the date hereof: (i) 3,817,629 shares of AFC Common Stock are issued and outstanding; (ii) 257,800 shares of AFC Common Stock are subject to outstanding options pursuant to the AFC Stock Option Plans; and (iii) there are no outstanding performance share awards under the 1988 Performance Share Plan (the "Performance Share Awards"). Except as set forth on SCHEDULE 3.1 or
     SCHEDULE 4.1(B) and in this Section 4.1(b), there are no shares of capital stock of AFC outstanding, and there are no subscriptions, options, convertible securities, calls, rights, warrants, performance share awards or other agreements, claims or commitments of any nature whatsoever obligating AFC to issue, transfer, register with any securities commission or other authority, deliver or sell or cause to be issued, transferred, so registered, delivered or sold, additional shares of the capital stock or other securities of AFC or obligating AFC to grant, extend or enter into any such agreement or commitment.

          (c) AUTHORITY. AFC has the corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the approval of this Agreement and the Plan of Merger by the affirmative vote of more than two-thirds of the outstanding shares of AFC Common Stock, to consummate the Merger. The execution and delivery by AFC of this Agreement and the consummation by AFC of the Merger in accordance with the Plan of Merger have been duly authorized by its Board of Directors. Except for the approval of this Agreement and the Plan of Merger by the holders of AFC Common Stock, no other corporate action on the part of AFC is necessary to authorize the execution and delivery of this Agreement by AFC or the consummation by AFC of the Merger in accordance with the Plan of Merger. This Agreement has been duly executed and delivered by AFC and is a valid, binding and enforceable agreement of AFC.

          (d) NON-CONTRAVENTION. The execution and delivery of this Agreement by AFC do not and, subject to the approval of this Agreement and the Plan of Merger by the holders of AFC Common Stock, the filing of all necessary forms with the Securities and Exchange Commission (the "SEC") and the expiration of all applicable waiting periods after the filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") referred to in paragraph (e) below, the consummation by AFC of the Merger, will not (A) violate or conflict with any provision of the Articles of Incorporation or Bylaws of AFC or any of its Subsidiaries, or (B) except as set forth on SCHEDULE 4.1(D) and except insofar as it would not have a Material Adverse Effect, violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under any provision of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after the giving of notice or lapse of time or both), any obligation or benefit under, or result in the creation or imposition of any Lien (as hereinafter defined) upon any of the assets or properties of AFC or any of its Subsidiaries or require consent, authorization or approval of any person or entity pursuant to any provision of any "Material Contract" (as hereinafter defined), "Intellectual Property Agreement" (as hereinafter defined), or law, ordinance, regulation, order, arbitration award, judgment or decree to which AFC or any of its Subsidiaries is a party or by which it or its assets or properties are bound and will not constitute an event permitting termination of any Material Contract or Intellectual Property Agreement to which AFC or any of its Subsidiaries is a party or require any additional payment or expense to avoid any such event. As used herein, a "Lien" with respect to any property refers to any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind (including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement) relating to such property. Except for violations, conflicts, defaults, accelerations, terminations, entitlements, creations or impositions of Liens or other encumbrances, conflicts or events described on SCHEDULE 4.1(D), no such event shall cause a Material Adverse Effect or cause any material damage, additional cost or expense (including any payments or expenses incurred to obtain consents or waivers) to Holdings or the Surviving Corporation.

          (e)  GOVERNMENTAL CONSENTS. Except for the consents described in
     SCHEDULE 4.1(E), other than the filing of the Proxy Statement (as hereinafter defined) with the SEC, filings with the Federal Trade Commission (the "FTC") and the Department of Justice ("Justice") as required by the HSR Act and the filing of the Articles of Merger with the Commission, no consent, authorization, clearance, order or approval of, or filing or registration with, any executive, judicial or other public authority, agency, department, bureau, division, unit or court or other public person or entity (any of which is hereinafter referred to as a "Governmental Entity") is required for or in connection with the execution and delivery of this Agreement by AFC and the consummation by AFC of the Merger.

          (f) PERIODIC REPORTS. Since January 1, 1993, AFC has timely filed all forms and reports with the SEC required to be filed by it pursuant to the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the SEC rules and regulations thereunder, all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules promulgated thereunder, except for such statements, if any, as have been modified by subsequent filings. AFC has delivered all such forms and reports to Holdings. None of such forms or reports at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings.

          (g) SUBSIDIARIES. AFC owns, directly or indirectly, all the outstanding capital stock of each of its Subsidiaries, free and clear of all Liens and all such capital stock is duly authorized, validly issued and outstanding, fully paid and nonassessable, and except as set forth in
     SCHEDULE 4.1(G), neither AFC nor any of its Subsidiaries has made any material investment in, or material advance of cash or other extension of credit to, any person, corporation or other entity other than its Subsidiaries. None of such Subsidiaries has any commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person (other than AFC) any right to acquire from such Subsidiary, any shares of its capital stock, and no such securities or obligations are outstanding. Each of AFC's Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. Each of AFC's Subsidiaries is duly qualified to do business and is in good standing in all jurisdictions where such qualification is required and where failure to so qualify would have a Material Adverse Effect. As used in this Agreement, the term "Subsidiary" means, with respect to any person, corporation or other entity, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is at that time directly or indirectly owned or controlled by such person, corporation or other entity, or by any one or more of its Subsidiaries, or by such person, corporation or other entity, and one or more of its Subsidiaries.

          (h)  FINANCIAL STATEMENTS.

             (i) AFC has previously furnished Holdings with a true and complete copy of the balance sheets of AFC as of December 31, 1994, 1995 and 1996 and the related statements of income, shareholders' equity and cash flows for the years then ended, including the notes thereto, certified by Coopers & Lybrand L.L.P., independent certified public accountants, and the financial statements of AFC, including the notes thereto, contained in the AFC Annual Report on Form 10-K for the year ended December 31, 1996 and with the balance sheets of AFC as of March 31, 1997 and June 30, 1997, and the related statements of income, shareholders' equity and cash flows for the periods then ended, contained in the AFC Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997. AFC will furnish to Holdings as soon as available true and complete copies of the comparable financial statements of AFC as of September 30, 1997 and the fiscal period then ended, if the Closing has not occurred prior to the date of such financial statements' availability. All of the foregoing financial statements are referred to hereunder as the "AFC Financial Statements." The AFC Financial Statements have been or will be prepared from, and are or will be in accordance with, the books and records of AFC and present or will present fairly the consolidated financial position, results of operations and cash flows of AFC and its Subsidiaries taken as a whole as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied, except as otherwise stated in the AFC Financial Statements and, for statements covering interim periods, include or will include all adjustments (consisting only of normal recurring accruals) that are necessary for the fair presentation of the consolidated financial position, results of operations and cash flows of AFC and its Subsidiaries.

             (ii) AFC has previously furnished Holdings with a true and complete copy of the balance sheets of the assets used by AFC in conducting the business consisting of AFC's Bonded Fibers Segment (the "Fibers Business") as of December 31, 1995, September 30, 1996, December 31, 1996 and March 31, 1997 and the related statements of income for the periods then ended and will furnish to Holdings true and complete copies of the comparable financial statements of the Fibers Business as of June 30, 1997 and September 30, 1997 and the fiscal periods then ended, if the Closing has not occurred prior to the date of such financial statements' availability (the "Fibers Financial Statements"). The Fibers Financial Statements have been or will be prepared from, and are or will be in accordance with, the books and records of AFC and present or will present fairly the financial position and results of operations of the Fibers Business as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied, except that:

               (A)  The statements do not or will not contain disclosure notes.

               (B)  The statements do not or will not reflect any income taxes.

               (C) The statements do not or will not reflect any allocations of corporate overhead.

        The Fibers Financial Statements covering interim periods include or will include all adjustments (consisting only of normal recurring accruals) that are necessary for the fair presentation of the financial position and the results of operations of the Fibers Business.

             (iii) There are no liabilities of the Fibers Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

               (A) liabilities provided for in the balance sheet of the Fibers Business (the "Fibers Balance Sheet") at December 31, 1996 (the "Fibers Balance Sheet Date") included in the Fibers Financial Statements;

               (B)  liabilities disclosed or described on SCHEDULE 4.1(H)(III);
          and

               (C) other liabilities incurred in the ordinary course of business of the Fibers Business since the Fibers Balance Sheet Date that, individually or in the aggregate, are not material to the business, financial condition or results of operations of the Fibers Business, taken as a whole.

          (i)  ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in
     SCHEDULE 4.1(I) or in any report filed by AFC with the SEC prior to the date of this Agreement, since December 31, 1996, there has not been: (i) any Material Adverse Change (as used in this Agreement, "Material Adverse Change" means any material adverse change in the business, financial condition or results of operations of AFC and its Subsidiaries taken as a whole); (ii) any damage, destruction, loss or casualty to property or assets of AFC or any of its Subsidiaries, whether or not covered by insurance, that would have a Material Adverse Effect; (iii) any strike, work stoppage or slowdown or other labor trouble involving AFC or any of its Subsidiaries that would have a Material Adverse Effect; (iv) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) with respect to the capital stock of AFC other than the regular quarterly cash dividend at the rate of $0.28 per share on AFC Common Stock to be declared on or about July 29, 1997; (v) any redemption or other acquisition by AFC of any of the capital stock of AFC (except for the acquisition of AFC Common Stock in payment of the exercise price upon the exercise of AFC Stock Options and payment of performance share related withholding taxes); (vi) any split, combination, reclassification or other similar change in the outstanding AFC Common Stock; (vii) any incurrence, assumption or guarantee of any indebtedness for borrowed money with respect to the Fibers Business; (viii) creation of any Lien involving an amount in excess of $10,000 with respect to any assets of the Fibers Business; (ix) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Fibers Business or any asset of the Fibers Business that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Fibers Business (a "Fibers Material Adverse Effect"); (x) any transaction or commitment made, or any contract or agreement entered into, by AFC relating to the Fibers Business or any asset of the Fibers Business (including the acquisition or disposition of any assets) or any relinquishment by AFC of any contract or other right, in either case involving an amount in excess of $25,000, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; (xi) any change in any method of accounting or accounting practice by AFC with respect to the Fibers Business except for any such change required by reason of a concurrent change in GAAP; (xii) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any employee of the Fibers Business (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any such employee or (C) change in compensation or other benefits payable to any such employee pursuant to any severance or retirement plans or policies, other than in the ordinary course of business consistent with past practice; (xiii) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Fibers Business, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; (xiv) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment with respect to the Fibers Business exceeding $100,000 in the aggregate; (xv) any disposition of any capital asset of the Fibers Business involving an amount in excess of $25,000; (xvi) with respect to the Fibers Business, any loss of any significant customer or customer accounts or any significant decrease in the sales volume to any significant customer; or (xvii) any agreement to do any of the foregoing. Since December 31, 1996, there has not been any issuance by AFC of any shares, or options, calls or commitments relating to shares of its capital stock, or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock other than the issuance of stock options, performance shares or shares of AFC Common Stock pursuant to the AFC Stock Option Plans and except as set forth on SCHEDULE 4.1(B).

          (j) GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 4.1(J) and except insofar as the failure to do so would not have a Material Adverse Effect, AFC and its Subsidiaries (i) are in compliance with all laws, orders, regulations, policies and guidelines of all Governmental Entities applicable to AFC and its Subsidiaries or their businesses or properties and assets, and (ii) have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of their businesses. SCHEDULE 4.1(J)(II) correctly describes each license, franchise, permit or other similar authorization affecting, or relating in any way to the Fibers Business or, with respect to the business, assets, or operations of AFC or any of its Subsidiaries, required by any Environmental Law (as defined below), together with the name of the Governmental Entity issuing such license or permit or requiring such notice (the "Permits") with an indication of which Permits affect or relate in any way to the Fibers Business. Except as set forth on SCHEDULE 4.1(J)(II), such Permits are valid and in full force and effect, and none of the Permits will be terminated or impaired or become invalid, in whole or in part, as a result of the Merger. As of the date hereof, no notice has been issued and, to the best of AFC's knowledge (as defined below), no investigation or review is pending or is contemplated or threatened by any Governmental Entity (Y) with respect to any alleged violation by AFC or any Subsidiary of any law, order, regulation, policy or guideline of any Governmental Entity, or (Z) with respect to any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of AFC and its Subsidiaries. Neither AFC nor any Subsidiary is in violation of any judgment, decree, injunction, ruling or order of Governmental Entity binding on AFC or such Subsidiary the violation of which would have a Material Adverse Effect. As used in this Agreement, the "best of AFC's knowledge" and any other reference to the knowledge of AFC or its officers or directors shall mean the actual knowledge, without independent investigation, of John L. Morgan, Leo C. Drozeski, Jr., John D. Barlow Jr., Randall L. Hagan, Anthony M. Vincent and Bruce A. Nylander.

          (k) CONDUCT OF BUSINESS. Since December 31, 1996, AFC and its Subsidiaries have conducted their businesses in the ordinary and usual course consistent with prior practice.

          (l) TAX MATTERS. Except as set forth on SCHEDULE 4.1(L), (i) all material Taxes (as defined below) due and payable by AFC and its Subsidiaries have been paid and are not delinquent; (ii) to the extent required by GAAP, estimates for all Taxes due but not yet payable for all periods through December 31, 1996 have been accrued on the books of AFC, and adequate reserves have been established therefor as of the end of such periods; (iii) all material Taxes due and payable by AFC and its Subsidiaries for all periods through December 31, 1996 have been paid or provided for in the AFC Financial Statements and are not delinquent; (iv) as of the date hereof, there are no pending claims asserted for Taxes against AFC or any of its Subsidiaries or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of AFC or any of its Subsidiaries for any period; (v) AFC and each of its Subsidiaries have duly and timely filed all material federal, state, local and foreign tax returns and all other returns heretofore required to be filed ("Tax Returns") with respect to all Taxes. AFC has delivered to Holdings true and correct copies of all federal income Tax Returns for the 1993, 1994 and 1995 taxable periods. AFC has not filed a consent to the application of Section 341(f) of the Code. AFC has made all estimated federal income tax deposits and, for all currently open taxable periods, has complied in all material respects with the tax withholding provisions and employment tax provisions of all applicable federal, state, local and other laws. "Taxes" shall mean all taxes arising under the Code or arising under any federal, state, local or foreign law, rule, regulation or order including, without limitation, any income, profits, employment, sales, gross receipts, use, occupation, excise, real property, personal property or ad valorem taxes or any license or franchise fee or tax and all penalties and interest related thereto.

        (m)  PROPERTY.

             (i) AFC or one of its Subsidiaries has good and marketable title to all properties and assets reflected in the balance sheet dated December 31, 1996 (or acquired after that date), and valid leasehold interests in all properties and assets not reflected on such balance sheet but used by AFC or a Subsidiary in its business, free and clear of any title defects, liens, charges, pledges, security interests, adverse claims, or other encumbrances, except (A) mortgages and liens securing debt reflected as liabilities on such balance sheet, (B) liens for current taxes and assessments not in default, (C) mechanics', carriers', workmen's, repairman's, statutory or common law liens either not delinquent or being contested in good faith and (D) Liens, encumbrances, covenants, rights-of-way, minor imperfections of title, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, that do not have a Material Adverse Effect. Except as set forth on SCHEDULE 4.1(M)(I), no person other than AFC or one of its Subsidiaries is currently entitled to possession of any of the properties of AFC, whether owned, leased or used by AFC or one of its Subsidiaries. To the best of AFC's knowledge, the real property, buildings, structures and improvements owned, leased or used by AFC or any of its Subsidiaries conform to all applicable laws, ordinances and regulations, including zoning regulations, none of which would upon consummation of the Merger materially adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. The properties and assets owned or leased by AFC are adequate in all material respects for the conduct of its businesses as presently conducted.

             (ii) SCHEDULE 4.1(M)(II) correctly describes all real property used in the Fibers Business (the "Fibers Real Property"), that AFC owns, leases or subleases, any title insurance policies and surveys with respect thereto, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and the basic annual rent.

             (iii) SCHEDULE 4.1(M)(III) constitutes a depreciation schedule at December 31, 1996 of all machinery, equipment, furniture, vehicles, storage tanks and other trade fixtures and fixed assets that are owned by AFC and used in the Fibers Business.

             (iv) SCHEDULE 4.1.(M)(IV) constitutes a depreciation schedule at December 31, 1996 of all machinery, equipment, furniture, vehicles, storage tanks and other trade fixtures and fixed assets that are owned by AFC and located in the headquarters building.

             (v) AFC has good and marketable, indefeasible, fee simple title (subject only to Permitted Liens) to, or in the case of leased property has valid leasehold interests in, all property used in the Fibers Business (whether real, personal, tangible or intangible) and reflected on the Fibers Balance Sheet of AFC at December 31, 1996, or acquired after that date, except for assets sold since that date in the ordinary course of business consistent with past practices.

             (vi) No property used in the Fibers Business is subject to any Lien, except:

               (A)  Liens disclosed on the Fibers Balance Sheet;

               (B) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Fibers Balance Sheet); and

               (C) Liens, covenants, rights-of-way, zoning restrictions and other encumbrances or restrictions of record that do not materially detract from the value of such assets as now used in the Fibers Business, or materially interfere with any present or intended use of such assets (clauses (A), (B) and (C) are, collectively, the "Permitted Liens").

             (vii) No violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, city planning or similar matters) relating to the Fibers Business or any asset used in the Fibers Business currently exists or has existed at any time, except for violations which have not had and would not reasonably be expected to have, individually or in the aggregate, a Fibers Material Adverse Effect.

          (n) MATERIAL CONTRACTS. SCHEDULE 4.1(N) contains a correct and complete list as of the date hereof, of the following (hereinafter referred to as the "Material Contracts"):

             (i) except for investment securities held by AFC or any of its Subsidiaries, all bonds, debentures, loan agreements, notes, mortgages, deeds to secure debt, deeds of trust and guaranties to which AFC or any Subsidiary is a party or by which AFC or any Subsidiary or its properties or assets are bound;

             (ii) all leases (whether capital or operating) involving an annual commitment or annual payments of $25,000 or more under which AFC or any Subsidiary is the lessee of real or personal property, and all leases of property used in the Fibers Business with a (A) book value in excess of $10,000 or (B) fair market value in excess of $25,000, specifying the name of the lessor or sublessor, the lease term and basic annual rent;

             (iii) all employment and consulting agreements between AFC or any Subsidiary and any person or entity;

             (iv) all existing contracts and commitments (other than those described in subparagraphs (i), (ii) or (iii), and any Employee Plans (as hereinafter defined) to which AFC or any Subsidiary is a party or by which AFC or any Subsidiary or its properties or assets may be bound involving either (A) annual payments of $25,000 or more or (B) aggregate payments of $50,000 or more;

             (v)  any collective bargaining agreements;

             (vi) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets for the Fibers Business providing for (A) annual payments of $25,000 or more, (B) aggregate payments of $25,000 or more or (C) the purchase of more than 90 days usage of raw materials;

             (vii) any sales, distribution or other similar agreement providing for the sale of materials, supplies, goods, services, equipment or other assets of the Fibers Business that provides for either (A) annual payments of $25,000 or more or (B) aggregate payments of $50,000 or more;

             (viii) any partnership, joint venture or other similar agreement or arrangement with respect to the Fibers Business;

             (ix) any agreement relating to the deferred purchase price of property of the Fibers Business (whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $25,000 and which may be prepaid on not more than 30 days notice without the payment of any penalty;

             (x) any option, license, franchise or similar agreement with respect to the Fibers Business or any assets used in the Fibers Business;

             (xi) any agency, dealer, sales representative, marketing or other similar agreement with respect to the Fibers Business;

             (xii) any agreement that limits the freedom of AFC to compete in any line of business or with any person or entity or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any asset used in the Fibers Business or that would so limit the freedom of the Surviving Corporation, Holdings or any of Holdings' Affiliates after the Closing Date;

             (xiii) any agreement providing for any purchase or sale obligations with respect to the Fibers Business with a duration of such obligations in excess of six months;

             (xiv) any agreement with or for the benefit of (A) any Affiliate (as defined below) of AFC; (B) any person or entity directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of AFC or any of its Affiliates,
        (C) any person or entity 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by AFC or any of its Affiliates or (D) any director or officer of AFC or any of their respective Affiliates or any "Associates" or members of the "Immediate Family" (as used in this Agreement, the terms "Affiliate", "Associate" or "Member of the Immediate Family" being respectively defined in Rule 12b-2 or Rule 16a-1 promulgated under the Exchange Act) of such person or entity; and

             (xv) any other agreement, commitment, arrangement or plan with respect to the Fibers Business not made in the ordinary course of business that is material to the business, financial condition, results of operations or properties of the Fibers Business.

     Subject to Section 5.4(a) hereof, true and complete copies of all Material Contracts, including all amendments thereto, have been delivered to Holdings. Except as set forth on SCHEDULE 4.1(N): (i) all Material Contracts are in full force and effect and constitute the valid and binding obligations of AFC and, to the best of AFC's knowledge, the other parties thereto; (ii) there has not been and there currently is no breach of any Material Contract by AFC or any of its Subsidiaries or, to the best of AFC's knowledge, any other party thereto in any material respect; (iii) no event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by AFC or any of its Subsidiaries thereunder entitling another party to terminate a Material Contract; and (iv) the continuation, validity and effectiveness of all such Material Contracts under the current terms thereof and the current rights and obligations of AFC or any of its Subsidiaries thereunder will in no way be affected, altered or impaired by the consummation of the Merger. Except as disclosed in SCHEDULE 4.1(N), there are no contracts or options to sell or lease any material properties or material assets of AFC or any of its Subsidiaries other than in the ordinary course of business.

          (o) LEGAL PROCEEDINGS. Except as set forth in SCHEDULE 4.1(O): (i) there is no claim, action, suit, proceeding or investigation pending or, to the best of AFC's knowledge, contemplated or threatened against AFC or any of its Subsidiaries or any of their respective properties or assets (or any of its officers or directors in connection with the business of AFC and its Subsidiaries) before any arbitrator or Governmental Entity, domestic or foreign, that, in the event of a final adverse determination as to any claim made therein, considered individually or in the aggregate with all such other unscheduled claims, actions, suits or proceedings, would have a Material Adverse Effect, or that seeks treble damages, seeks damages in connection with the Merger or seeks to prohibit, restrict or delay consummation of the Merger or any of the conditions to consummation of the Merger or to limit in any material manner the right of Holdings to control the Surviving Corporation or any aspect of the business of AFC or its Subsidiaries after the Effective Time, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person outstanding against AFC or any of its Subsidiaries having any such effect; and (ii) neither AFC nor any of its Subsidiaries is a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person against AFC or any of its Subsidiaries that, when considered individually or in the aggregate with all such other judgments, decrees, injunctions, rulings or orders, would have a Material Adverse Effect.

          (p) LABOR RELATIONS. AFC is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. Except as set forth in SCHEDULE 4.1(P), (i) there is no unlawful employment practice or discrimination charge pending before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency;" (ii) there is no unfair labor practice charge or complaint against AFC or any Subsidiary pending before the National Labor Relations Board ("NLRB");
     (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best of AFC's knowledge, threatened against or involving or affecting AFC or any of its Subsidiaries; (iv) there is no NLRB representation question respecting any of its employees; (v) there is no grievance or arbitration proceeding pending and no written claim therefor exists; and (vi) there is no collective bargaining agreement that is binding on AFC or any of its Subsidiaries. Except for any Material Contract disclosed pursuant to Section 4.1(n), neither AFC nor any of its Subsidiaries is a party to or bound by any agreement, arrangement or understanding with any employee or consultant that cannot be terminated on notice of ninety (90) or fewer days without liability to AFC or a Subsidiary or that entitles the employee or consultant to receive any salary continuation or severance payment or retain any specified position with AFC or a Subsidiary.


          (q) INSIDER INTERESTS. Except for this Agreement and as disclosed or incorporated by reference in the AFC's 1996 Annual Report on Form 10-K, AFC's proxy statement for its 1996 annual meeting of shareholders, or on
     SCHEDULE 4.1(Q), no known affiliate, officer or director of AFC or any Subsidiary (i) has any agreement with AFC or any of its Subsidiaries or any interest in any property, real or personal, tangible or intangible, including without limitation trade names or trademarks used in or pertaining to the business of AFC or any of its Subsidiaries, except for the normal rights as a shareholder, or (ii) as of the date hereof, to the best of AFC's knowledge, has any claim or cause of action against AFC or any of its Subsidiaries, except for accrued compensation and benefits, expenses and similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to Employee Plans) with respect to directors or employees of AFC or any of its Subsidiaries.


          (r) INTELLECTUAL PROPERTY. SCHEDULE 4.1(R) lists all patents, trademarks, service marks, trade names, copyrights, or applications for the foregoing and all computer programs, firmware and documentation relating thereto used in the Fibers Business (other than computer software generally available to the public and having a purchase price of less than $1,000 per application) or used by AFC or any of its Subsidiaries ("Intellectual Property") with an indication of any that are owned or licensed by or to AFC or any affiliate of AFC or used or held for use in the Fibers Business currently (the "Fibers Intellectual Property Rights"). AFC or a Subsidiary of AFC owns or, to the extent disclosed on SCHEDULE 4.1(R), has adequate rights to use all Intellectual Property that is material to the operation of AFC's or any of its Subsidiaries' businesses as of the date hereof (the Agreements relating thereto are referred to as the "Intellectual Property Agreements", all of which are listed on SCHEDULE 4.1(R) with an indication of any such agreements that relate to the Fibers Intellectual Property Rights, which agreements are referred to herein as the "Fibers Intellectual Property Agreements"). As to any Intellectual Property owned by AFC or any Subsidiary, such Intellectual Property is owned free and clear of all material claims of others, including employees, former employees or independent contractors of AFC or any of its Subsidiaries, and neither AFC nor any of its Subsidiaries has received notice that the use of such Intellectual Property in the business of AFC or the Subsidiaries of AFC violates or infringes upon the claimed rights of others. As to the Intellectual Property Agreements, except as set forth in SCHEDULE 4.1(R),
     (i) all such agreements are in full force and effect, (ii) neither AFC nor any of its Subsidiaries, nor to the best of AFC's knowledge any other party thereto, is in material default under any such agreement, (iii) neither AFC nor any of its Subsidiaries is obligated to make any royalty or similar payments under any such agreements except as stated therein, and (iv) the rights of AFC or any of its Subsidiaries under such agreements will not be affected by the consummation of the Merger. Except as set forth in SCHEDULE 4.1(R), neither AFC nor any of its Subsidiaries has granted to any person any license or other right to use in any manner any of the Intellectual Property owned by AFC or any of its Subsidiaries or has granted any sublicense or right to use any Intellectual Property licensed to AFC or any of its Subsidiaries under the Intellectual Property Agreements. SCHEDULE 4.1(R) specifies as to each Fibers Intellectual Property Right, as applicable: (i) the nature of such Fibers Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Fibers Intellectual Property Right is recognized without regard to registration or has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements as to which AFC or any of its affiliates is a party and pursuant to which any person or entity is authorized to use such Fibers Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. With respect to the Fibers Intellectual Property Rights, AFC has not during the three years preceding the date of this Agreement been a defendant in any action, suit, investigation or proceeding relating to, or otherwise been notified of, any alleged claim or infringement of any patents, trademarks, service marks or copyrights, and to the best of AFC's knowledge there are no other claims or infringements by AFC or any person or entity of any Fibers Intellectual Property Rights. No Fibers Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by AFC with respect to the Fibers Business or restricting the licensing thereof to any person or entity. AFC has not entered into any agreement to indemnify any other person or entity against any charge of infringement of any patent, trademark, service mark or copyright.

          (s) INSURANCE. SCHEDULE 4.1(S) lists all insurance policies or contracts and fidelity bonds providing coverage to AFC and its Subsidiaries as of the date hereof with an indication of any that relate to the business, operations, employees or assets of the Fibers Business. All such policies or contracts of insurance have been provided to Holdings and are, in the opinion of AFC's Chief Financial Officer, of a scope and in an amount usual and customary for businesses engaged in the businesses of AFC and its Subsidiaries and are sufficient for compliance with all requirements of law and of all agreements to which AFC or any of its Subsidiaries is a party as of the date hereof. All insurance policies and fidelity bonds or other policies and bonds providing substantially similar insurance coverage pursuant to which any such insurance is provided have been in effect since 1992 and remain in full force and effect, and no effective notice of cancellation or termination of any such insurance policies has been given to AFC or any of its Subsidiaries by the carrier of any such policy or comparable insurance. Through the date hereof, all premiums required to be paid in connection therewith have been timely paid in full. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

          (t) PROXY STATEMENT. The information in the definitive proxy statement ("Proxy Statement") that will be distributed to shareholders of AFC in connection with the meeting of such shareholders to approve this Agreement and the Plan of Merger (the "AFC Shareholders Meeting"), other than information supplied by Holdings or its authorized representatives for use in the Proxy Statement will not, on the date or dates the Proxy Statement is first mailed to shareholders of AFC and at the time of the AFC Shareholders Meeting, as the Proxy Statement is then amended or supplemented, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of the Proxy Statement or amendment thereto or any earlier communication in the preparation of which AFC participated (including the Proxy Statement) to shareholders of AFC with respect to the Merger.

          (u)  EMPLOYEE AND FRINGE BENEFIT PLANS.

             (i) SCHEDULE OF PLANS. SCHEDULE 4.1(U) to this Agreement lists each of the following plans that AFC or any of its Subsidiaries or any ERISA Affiliate (as defined below) either maintains, is required to contribute to or otherwise participates in (or at any time during the preceding three years maintained, contributed to or otherwise participated in) or as to which AFC or any of its Subsidiaries or any ERISA Affiliate has any unsatisfied liability or obligation, whether accrued, contingent or otherwise:

               (A) any employee pension benefit plan (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")),

               (B) any "multi-employer plan" (as such term is defined in ERISA), or

               (C) any other generally applicable compensation plan, written welfare or fringe benefit plan or any stock, retirement or retiree medical plan, of any kind whatsoever, not included in the foregoing and providing for benefits for, or the welfare of, any or all of the current or former employees or agents of AFC or any of its Subsidiaries or any ERISA Affiliate or their beneficiaries or dependents,

        (all of the foregoing in items (A), (B), and (C) being referred to as "Employee Plans"). "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with AFC or any of its Subsidiaries is treated as a single employer pursuant to Code Section 414(b), (c), (m) or (o). AFC has provided to Holdings copies of the following: (1) each written Employee Plan, as amended (including either the original plan or the most recent restatement and all subsequent amendments); (2) the most recent Internal Revenue Service ("IRS") determination letter issued, if applicable; (3) the most recent annual report on the Form 5500 series; (4) each trust agreement, insurance contract or document setting forth any other funding arrangement, if any, with respect to each Employee Plan; (5) the most recent ERISA summary plan description or other summary of plan provisions distributed to participants or beneficiaries for each Employee Plan; (6) each opinion or ruling from the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") concerning any Employee Plan; and
        (7) each current Registration Statement, amendment thereto and prospectus relating thereto filed with the SEC or furnished to participants in connection with any Employee Plan if applicable.

             (ii) QUALIFICATION. Except as set forth in SCHEDULE 4.1(U), each Employee Plan that is intended to be a qualified Plan under Code Section 401 or 501: (A) has received a current favorable determination letter from the IRS to the effect that the form of the plan satisfies Code
        Section 401(a) and that its trust is tax-exempt under Code Section 501(a); (B) is not currently subject to any assertion by any governmental agency that it is not so qualified; and (C) to the best of AFC's knowledge has been operated substantially in accordance with its terms.

             (iii)  ACCRUALS; FUNDING.

               (A) EMPLOYEE PENSION BENEFIT PLANS. AFC has provided to Holdings copies of actuarial valuation reports as of the end of each Employee Plan's most recently ended fiscal year (or, each Employee Plan's second most recently ended fiscal year if the required information is not yet available for such Employee Plan's most recently ended fiscal year) (such year end, as applicable, being referred to as the "Applicable Plan Year-End"), for each Employee Plan subject to ERISA Title IV (including those for retired, terminated or other former employees and agents). Except as set forth in SCHEDULE 4.1(U), none of the Employee Plans subject to ERISA Title IV has: (I) incurred any "accumulated funding deficiency" (as such term is defined in ERISA);
          (II) incurred employer liability with respect to any of such Plans as determined in accordance with ERISA Sections 4062 or 4063; (III) become subject to a Lien under Section 4.12(n); or (IV) been the subject of a minimum funding waiver. Except as set forth in SCHEDULE 4.1(U), the actuarially computed present value of the benefits of each such Employee Plan, accrued to the Applicable Plan Year-End, does not exceed the value of the assets of such Employee Plan. There have been no material changes in the financial condition of any of the Employee Plans since the Applicable Plan Year-End.

               (B) OTHER PLANS. AFC has provided to Holdings information describing any liabilities under any retiree medical, dental or life insurance arrangement.

               (C) CONTRIBUTIONS. Except as disclosed in SCHEDULE 4.1(U): (I) AFC, and its Subsidiaries and each ERISA Affiliate have in all material respects made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable law, or required to be paid as expenses under such Employee Plan, including PBGC premiums and amounts required to be contributed under Code Section 412; and (II) no excise taxes or Liens are assessable against AFC, its Subsidiaries or any ERISA Affiliate as a result of any nondeductible or other contributions made or not made to an Employee Plan or any other plan of an ERISA Affiliate.

             (iv) REPORTING AND DISCLOSURE. Summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications which are required to have been filed, published or disseminated under ERISA or other federal law and the rules and regulations promulgated by the Department of Labor under ERISA and the Treasury Department or by the SEC with respect to the Employee Plans have been so filed, published or disseminated or if not so filed, published or disseminated, such failure to file, publish or disseminate will not result in a Material Adverse Effect.

          (v) PROHIBITED TRANSACTIONS; TERMINATIONS; OTHER REPORTABLE EVENTS. Except as set forth in SCHEDULE 4.1(U), with respect to the Employee Plans neither AFC, any Subsidiary of AFC, any ERISA Affiliate, any of the Employee Plans, any trust or arrangement created under any of them, nor any trustee, fiduciary, custodian, administrator nor any person or entity holding or controlling assets of any of the Employee Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code) for which there is no exception which could subject any of the foregoing persons or entities, or any person or entity dealing with them, to any tax, penalty or other cost or liability of any kind except for any tax, penalty, cost or liability that would not have a Material Adverse Effect; and no "reportable event" (as such term is defined in ERISA) has occurred with respect to any

        Employee Plan subject to Title IV of ERISA; and no investigation by a Governmental Entity is currently underway or threatened with respect to any Employee Plan.

             (vi) CLAIMS FOR BENEFITS. Except as set forth in SCHEDULE 4.1(U), with respect to the Employee Plans, other than claims for benefits arising in the ordinary course of the administration and operation of the Employee Plans, as of the date hereof, no claims, investigations or arbitrations are pending or threatened against any Employee Plan or against AFC, any Subsidiary of AFC, any ERISA Affiliate, any trust or arrangement created under or as part of any Employee Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any Employee Plan, and to the best of AFC's knowledge, no basis to anticipate any such claim or claims exists.

             (vii) OTHER. With respect to the Employee Plans, each of AFC, each Subsidiary of AFC and all ERISA Affiliates have substantially complied with all of their obligations under each of the Employee Plans and with all provisions of ERISA and the Code and any and all other law applicable to the Employee Plans except insofar as a failure to comply would not have a Material Adverse Effect. No written notice has been received by AFC or any Subsidiary of AFC of any claim by any participant in the Employee Plans of any violations of such laws, and to the best of AFC's knowledge, no such claims are pending or threatened.

             (viii) CREATION OF OBLIGATIONS BY REASON OF MERGER. Except as set forth in such SCHEDULE 4.1(U), the execution of this Agreement or the consummation of the Merger will not constitute an event under any Employee Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, including any obligation to make a payment that would be nondeductible under Code Section 280G or any other Code provision.

             (ix) NO MULTI-EMPLOYER PLANS. Except as set forth in SCHEDULE 4.1(U), none of the Employee Plans is a Multi-Employer Plan, and neither AFC, any Subsidiary of AFC nor any ERISA Affiliate has any liability, joint or otherwise, for any withdrawal liability (potential, contingent or otherwise) under ERISA Title IV for a complete or partial withdrawal from any Multi-Employer Plan.

          (v) MAJOR CUSTOMERS. SCHEDULE 4.1(V) sets forth (i) the name of each customer of AFC or any of its Subsidiaries that during the year ended December 31, 1996, generated revenue of $1,000,000 or more of tobacco filters or $250,000 or more of medical diagnostic kit components or other bonded fibers products or $1,000,000 or more of any other products, (ii) the volume of such revenue from such customer for such year, and (iii) the name of each such customer as to which AFC has received a termination notice or a notice of a decrease or intended decrease in sales volume or any intent to terminate or adversely modify in any material respect its contractual or business relationship with the Fibers Business as a result of the consummation of the Merger.

          (w) SECTIONS 13.1-725 THROUGH 13.1-727.1. The Board of Directors of AFC has taken all action necessary to make the provisions of Sections 13.1-725 through 13.1- 727.1 of the VSCA inapplicable to the Merger and the transactions contemplated pursuant thereto and hereunder, including without limitation approval of (i) the Merger and (ii) the acquisition, pursuant to the Acquisition Agreement and pursuant to the irrevocable proxies granted on the date hereof in the form of Exhibit B-2 attached hereto, by Holdings of beneficial ownership of more than 10% of the outstanding shares of AFC Common Stock, by a majority of AFC's "disinterested directors" (as defined in Section 13.1-725 of the VSCA with respect to the Merger and such acquisitions by Holdings).

          (x)  ENVIRONMENTAL. Except as set forth in SCHEDULE 4.1(X):

             (i) no generation, storage, presence, contamination, transport, emission, discharge or "release" (as such term is defined in 42 U.S.C. (section mark) 9601(22)) of any Hazardous Substance (as defined below) exists or is occurring (or has existed or occurred) from, or upon, any property owned, leased, used or controlled at any time by AFC or any of its Subsidiaries in any manner that constituted or constitutes a violation of, or that reasonably could be expected to give rise to liabilities or obligations under any applicable Environmental Law;

             (ii) there is no past or present action, activity, event, condition or circumstance (A) that could be reasonably expected to require AFC or any of its Subsidiaries to incur costs of removal, remediation, response or corrective action (and the terms "removal," "remediation," "response" and "corrective action" include the types of activities covered by CERCLA (as defined below) pursuant to any Environmental Laws (as defined below) with respect to any Hazardous Substances or Waste (as defined below) or (B) that could be reasonably expected to give rise to any common law or statutory liability (including punitive or exemplary damages and whether assessed with respect to personal injury or property damage, damage to the natural resources or the environment or otherwise) on the part of AFC or any of its Subsidiaries;

             (iii) Either AFC or a Subsidiary of AFC has obtained, maintained and complied with all permits, registrations, licenses, and other authorizations, has maintained all records and has made all filings required by applicable Environmental Laws (as defined below) with respect to storage, presence, contamination, generation, transport, emission, discharge or release into the environment of any substance (including solids, liquids and gases) and the proper disposal of such materials (including solid waste materials and petroleum or any fractions or by-products of it) required for AFC's or any of its Subsidiary's operations at past or present operating levels;

             (iv) Neither AFC nor any of its Subsidiaries has received any notice of any action, activity, event, condition or circumstance covered by any of clauses (i), (ii) or (iii) above or otherwise alleging any liability under any Environmental Law;

             (v) without limiting or being limited by the foregoing, AFC and each of its Subsidiaries is (and has been) otherwise in compliance with all Environmental Laws in respect of any of the properties owned, leased, used or controlled at any time by AFC, of any of the products, business operations or other activities of AFC and its Subsidiaries, and no facts or circumstances exist that could be reasonably expected to interfere with AFC's compliance with Environmental Laws;

             (vi) no polychlorinated biphenyls, radioactive material, lead, asbestos-containing material, incinerator, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or abandoned) is or has been present at any real property owned or leased by AFC or any of its Subsidiaries in any manner that constituted or constitutes a violation of, or that reasonably could be expected to give rise to liabilities or obligations under any applicable Environmental Law;

             (vii) no Hazardous Substance has been discharged, disposed of, dumped, injected, deposited, spilled, leaked, emitted or released at, on or under any real property owned or leased by AFC or any of its Subsidiaries;

             (viii) no real property owned or leased by AFC or any of its Subsidiaries, nor any property to which Hazardous Substances located on or resulting from the use of any asset or real property owned or leased by AFC or any of its Subsidiaries have been transported is listed or, to AFC's knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup;

             (ix) there are no permits under Environmental Laws that are either nontransferable or require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated hereby;

             (x) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which AFC has knowledge in relation to the business or assets of AFC or any of its Subsidiaries that has not been delivered to Holdings at least ten days prior to the date hereof; and

             (xi) none of the assets owned by AFC or any of its Subsidiaries is located in New Jersey or Connecticut.

          SCHEDULE 4.1(X) lists all environmental site assessments, internal audits, phase I audits, and tests and reports regarding significant remediation or disposal activities, with respect to the business, assets or operations of AFC or any of its Subsidiaries or with respect to any real property owned or operated at any time by AFC or any of its Subsidiaries. "Environmental Laws" means and includes all applicable laws relating to protection of the environment, prevention or minimization of pollution, control and tracking of Hazardous Substances and Wastes, protection of human health or similar matters, including those relating to the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Substances and any record keeping, notification and reporting requirements of them. "Hazardous Substance" means and includes: [1] any toxic or hazardous wastes, materials, pollutants or substances, including petroleum or petroleum-based or related products and its fractions and by-products, flammables, explosives, radioactive materials, asbestos, polychlorinated byphenyls, pesticides, herbicides, pesticide or herbicide containers, untreated sewage, and industrial process sludge; [2] any substances defined as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (section mark) 9601 ET SEQ., as amended; [3] "hazardous materials" as identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. (section mark) 1801 ET SEQ., as amended; [4] "hazardous wastes" and "regulated substances" as identified in or pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. (section mark) 6901 ET SEQ., as amended; [5] any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, 15 U.S.C. (section mark) 2601 ET SEQ., as amended; [6] any "toxic pollutant" under the Clean Water Act, 33 U.S.C. (section mark) 466 ET SEQ., as amended; [7] any hazardous air pollutant under the Clean Air Act, 42, U.S.C. (section mark) 7401 ET SEQ., as amended; and [8] any toxic or hazardous wastes, materials, pollutants or substances regulated under any other applicable law, including any so-called "Super Fund" or "Super Lien" legislation relating to environmental, pollution or similar matters. "Waste" means and includes any garbage, refuse or waste, whether or not involving Hazardous Substances. For purposes of this Section, the term "AFC" shall include any entity which is, in whole or in part, a predecessor of AFC.

          (y) ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS. All information concerning AFC and its Subsidiaries contained in this Agreement, in any certificate furnished to Holdings pursuant hereto and in each schedule attached hereto is both complete (in that, except as otherwise stated therein, it represents all the information called for by the description of the respective schedule in this Agreement and does not omit to state any material fact necessary to make the statements contained therein not misleading) and accurate in all material respects; and all documents furnished to Holdings pursuant to this Agreement as being documents described in this Agreement or in any schedule attached hereto are true and complete copies of the documents that they purport to represent.

          (z) BROKERS, FINDERS AND INVESTMENT BANKERS. None of AFC or any of its Subsidiaries or any of its officers, directors or employees have employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement, except that AFC has arrangements with Goldman, Sachs & Co., the complete terms of which have been disclosed to Holdings.


          (aa) INVENTORIES AND RAW MATERIALS OF FIBERS BUSINESS. The inventories set forth in the Fibers Balance Sheet were properly stated therein (after making provisions for obsolescent, obsolete, slow-moving and similar items) at the lesser of cost or fair market value determined in accordance with GAAP consistently maintained and applied. Since the Fibers Balance Sheet Date, the level of inventories related to the Fibers Business has been maintained in the ordinary course of busine(section mark) All of the inventories recorded on the Fibers Balance Sheet consist of, and all inventories related to the Fibers Business on the Closing Date will consist of, items of a quality usable or saleable in the normal course of the Fibers Business consistent with past practices and are and will be in quantities sufficient for the normal operation of the Fibers Business in accordance with past practice. The level of raw materials held for use in the Fibers Business as of the Closing Date will not exceed the normal requirements of the Fibers Business for such raw materials for a period of 90 days.



          (bb) RECEIVABLES OF THE FIBERS BUSINESS. All accounts, notes receivable and other receivables (other than receivables collected since the Fibers Balance Sheet Date) reflected on the Fibers Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the Fibers Business at the Closing Date will be, valid and genuine. All accounts, notes receivable and other receivables arising out of or relating to the Fibers Business at the Fibers Balance Sheet Date have been included in the Fibers Balance Sheet in accordance with GAAP applied on a consistent basis.



          (cc) EMPLOYEES OF FIBERS BUSINESS. SCHEDULE 4.1(CC) sets forth a true and complete list of the names and titles of all employees of the Fibers Business as of January 31, 1997 and the annual salaries and other compensation of such employees as of January 31, 1997. No key employee of the Fibers Business has indicated to AFC that he intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Closing Date.



          (dd) PRODUCTS OF THE FIBERS BUSINESS. Each of the products produced or sold in connection with the Fibers Business is, and at all times up to and including the sale thereof has been, (i) in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and (ii) fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale. Each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws, rules and regulations and current industry practice with respect to its contents and use.


          (ee) INTRACOMPANY ACCOUNTS. SCHEDULE 4.1(EE) contains a complete list of all intracompany balances as of the Fibers Balance Sheet Date between AFC and its respective Affiliates, on the one hand, and the Fibers Business, on the other hand. Except as set forth on SCHEDULE 4.1(EE), since the Fibers Balance Sheet Date there has not been any accrual of liability by the Fibers Business to AFC or any of its respective Affiliates or other transaction between the Fibers

     Business, on the one hand, and AFC or any of its respective Affiliates, on the other hand, except in the ordinary course of business of the Fibers Business and on terms no less favorable to the Fibers Business than obtainable on an arm's-length basis.

          (ff)  FOREIGN CURRENCY EXPOSURES.

             (i) Except as disclosed on SCHEDULE 4.1(FF)(I), there has been no sales within the three years ending on December 31, 1996 of the products of the Fibers Business to any person or entity that denominated its pricing for such products in any currency other than the United States dollar (other than any sales not exceeding $50,000 per annum in the aggregate).

             (ii) Except as disclosed on SCHEDULE 4.1(FF)(II), there have been no purchases within the three years ending on December 31, 1996, of any raw materials or inventory used in the Fibers Business from any person or entity that denominated its pricing for such raw materials or inventory in any currency other than the United States dollar (other than any purchases not exceeding $50,000 per annum in the aggregate).

          (gg) COMPANY NAME. To the best of AFC's knowledge, AFC has the exclusive right to use the name "Filtrona" and any derivations thereof in the United States of America and Canada.


          (hh) INDEBTEDNESS. Except as disclosed on SCHEDULE 4.1(HH), AFC does not have any Indebtedness, which in any case represents any lien, encumbrance, obligation or other liability to which any asset of the Fibers Business is subject or which was incurred in the operation of the Fibers Busine(section mark) As used in this Agreement, Indebtedness means, at any date, without duplication, (i) all obligations of AFC for borrowed money,
     (ii) all obligations of AFC evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of AFC to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of AFC as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations of AFC to reimburse any bank or other person or entity in respect of amounts paid under a letter of credit or similar instrument, (vi) all indebtedness secured by a Lien on any asset of AFC, whether or not such indebtedness is otherwise an obligation of AFC and
     (vii) all guarantees by AFC of indebtedness of another person or entity (each such guarantee to constitute indebtedness in an amount equal to the amount of such other person's or entity's indebtedness guaranteed thereby).


     4.2 REPRESENTATIONS AND WARRANTIES BY HOLDINGS AND SUBCORP. Holdings and SubCorp, jointly and severally, represent and warrant to, and agree with, AFC as of the date hereof and as of the Closing as follows:

          (a) ORGANIZATION AND QUALIFICATION, ETC. Holdings is a Delaware corporation validly existing and in good standing under the laws of the State of Delaware and has the necessary power and authority to own all its properties and assets and to carry on its business as it is now being conducted. SubCorp is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to own all its properties and assets and to carry on its business as it is now being conducted. The copies of Holdings' Certificate of Incorporation and Bylaws, as amended to date, and SubCorp's Articles of Incorporation and Bylaws, as amended to date, which have been delivered to AFC, are complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof. Holdings owns all of the outstanding shares of SubCorp.

          (b) AUTHORITY. Each of Holdings and SubCorp has the power and authority to execute and deliver this Agreement. SubCorp has the power and authority to consummate the Merger. The execution and delivery by Holdings of this Agreement has been duly authorized by its Board of Directors (or a duly authorized committee thereof). The execution and delivery by SubCorp of this Agreement and the consummation by SubCorp of the Merger in accordance with the Plan of Merger has been duly authorized by its Board of Directors. No other action on the part of Holdings or SubCorp is necessary to authorize the execution and delivery of this Agreement by Holdings or SubCorp or the consummation by SubCorp of the Merger in accordance with the Plan of Merger. This Agreement has been duly executed and delivered by Holdings and SubCorp and is a valid, binding and enforceable agreement of each of Holdings and SubCorp. Holdings as the sole shareholder of SubCorp has approved this Agreement and the Plan of Merger.

          (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Holdings and SubCorp do not and, subject to the expiration of the applicable waiting periods after the filings required by the HSR Act referred to in paragraph (e) below, the consummation by SubCorp of the Merger does not and will not (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of SubCorp or the Articles of Organization of Holdings or (ii) violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under, any provision of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after the giving of notice or lapse of time or both) any obligation or benefit under, or result in the creation or imposition of any Lien upon any of the assets or property of Holdings or SubCorp pursuant to any provision of any contract, agreement, commitment, undertaking, arrangement or understanding to which Holdings or any of its Subsidiaries is a party or bound or to which any of their assets or properties are subject (a "Holdings Material Contract"), law, ordinance, regulation, order, arbitration award, judgment or decree to which Holdings or SubCorp is a party or by which either of them or their respective assets or properties is bound and do not and will not violate or conflict with any other restriction of any kind or character to which Holdings or SubCorp is subject or by which any of their assets or properties may be bound, and the same does not and will not constitute an event permitting termination of any Holdings Material Contract, if such violation, conflict, default, acceleration, termination, entitlement, creation or imposition of Liens would, when taken together with all other such violations, conflicts, defaults, accelerations, terminations, entitlements to accelerate, creations and impositions of Liens and events, affect materially and adversely the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole.

          (d) GOVERNMENTAL CONSENTS. Except for the filing of the Proxy Statement with the SEC, filings with the FTC and Justice as required by the HSR Act, and the filing of the Articles of Merger with the Commission, no consent, authorization, order or approval, or filing or registration with, any Governmental Entity is required for or in connection with the execution and delivery of this Agreement by Holdings or SubCorp and the consummation by SubCorp of the Merger.

          (e) PROXY STATEMENT. The information with respect to Holdings, its directors, officers, and Subsidiaries (including SubCorp) that shall have been supplied by Holdings or its respective authorized representatives in writing for use in the Proxy Statement will not, on the date or dates the Proxy Statement is first mailed to shareholders of AFC and at the time of the AFC Shareholders Meeting, as the Proxy Statement is then amended or supplemented, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct statements in any earlier filing with the SEC or amendment thereto or any earlier communication (in the preparation of which Holdings participated) to shareholders of AFC with respect to the Merger.

          (f) ACTIVITIES OF HOLDINGS AND SUBCORP. Each of Holdings and SubCorp was formed solely for the purpose of engaging in the transactions contemplated in this Agreement. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, neither Holdings nor SubCorp has incurred any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

          (g) LEGAL PROCEEDINGS. There is no claim, action, suit, proceeding or investigation pending or, to the best of Holdings' and SubCorp's knowledge, contemplated or threatened against Holdings, SubCorp or any of their respective Subsidiaries (or any of their respective officers or directors) before any arbitrator or Governmental Entity, foreign or domestic, that seeks to prohibit, restrict or delay consummation of the Merger or any of the conditions to consummation of the Merger nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or other person outstanding against Holdings, SubCorp or any of their respective Subsidiaries having any such effect.

          (h) BROKERS, FINDERS AND INVESTMENT BANKERS. None of Holdings, SubCorp or any of their respective Subsidiaries or any of their respective officers, directors, managers or employees have employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.

          (i) OBLIGATIONS TO FUND. SubCorp will have as of the Closing Date cash in an amount sufficient to pay in U.S. dollars the Merger Consideration for each share of AFC Common Stock (other than the shares of AFC Common Stock held (or to be held as of the Effective Time) by AFC's Subsidiaries, Holdings or any of its Subsidiaries) upon surrender of all such shares of AFC Common Stock after the consummation of the Merger and to fund the payment of the Option Payments.

          (j) ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, there has been no material adverse change in the financial condition of Bunzl USA, Inc. and its Subsidiaries, taken as a whole.

                                   ARTICLE 5

                      ADDITIONAL COVENANTS AND AGREEMENTS

     5.1 CONDUCT OF BUSINESS. During the period from the date hereof to the Effective Time (except as required by law or as set forth on SCHEDULE 5.1 and except for the transactions contemplated by this Agreement):

          (a) OPERATION BY AFC IN THE ORDINARY COURSE OF BUSINESS. AFC shall, and shall cause each of its Subsidiaries to, (i) conduct its operations according to its ordinary and usual course of business in substantially the same manner as heretofore conducted and (ii) use its reasonable efforts to preserve intact its business organization as appropriate in the ordinary course of business consistent with past practice, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with it. AFC shall prepare and file all federal, state, local and foreign Tax Returns and other tax reports, filings and amendments thereto required to be filed by it, and allow Holdings, at its request, to review all such returns, reports, filings and amendments relating to income taxes at AFC's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

          (b) FORBEARANCES BY AFC. Except as contemplated by this Agreement, neither AFC nor any of its Subsidiaries shall, without the prior written consent of Holdings, which consent shall not be unreasonably withheld:

             (i) except as otherwise permitted pursuant to clause (vi) below, intentionally incur any debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than current liabilities incurred in the ordinary and usual course of business, pay any debt, liability or obligation of any kind other than such current liabilities and current maturities of existing long-term debt (including interest when due) in each case only in accordance with the terms of the document creating and evidencing such debt, fail to pay any debt when due or take or fail to take any action, the taking of which, or the failure to take of which, would permit any debt to be accelerated;

             (ii) assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation, or make any loans or advances to any individual, firm or corporation other than a Subsidiary notwithstanding the foregoing, AFC and each of its Subsidiaries shall be entitled to endorse checks and to make cash advances to, and reimburse the business expenses of, their respective directors, officers, employees and agents, all in the ordinary course of business consistent with past practice;

             (iii) other than the regular quarterly cash dividend at the rate of $.28 per share on the AFC Common Stock to be declared on or about July 29, 1997, declare, set aside or pay any dividend (whether in cash, capital stock or property) with respect to its capital stock, or declare or make any distribution on, redeem or purchase or otherwise acquire (other than the acquisition of AFC Common Stock from optionees in payment of the exercise price or withholding taxes upon the exercise of employee stock options outstanding on the date hereof), any AFC Common Stock, or split, combine or otherwise similarly change the outstanding AFC Common Stock, or authorize the creation or issuance of or issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock, or agree to take any such action, except for the issuance of AFC Common Stock upon the exercise of options described in Section 4.1(b);

             (iv) mortgage, pledge or otherwise encumber any property or asset, except in the ordinary and usual course of business;

             (v) sell, lease, transfer or dispose of any of its properties or assets, waive or release any rights or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it, except that AFC in the ordinary and usual course of business may make such sales, leases, transfers, dispositions, waivers, releases, cancellations, compromises or assignments other than with respect to the Fibers Business;

             (vi) make any capital expenditure or any investment of a capital nature (other than to any of its Subsidiaries) except as described in
        SCHEDULE 5.1(B)(VI), either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation; PROVIDED, HOWEVER, that AFC may make capital expenditures in the Fibers Business not in excess of $50,000 per instance or in excess of $200,000 in the aggregate and may make capital expenditures other than in the Fibers Business not in excess of $50,000 per instance or in excess of $300,000 in the aggregate.

             (vii) fail to use commercially reasonable efforts to perform in all material respects its obligations under Material Contracts (except those being contested in good faith) or enter into, assume or amend any contract or commitment that would have been a Material Contract in effect on the date hereof other than contracts to provide goods or services entered into in the ordinary and usual course of business;

             (viii) except for regularly scheduled increases in accordance both as to timing and amount with normal prior practice, increase in any manner the compensation or fringe benefits of any of its officers or employees or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any such officers or employees, or commit itself to or enter into any employment agreement or any incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation rights, performance shares, stock purchase, savings, consulting, severance, retirement, pension or other "fringe benefit" plan, award or arrangement with or for the benefit of any officer, employee or other person or material consulting agreement;

             (ix) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless AFC makes reasonable efforts to obtain simultaneously with such termination or cancellation replacement policies on commercially reasonable terms providing substantially the same coverage;

             (x)  amend its Articles of Incorporation or Bylaws;

             (xi) enter into any union, collective bargaining or similar agreement;

             (xii) purchase or sell any raw materials, inventory or product used in, or produced by, the Fibers Business in any transaction where the pricing for such raw materials, inventory or product is in any currency other than the United States dollar;

             (xiii) purchase any intangible assets, including, without limitation, patents or trademarks; or

             (xiv) enter into an agreement to do any of the things described in clauses (i) through (xiii).

     In connection with the continued operation of the business of AFC and its Subsidiaries between the date of this Agreement and the Effective Time, AFC shall confer in good faith on a regular basis with one or more representatives of Holdings designated in writing to receive reports on operational matters of materiality and the general status of ongoing operations. AFC acknowledges that Holdings does not thereby waive any rights it may have under this Agreement as a result of this covenant to engage in consultations nor shall Holdings be responsible for any decisions made by AFC's officers and directors with respect to matters that are the subject of such consultation. Any act or failure to act by AFC or any of its Subsidiaries consented to in writing by Holdings shall not constitute a breach by AFC of any representation, warranty, covenant or agreement contained in this Agreement.

          (c) CONDUCT OF THE FIBERS BUSINESS. From the date hereof until the Closing Date, AFC will promptly notify Holdings of any development or occurrence relating to the Fibers Business not in the ordinary course of business consistent with past practices or that contravenes or is reasonably likely to contravene the provisions of Section 4.1(i).

          (d) NOTICES OF CERTAIN EVENTS. AFC shall promptly notify Holdings of each of the following of which it has notice:

             (i) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the Merger;

             (ii) any notice or other communication from any Governmental Entity in connection with the Merger;

             (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting AFC or the Fibers Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any provision of this Agreement or that relate to the consummation of the Merger; and

             (iv) the damage or destruction by fire or other casualty of any asset of the Fibers Business or in the event that any asset of the Fibers Business becomes the subject of any proceeding or, to the knowledge of AFC, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

     5.2 AFC SHAREHOLDERS MEETING. Subject to the provisions of Article 7, AFC covenants and agrees that its Board of Directors shall (a) cause the AFC Shareholders Meeting to be duly called and held in accordance with AFC's Articles of Incorporation, its Bylaws and applicable law as soon as reasonably practicable to consider and vote upon the approval of this Agreement and the Plan of Merger; (b) recommend approval of this Agreement and the Plan of Merger to the holders of the AFC Common Stock; and (c) use commercially reasonable efforts to cause such meeting to take place and to obtain the approval by the holders of the AFC Common Stock of this Agreement and the Plan of Merger in accordance with its Articles of Incorporation, Bylaws and the VSCA.

     5.3 BEST EFFORTS; FURTHER ASSURANCES; COOPERATION. Subject to the other provisions in this Agreement, the parties hereto shall each use commercially reasonable efforts to perform their respective obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals, consents, authorizations and orders and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement, including without limitation:

          (a) REGULATORY ACTION. AFC and Holdings (or any of its Affiliates) shall each promptly, but in no event later than 10 days after the date of this Agreement, make the respective filings and submissions required under the provisions of the HSR Act relating to the Merger, and thereafter shall comply fully and promptly with any request for additional information ("second request"), voluntary request to submit information, third party subpoena or civil investigative demand that might be issued to or served on such party in connection with any investigation under the HSR Act. AFC and Holdings (or any of their respective Subsidiaries) shall each use commercially reasonably efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable law or regulations to obtain any required approval, action, or inaction of any Governmental Entity with jurisdiction over the Merger, so that the Merger may be permitted to close in accordance with its terms.

          (b) CERTAIN LEGAL PROCEEDINGS. In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other person is commenced which questions the validity or legality of the Merger or seeks damages in connection therewith, the parties agree to cooperate and use their best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use commercially reasonable efforts to have such injunction or other order lifted or appealed and to cooperate reasonably regarding any other impediment to the consummation of the Merger; PROVIDED, HOWEVER, that nothing in this subsection (b) shall require Holdings (or any of its Affiliates) or AFC to divest any assets or business as a requirement of consummating the Merger.

          (c) NOTICE. Each party shall give prior written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would cause, or any assertion or threatened assertion of a claim that if pursued would cause any representation or warranty of AFC, Holdings or SubCorp, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or that will result in the failure to satisfy any of the conditions specified in Article 6 and (ii) any failure of AFC, Holdings or SubCorp, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.4  INVESTIGATION; CONFIDENTIALITY.

          (a) AFC agrees to permit Holdings and its authorized representatives to have or cause them to be permitted to have, after the date hereof and until the Effective Time, reasonable access to the premises, books and records of AFC and its Subsidiaries at reasonable hours, and the officers of AFC and its Subsidiaries will furnish Holdings with such financial and operating data and other information with respect to AFC's and its Subsidiaries' businesses and properties and permit Holdings to meet with such AFC employees as Holdings shall from time to time reasonably request; provided that AFC shall be permitted to restrict Holdings' access to commercially sensitive information regarding the Fibers Business; provided further that any such restrictions shall terminate at least ten Business Days prior to the Closing Date and Holdings shall have unrestricted access to such information thereafter. AFC will request its auditing firm to permit Holdings and its representatives, including its auditing firm, to review the work papers of the auditing firm of AFC relating to their examination of the AFC Financial Statements. No investigation by Holdings heretofore or hereafter made shall affect the representations and warranties of AFC, and each such representation and warranty shall survive any such investigation, subject to Section 7.5.

          (b) Holdings agrees to permit AFC and its authorized representatives to have or cause them to be permitted to have, after the date hereof and until the Effective Time, such information with respect to Holdings' business as AFC shall from time to time reasonably request.

          (c) Except as contemplated by this Agreement or as necessary to carry out the transactions contemplated hereby, all information or documents furnished hereunder shall be subject to the letter agreement between Goldman, Sachs & Co., on behalf of AFC and Bunzl plc ("Bunzl") dated December 13, 1996, as amended from time to time (the "Confidentiality Agreement").

     5.5 EXPENSES. Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses (including any brokerage commissions or any finder's or investment banker's fees and including attorney's and accountants' fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     5.6  PROXY STATEMENT. Holdings and AFC shall cooperate in taking steps to
(a) prepare and file with the SEC as soon as is practicable the Proxy Statement and (b) use its reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. Promptly after the Proxy Statement has been cleared by the SEC, subject to the provisions of Article 7 herein AFC shall mail the Proxy Statement to the holders of AFC Common Stock and AFC shall use its reasonable efforts to solicit proxies in favor of the approval of this Agreement and the Plan of Merger. Holdings shall also take any action required to be taken under state blue sky or other securities laws in connection with the Merger. If at any time prior to the AFC Shareholders Meeting, Holdings or AFC reasonably believes that the Proxy Statement includes an untrue statement of a material fact or omits a material fact required to be stated therein, the parties shall cooperate to distribute any required supplement or amendment to the Proxy Statement, and to comply with any resolicitation requirements, and shall provide to each other all necessary information for such amendment or supplement, all of which shall be true and correct in all material respects and shall not omit any material fact required to be included in such amendment or supplement.

     5.7 PERIODIC REPORTS. Each of AFC and Holdings covenants that it will file with the SEC on a timely basis all periodic reports and other filings required to be filed by it by the federal securities laws and regulations of the SEC thereunder from the date of this Agreement through the Effective Time, and that each such report or filing will comply in all material respects with the federal securities laws and regulations of the SEC and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     5.8 PUBLIC ANNOUNCEMENTS. The timing and content of all public announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance unless Holdings or AFC is advised in writing by legal counsel that any such announcement or other disclosure not mutually agreed upon in advance is required or requested to be made by applicable law or applicable NASDAQ or London Stock Exchange rules or regulations and then only after making a reasonable attempt to comply with provisions of this Section 5.8.

     5.9 ANTITRUST CHALLENGES. In the event a suit is instituted challenging the Merger as violative of the antitrust laws, each of Holdings and AFC will use commercially reasonable efforts to defend against such suit. Holdings and AFC will use commercially reasonable efforts to take such action as may be required by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger as violative of the antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of the Merger, including pursuing an appeal thereof; PROVIDED, HOWEVER, that nothing in this Section 5.9 shall require Holdings (or any of its Affiliates) or AFC to divest any assets or business as a requirement of consummating the Merger.

     5.10  EMPLOYEE MATTERS.

          (a) STAY BONUSES AND SEVERANCE AGREEMENTS. Stay bonuses and severance agreements for employees other than John Morgan will be limited to those described on SCHEDULE 5.10.

          (b) EMPLOYEE BENEFIT PLAN MATTERS. Holdings agrees that it will, through December 31, 1998, (i) continue in effect, the Employee Plans (other than any stock or other equity based plans, including the Employee Stock Ownership Plan of American Filtrona Corporation) covering employees who continue employment with Holdings or an affiliate of Holdings or (ii) establish and maintain employee plans and benefit arrangements (the "Buyer Benefit Plans") for the benefit of such employees that are reasonably comparable in the aggregate to such Employee Plans. Buyer agrees that all service credited under the Employee Plans for purposes of eligibility and vesting shall be credited under the applicable Buyer Benefit Plan with respect to any employee who continues employment with Holdings or an Affiliate of Holdings.

     5.11 ACCOUNTANT'S LETTERS. AFC agrees to use commercially reasonable efforts to cause to be delivered to Holdings a letter of Coopers & Lybrand L.L.P., independent auditors for AFC, dated the date of the Proxy Statement and the Closing Date (or such other dates reasonably acceptable to the parties) with respect to certain financial statements and other financial information included in the Proxy Statement, which letter shall be in form reasonably satisfactory to Holdings.

     5.12 NON SOLICITATION; COMPETING OFFERS. From the date of this Agreement until the Closing Date, neither AFC nor its officers, directors or agents shall be entitled to solicit or encourage, in any manner, including by way of furnishing information, any merger, acquisition, or takeover proposal or offer for AFC or its shares or any significant portion of its assets or businesses, however structured or to be effected, unless the Board of Directors of AFC concludes in good faith, after receiving the advice of its counsel, that the failure to take such action would violate the fiduciary obligation of the directors of AFC under applicable law; PROVIDED, HOWEVER, that Holdings shall be notified promptly of the principal terms of all bona fide competing offers made to AFC, and AFC shall be subject to any applicable obligation to pay the Expenses and the Fee set forth in Section 7.4 in the event this Agreement is terminated.

     5.13 INVESTMENT SECURITIES. AFC agrees that at the Effective Time all of its investment securities will be redeemable at par for cash within seven days or in a form traded in established securities markets.

     5.14 FILPAC INDEBTEDNESS. AFC agrees to document the indebtedness of Filpac, Inc. to AFC to the reasonable satisfaction of Holdings promptly after execution of this Agreement.

     5.15 SETTLEMENT OF LAWSUITS. In 1994, the Office of Federal Compliance Programs issued a Notice of Violation in which it alleged that two employment screening tests used by AFC were unlawful. AFC will not settle this matter without the prior written consent of Holdings, and will not admit any liability in connection therewith.

                                   ARTICLE 6

                            CONDITIONS TO THE MERGER

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

          (a) AFC SHAREHOLDER APPROVAL. This Agreement and the Plan of Merger shall have been adopted at the AFC Shareholders Meeting duly called and held in accordance with AFC's Articles of Incorporation and Bylaws and the VSCA, by the holders of more than two-thirds of the shares of AFC Common Stock outstanding and entitled to vote thereon.

          (b) HSR ACT. All applicable waiting periods under the HSR Act shall have expired or been terminated.

          (c) PROXY STATEMENT. No proceedings under the proxy rules of the SEC pursuant to the Exchange Act and with respect to the Merger shall be pending before or threatened by the SEC.

          (d) INJUNCTION, ETC. The consummation of the Merger will not violate the provisions of any injunction, order, judgment, decree, law or regulation applicable or effective with respect to AFC, Holdings, SubCorp or their respective officers and directors. No suit or proceeding shall have been instituted by any person, or, to the best of AFC's or Holdings' knowledge, shall have been threatened by any Governmental Entity, that seeks to (i) prohibit, restrict or delay consummation of the Merger or to limit in any material respect the right of Bunzl to control any material aspect of the business of Holdings and its Subsidiaries or AFC and its Subsidiaries after the Effective Time, or (ii) to subject Holdings or AFC or their respective directors or officers to material liability on the ground that it or they have breached any law or regulation or otherwise acted improperly in relation to the Merger; PROVIDED, HOWEVER, that in the case of any action, suit or proceeding instituted by a person other than a Governmental Entity, such action, suit or proceeding has a substantial likelihood of success in the opinion of legal counsel for the party invoking this provision.

     6.2 CONDITIONS TO OBLIGATIONS OF HOLDINGS AND SUBCORP. Consummation of the Merger is subject to the fulfillment to the reasonable satisfaction of Holdings, prior to or at the Closing, of each of the following conditions:

          (a) CONSENTS, AUTHORIZATIONS, ETC. The consents required under the items listed on SCHEDULE 4.1(E) and all consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity or any nongovernmental third party (other than the filing of the Articles of Merger with the Commission) that are required for or in connection with the execution and delivery by AFC of this Agreement and the consummation by AFC of the Merger shall have been obtained or made, except where the failure to obtain such consent, authorization, order or approval would not have a Material Adverse Effect.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of AFC contained in this Agreement shall have been true and correct in all respects at the date hereof and, except for changes contemplated in this Agreement, shall also be true and correct in all respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date, except in either case as such representations and warranties by their terms relate only to dates or periods of time prior to the Closing Date, or, in any event, except where the failure of representations or warranties to be true and correct (determined for this purpose without taking into consideration any materiality qualifier contained in such representation or warranty) in the aggregate would not have a Material Adverse Effect, and AFC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (c) CERTIFICATE. (i) AFC shall have delivered to Holdings a certificate, dated as of the Closing Date, of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Vice President, Bonded Fiber Products of AFC to the effect that to the best of such officer's knowledge the conditions specified in paragraph (b) of this
     Section 6.2 have been satisfied. Such certificate shall also specify the number of issued and outstanding shares of AFC Common Stock as of the Closing Date.

          (d) OPINION OF AFC'S COUNSEL. Holdings and SubCorp shall have received an opinion, dated as of the Closing Date, of Hunton & Williams, counsel to AFC, substantially to the effect set forth in Exhibit D hereto, with such exceptions and limitations as shall be reasonably satisfactory to Holdings.

          (e) LETTERS FROM ACCOUNTANTS. Holdings shall have received the letter of Coopers & Lybrand L.L.P. contemplated by Section 5.11.

          (f) ADDITIONAL CERTIFICATES, ETC. AFC shall have furnished to Holdings such additional certificates, opinions and other documents as Holdings may have reasonably requested as to any of the conditions set forth in Sections 6.1 and 6.2.

          (g) RESIGNATIONS. AFC shall have delivered to Holdings, to the extent requested by Holdings, the written resignations of the directors of AFC or any of its Subsidiaries.

          (h) MORGAN CONSULTING AND NONCOMPETITION AGREEMENTS. John L. Morgan shall have executed and delivered a Consulting Agreement with Holdings and a Noncompetition Agreement with AFC in the form of Exhibit E-1 and Exhibit E-2, respectively, hereto.

          (i) MORGAN SEVERANCE AGREEMENT. AFC and John L. Morgan shall have executed a severance agreement providing for termination of his employment by AFC and its Subsidiaries as of the Effective Time providing for (i) a severance payment of $800,000 at Closing (in lieu of all salary and bonuses payable after the Effective Time and all additional accruals or contributions that would be payable after the Effective Time with respect to his interest in the AFC Pension Plan, SERP and Profit-Sharing and 401(k) Plan and in lieu of continued participation in welfare plans other than health insurance plans); and (ii) continued participation until December 31, 1999 as a retiree, in AFC's medical insurance plan (if generally available for retirees thereunder) on the same contributing basis as now in effect; PROVIDED, HOWEVER, that Mr. Morgan will pay any premiums in excess of $9,000 for such medical insurance coverage during 1997 through 1999; and
     (iii) indemnification holding Mr. Morgan harmless with respect to the application of the provisions of Sections 280G and 4999 of the Code, respectively, including indemnification for any excise tax obligations and any federal, state or local income, employment-related and excise tax obligations with respect to the indemnification payments.

          (j) TRANSFER AGENT'S CERTIFICATE. AFC shall have delivered to Holdings a certificate of the Transfer Agent for the AFC Common Stock specifying the number of issued and outstanding shares as of the Closing Date.

     6.3 CONDITIONS TO OBLIGATIONS OF AFC. Consummation of the Merger is subject to the fulfillment to the reasonable satisfaction of or waiver by AFC, prior to or at the Effective Time, of each of the following conditions:

          (a) CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity or non-governmental third party (other than the filing of the Articles of Merger with the Commission), which are required for or in connection with the execution and delivery of this Agreement by Holdings and SubCorp and the consummation by SubCorp of the Merger shall have been obtained or made except where the failure to obtain such consent, authorization, or approval would not have a material adverse effect on the consolidated financial condition, results of operations, business or prospects of Holdings and its Subsidiaries taken as a whole.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Holdings and SubCorp contained in this Agreement shall have been true and correct in all respects at the date hereof and shall also be true and correct in all respects at and as of the Closing Date, except for changes contemplated in this Agreement, with the same force and effect as if made at and as of the Closing Date or except as such representations and warranties by their terms relate only to periods of time prior to the Closing Date or except where the failure of any representation or warranty to be true and correct would not have a material adverse effect on the consolidated financial condition, results of operation, business or prospects of Holdings and its Subsidiaries taken as a whole; and Holdings shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (c) CERTIFICATE. Holdings shall have delivered to AFC a certificate, dated as of the Closing Date, of the Chief Executive Officer of Holdings to the effect that the conditions specified in paragraph (b) of this Section
     6.3 have been satisfied.

          (d) OPINIONS OF HOLDINGS' AND SUBCORP'S COUNSEL. AFC shall have received opinions, dated as of the Closing Date, of (i) Davis Polk & Wardwell, to the effect set forth in EXHIBIT F hereto and (ii) McSweeney, Burtch & Crump, to the effect set forth in EXHIBIT G hereto.

          (e) ADDITIONAL CERTIFICATES, ETC. Holdings shall have furnished to AFC such additional certificates, opinions and other documents as AFC may have reasonably requested as to any of the conditions set forth in Sections
     6.1 and 6.3.

          (f) FAIRNESS OPINION. The fairness opinion of Goldman, Sachs & Co. with respect to the Merger shall not have been withdrawn.

                                   ARTICLE 7

                          TERMINATION AND ABANDONMENT

     7.1 TERMINATION AND ABANDONMENT. This Agreement and the Merger may be terminated and abandoned at any time prior to the Effective Time:

          (a) By mutual action of the Board of Directors of AFC and the Board of Directors of Holdings, whether before or after any action by AFC's shareholders.

          (b)  By Holdings:

             (i) if any event shall have occurred as a result of which any condition set forth in Section 6.2 is no longer capable of being satisfied;

             (ii) if there has been a breach by AFC of any representation or warranty contained in this Agreement that individually, or in the aggregate with all other such breaches, would have a Material Adverse Effect, or there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of AFC, which breach is not curable, or, if curable, is not cured within 15 days after written notice of such breach is given by Holdings to AFC;

             (iii) if AFC (or its Board of Directors) shall have authorized, recommended, proposed or publicly announced its intention to enter into a Competing Transaction (as defined below) that has not been consented to in writing by Holdings; or

             (iv) if the Board of Directors of AFC shall have withdrawn or materially modified its authorization, approval or favorable recommendation to the shareholders of AFC with respect to the Plan of Merger or this Agreement in a manner adverse to Holdings or shall have failed to make such favorable recommendation.

          (c)  By AFC:

             (i) if any event shall have occurred as a result of which any condition set forth in Section 6.3 is no longer capable of being satisfied; or

             (ii) if there has been a breach by Holdings or SubCorp of any representation or warranty contained in this Agreement which individually, or in the aggregate with all other such breaches, would have or would be reasonably likely to have a material adverse effect on the consolidated financial condition, results of operations or business of Holdings and its Subsidiaries taken as a whole or the ability of Holdings or SubCorp to consummate the Merger, or there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Holdings or SubCorp, which breach is not curable or, if curable, is not cured within 15 days after written notice of such breach is given by AFC to Holdings.

          (d) By AFC if because of its receipt of a proposal with respect to a Competing Transaction, the Board of Directors concludes, in good faith, after receiving advice of its legal counsel that such termination is in the best interests of AFC and its shareholders.

          (e) By Holdings or AFC if there shall have occurred (i) any general suspension of, or limitation on, trading in securities generally on NASDAQ continuing for a period of fifteen (15) business days, or (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States continuing for a period of fifteen
     (15) business days.

          (f) By Holdings or AFC if (i) any event shall have occurred as a result of which any condition set forth in Section 6.1 is no longer capable of being satisfied or (ii) the Merger shall not have been consummated by December 1, 1997; PROVIDED, HOWEVER, that, in either case, the party terminating this Agreement shall not have breached in any material respect its obligations under this Agreement in any manner that proximately contributed to the failure of any such condition to be satisfied or to the failure to consummate the Merger.

As used herein, a "Competing Transaction" shall mean (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving AFC or a significant Subsidiary of AFC; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of AFC, taken as a whole, in a single transaction or series of transactions; (iii) any tender or exchange offer for 25% or more of the outstanding shares of AFC Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     7.2 SPECIFIC PERFORMANCE. The parties acknowledge that the rights of each party to consummate Merger are special, unique, and of extraordinary character, and that, in the event that either violates or fails and refuses to perform any covenant made by it herein, the other party or parties will be without adequate remedy at law. Each party agrees, therefore, that, in the event that it violates or fails and refuses to perform any covenant made by it herein, the other party or parties so long as it or they are not in breach hereof, may, in addition to any remedies at law, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or seek any other equitable relief.

     7.3 RIGHTS AND OBLIGATIONS UPON TERMINATION. If this Agreement is not consummated for any reason, each party will redeliver all documents, work papers, and other materials of any party relating to the Merger, whether obtained before or after the execution hereof, to the party furnishing the same, except to the extent previously delivered to third parties in connection with the Merger, and no information received by any party hereto with respect to the business of any other party shall be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; PROVIDED, HOWEVER, that this Section 7.3 shall not apply to any documents, work papers, material, or information that, through no act or failure to act by any other party hereto (a) is a matter of public knowledge or (b) heretofore has been or hereafter is published in any publication for public distribution or filed as public information with any Governmental Entity.

     7.4 CERTAIN FEES AND EXPENSES. AFC acknowledges that Holdings has spent, and will be required to spend, substantial time and effort in examining the business, properties, affairs, financial condition and prospects of AFC and its Subsidiaries and has incurred, and will continue to incur, substantial fees and expenses in connection with such examination, the preparation of this Agreement and the accomplishment of the Merger. Therefore, to induce Holdings to enter this Agreement:

          (a) EXPENSES. In the event that AFC terminates this Agreement pursuant to Section 7.1(d) or Holdings terminates this Agreement pursuant to Section 7.1(b)(iii) or Section 7.1(b)(iv) and at the time there exists a Competing Transaction, then AFC shall reimburse Holdings for the total amount of the Expenses. For purposes of this Section 7.4, "Expenses" shall include all reasonable out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all investment banking firms and their respective agents and counsel, and all reasonable fees of counsel, accountants, experts and consultants to Holdings) actually incurred by Bunzl, Holdings or on their behalf since June 26, 1997 in connection with the Merger and all transactions contemplated by this Agreement; PROVIDED, HOWEVER, that Expenses shall be limited to 1% of the product of the Merger Consideration multiplied by the total number of shares of outstanding AFC Common Stock. The Expenses, if due, shall be paid promptly after such termination.

          (b) FEE. If this Agreement is terminated pursuant to Section 7.1(d) by AFC or pursuant to Section 7.1(b)(iii) or 7.1(b)(iv) by Holdings and a Competing Transaction is consummated on or before July 30, 1998, then AFC shall pay to Holdings promptly after the consummation of the Competing Transaction a fee in the amount of 2% of the product of the Merger Consideration multiplied by the total number of shares of outstanding AFC Common Stock in addition to the amount of any Expenses paid or payable under subsection (a) above (the "Fee"), not as a penalty but as full and complete liquidated damages.

The Expenses and the Fee shall be payable to Holdings notwithstanding that any action taken by the Board of Directors of AFC that may give rise to the obligation to pay the Expenses and the Fee may have been taken in accordance with the fiduciary duties of the Board of Directors.

          (c) PAYMENT. Any payment required pursuant to this Section 7.4 shall be made as promptly as practicable, but in no event later than three business days after Holdings' delivery to AFC of a statement setting forth the amount payable and the facts causing such amount to be payable, including (if applicable) the Expenses in reasonable detail, and shall be made by wire transfer of immediately available funds to an account designated by Holdings. In the event that Holdings is entitled to the Expenses or the Fee, AFC shall also pay to Holdings interest at the rate of 8.0% per year on any amounts that are not paid when due, plus all costs and expenses in connection with or arising out of the enforcement of the obligation of AFC to pay the Expenses, the Fee or such interest.

     7.5 EFFECT OF TERMINATION. Except for the provisions of Sections 5.4, 5.5, 5.12, 7.3, 7.4, this Section 7.5 and Article 8, which shall survive any termination of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no further effect, without any liability on the part of any party hereto or its respective officers, directors or shareholders; PROVIDED, HOWEVER, that except as expressly set forth in Section 7.4(b), nothing in this Section
7.5 shall relieve any party from liability for the knowing and intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     8.1 WAIVER OF CERTAIN CONDITIONS. Any party may, at its option, waive in writing any or all of the conditions herein contained to which its obligations hereunder are subject, except that the conditions contained in Section 6.1, and
Section 6.2(a) (with respect to consents and authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity) and
Section 6.3(a) (with respect to consents and authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity) may not be so waived.

     8.2 NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                     If to Holdings or SubCorp, to:

                              c/o Bunzl plc
                           110 Park Street
                           London WIY 3rd
                           Fax No. 011-44-171-495-2527
                           Attention: Company Secretary

                     with a copy to:

                     Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York 10017

                     Fax No. (212) 450-4800
                     Attention: John J. McCarthy, Jr., Esquire

                     If to AFC, to:

                              3951 Westerre Parkway, Suite 300
                           Richmond, Virginia 23233
                           Fax No. (804) 346-0164
                           Attention: John L. Morgan

                     with a copy to:

                     Hunton & Williams
                           951 East Byrd Street
                           Richmond, Virginia 23219-4074
                           Fax No. (804) 788-8218
                           Attention: C. Porter Vaughan, III, Esquire

All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail or deliver a copy of the notice or communication to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

     8.3 TABLE OF CONTENTS; HEADINGS. The Table of Contents, cross reference pages and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     8.4 AMENDMENT. Except as otherwise provided in Section 13.1-718(I) of the VSCA, this Agreement or the Plan of Merger may be amended, at any time before or after the approval of this Agreement and the Plan of Merger by the holders of AFC Common Stock, by action of the respective Boards of Directors of AFC, Holdings and SubCorp, without action by the shareholders thereof. Any variation, modification or amendment to this Agreement must be made in writing and executed by each of the parties hereto.

     8.5 NO SURVIVAL OF REPRESENTATIONS, WARRANTIES OR COVENANTS. None of the representations or warranties made in Article 4 or the covenants made in Article 5 shall survive the Closing Date.

     8.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Merger as contemplated by the Plan of Merger is consummated.

     8.7 WAIVER. The failure of any party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement or the other agreements contemplated hereby, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein or therein contained.

     8.8 NO THIRD PARTY BENEFICIARIES; ASSIGNMENT. This Agreement shall inure to the benefit of the parties and their respective successors and permitted assignees. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity; PROVIDED, HOWEVER, that all persons who are beneficiaries of Sections 5.4(a), 5.10 or 5.12 shall be entitled to enforce the provisions of those sections, respectively. Except for assignments to wholly-owned subsidiaries (direct or indirect) of Holdings, in which event Holdings shall remain liable for the performance of this Agreement, no transfer or assignment (including by operation of law) of this Agreement or of any rights or obligations under this Agreement may be made by any party without the prior written consent of the other parties and any attempted transfer or assignment without that required consent shall be void. No transfer or assignment by a party of its rights under this Agreement shall relieve it of any of its obligations to the other parties under this Agreement.

     8.9 TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a public or legal holiday, the party having such right or duty shall have until 5:00 p.m. New York City time on the next succeeding regular business day to exercise such right or to discharge such duty.

     8.10 COUNTERPARTS. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

     8.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflicts of law principles thereof.

     8.12 ENTIRE AGREEMENT. This Agreement (with its Schedules and Exhibits) and the Confidentiality Agreement contain, and are intended as, a complete statement of all the terms of the arrangements among the parties with respect to the matters provided for, supersede any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         AMERICAN FILTRONA CORPORATION


                                         By: /s/ JOHN L. MORGAN
                                         ----------------------------
                                           Name: John L. Morgan
                                           Title: Chairman


                                         FIL HOLDINGS CORP.


                                         By: /s/ A.J. HABGOOD
                                         ----------------------------
                                           Name: A.J. Habgood
                                           Title: Authorized Representative


                                         FIL MERGER CORP.


                                         By: /s/ A.J. HABGOOD
                                          ------------------------------
                                           Name: A.J. Habgood
                                           Title: Authorized Representative

                                   EXHIBIT A

                                 PLAN OF MERGER
                                       OF
                                FIL MERGER CORP.
                                 WITH AND INTO
                         AMERICAN FILTRONA CORPORATION

     SECTION 1. CORPORATIONS PROPOSING TO MERGE AND SURVIVING CORPORATION. FIL Merger Corp. ("SubCorp"), a Virginia corporation and wholly-owned subsidiary of FIL Holdings Corp. ("Holdings"), a Delaware corporation, shall be merged (the "Merger") with and into American Filtrona Corporation ("AFC"), a Virginia corporation, pursuant to the terms and conditions of this Plan of Merger (the "Plan of Merger") and of the Agreement of Merger, dated as of July 29, 1997, by and among AFC, Holdings and SubCorp (the "Agreement"). The effective time for the Merger (the "Effective Time") shall be at the time a certificate of merger is issued by the Virginia State Corporation Commission with respect to the Merger unless a later Effective Time is specified in the Articles of Merger filed pursuant to the Virginia Stock Corporation Act (the "VSCA"). AFC shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and the separate corporate existence of SubCorp shall cease.

     SECTION 2. EFFECTS OF THE MERGER. The Merger shall have the effects described in this Plan of Merger and as set forth in Section 13.1-721 of the VSCA.

     SECTION 3. ARTICLES OF INCORPORATION. The Articles of Incorporation of AFC as in effect immediately prior to the Effective Time shall be amended and restated at the Effective Time in their entirety as the Articles of Incorporation of the Surviving Corporation to read as set forth in Exhibit I attached hereto.

     SECTION 4. OFFICERS AND DIRECTORS. At the Effective Time, the persons who are officers and directors of SubCorp at the Effective Time will become the officers and directors of the Surviving Corporation.

     SECTION 5. CONVERSION OF SHARES AND RIGHTS. The manner of converting or canceling shares of SubCorp and shares and certain rights to acquire shares of AFC shall, by virtue of the Merger and without any further action on the part of the holders thereof, be as follows:

     (a) At the Effective Time, each share of AFC common stock, $1.00 par value (the "AFC Common Stock") then outstanding other than the Excluded Shares (as hereinafter defined), shall be canceled and extinguished and converted into the right to receive $46.52 in cash from the Surviving Corporation. As used in this
Section 5(a), "Excluded Shares" means any shares of AFC Common Stock held by any of AFC's subsidiaries or by Holdings or any of its subsidiaries, if any.

     (b) At the Effective Time, all rights to acquire shares of AFC Common Stock evidenced by employee stock options outstanding immediately before the Effective Time shall be automatically converted into the right to receive $46.52 in cash from the Surviving Corporation in respect of each share of AFC Common Stock covered by each such option, minus the exercise price applicable to such option.

     (c) At the Effective Time, each issued and outstanding share of SubCorp common stock shall automatically be converted into one share of common stock, $1.00 par value, of the Surviving Corporation.

                                                                       EXHIBIT I



                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         AMERICAN FILTRONA CORPORATION






     I.  CORPORATE NAME



     The name of the corporation is American Filtrona Corporation.



     II.  PURPOSE AND POWERS



     The purpose for which the corporation is formed is to engage in any and all lawful business not required to be specifically stated in these Articles of Incorporation. In addition, the corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs.



     III.  AUTHORIZED STOCK



     A. The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:



  CLASS         NUMBER       PAR VALUR PER
AND SERIES     OF SHARES         SHARE
----------     ---------     -------------
 Common          1,000           $1.00



     B. The holders of the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the corporation upon dissolution.



     C. The holders of shares of Common Stock of the corporation shall not have preemptive or preferential right to purchase or subscribe for shares of any class of the corporation, whether now or hereafter authorized.



     IV.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS



     A. The corporation shall indemnify a person who entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. The corporation shall also indemnify a person made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if it has been determined that such person has met the appropriate standard of conduct described herein and liability is not incurred as a result of (i) wilful misconduct; (ii) a knowing violation of the criminal law; or (iii) personal benefit improperly received.



     B. The corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director or the director of officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the appropriate standard of conduct as described herein; (ii) the director or officer furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct (which undertaking shall be an unlimited, unsecured general obligation of the director or officer without reference to financial ability to make repayment); and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.



     C. The corporation may indemnify or contract in advance to indemnify any person made a party to a proceeding because he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were a director or officer of the corporation.



     D. The provisions of this Article shall not be deemed to prohibit the corporation from entering into contracts otherwise permitted by law with any persons, including those listed above, for the purpose of conducting the business of the corporation.

     E. The corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the corporation may determine, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his or her status as such, whether or not the corporation would have power to indemnify him or her against such liability under the provisions of this Article.



     F. The provisions of this Article shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.



     G.  For purpose of this Article V the following definitions shall apply:



             "EXPENSES" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification.



             "LIABILITY" means the obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.



             "PERSON" means any corporation, association, partnership, organization, business, individual or government or political subdivision thereof or any governmental agency.



             "PROCEEDING" means any threatened, pending, or completed action, suit, proceeding or appeal, whether civil, criminal, administrative or investigative and whether formal or informal.



             "STANDARD OF CONDUCT" -- A person will have met the appropriate standard of conduct if such person:



             (a) conducted himself or herself in good faith;



             (b) believed:



               (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests; and



               (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and



             (c) in the case of any criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful.



     A person's conduct with respect to an employee benefit plan for a purpose he or she believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph
(b)(ii) above.



     "DETERMINATION OF INDEMNIFICATION" -- The determination that a person has met the appropriate standard of conduct and, if so, the determination of the amount of indemnification shall be made:



             (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; or



             (b) if such a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate in such designation), consisting solely of two or more directors not at the time parties to the proceeding; or



             (c)  by special legal counsel:



               (i) selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) above; or



               (ii) if such a quorum of the Board of Directors cannot be obtained and such a committee cannot be designated, selected by a majority vote of the full Board of Directors, in which directors who are parties may participate in such selection; or

             (d) by the stockholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.



             Notwithstanding the foregoing, if the determination is made by special legal counsel that indemnification of the person is permissible, evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) above to select such counsel.



             "GENDER" -- The use of "me", "him", or "his" (or "she", "her" or "hers") shall be read as "it" or "its", and vice versa, as the context shall require.



     V.  LIMITATION ON LIABILITY



     In any proceeding brought by or in the right of the corporation or brought by or on behalf of stockholders of the corporation, no officer or director shall be liable for any damages assessed against him. Notwithstanding the foregoing, the liability of an officer or director shall not be limited if the officer or director engaged in willful misconduct, a knowing violation of the criminal law or of any federal or state securities law or a determination is made pursuant to
Article V that the officer or director is not entitled to indemnification.



     VI.  DIRECTORS



     The number of directors constituting the Board of Directors shall be fixed in the Bylaws, and in the absence of a Bylaw fixing the number, the number shall be three.

                                                                        ANNEX II

                       [OPINION OF GOLDMAN, SACHS & CO.]


PERSONAL AND CONFIDENTIAL



July 29, 1997



Board of Directors
American Filtrona Corporation
3951 Westerre Parkway, Suite 300
Richmond, VA 23233



Gentlemen:



     You have requested our opinion as to the fairness to the holders, excluding FIL Holdings Corp. ("Buyer") and its subsidiaries and WBT Holdings, LLC ("WBT") and RNBT Holdings, LLC ("RNBT") to the extent WBT and RNBT sell Common Stock pursuant to the Acquisition Agreement (as hereinafter defined), of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of American Filtrona Corporation (the "Company") of the $46.52 per Share in cash to be received by such holders pursuant to the Agreement of Merger dated as of July 29, 1997 among Buyer, FIL Merger Corp. ("Merger Sub"), a wholly-owned subsidiary of Buyer, and the Company (the "Agreement"). The Agreement provides that Merger Sub will be merged into the Company (the "Merger") and each outstanding Share (other than Shares already owned by Buyer and its subsidiaries) will be converted into the right to receive $46.52 in cash.



     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with the prior agreement among WBT, WB Parent Corporation, WB Acquisition Corp. and the Company (the "WBT Holdings Agreement"), and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement.



     In connection with this opinion, we have reviewed, among other things, the Agreement; the Acquisition Agreement dated as of July 29, 1997 among FIL Holdings Corp., RNBT and WBT (the "Acquisition Agreement"); Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1996; certain interim reports to stockholders and Quarterly Reports on Form 10-Q; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as we considered appropriate.



     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We are aware that on February 7, 1997 another party made a proposal to acquire all of the outstanding Shares, using a formula based price contingent on the bids submitted by others, that viewed in the light most favorable to such other party amounted to $47.01 per Share. At that time, the Special Committee determined to recommend entering into the WBT Holdings Agreement at $46.52 per Share in cash rather than an agreement with the other party after taking into account the relative uncertainties and timing of the two offers. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Merger.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the $46.52 per Share in cash to be received by the holders of Shares pursuant to the Agreement, excluding Buyer and its subsidiaries and WBT and RNBT to the extent WBT and RNBT sell Common Stock pursuant to the Acquisition Agreement, is fair to such holders.



                                      Very truly yours,
                                      /s/ GOLDMAN, SACHS & CO.
                                      ------------------------------------------
                                      (GOLDMAN, SACHS & CO.)

                         AMERICAN FILTRONA CORPORATION

              ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 23, 1997

The undersigned hereby appoints John L. Morgan and John D. Barlow, Jr., or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote, as designated on this proxy card and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock of the undersigned in American Filtrona Corporation at the Annual Meeting to be held on September 23, 1997, and at any and all adjournments thereof, as specified on the reverse side.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


Please sign name exactly as it appears on stock certificate. Only one of several joint owners need sign. Fidcuciaries should give full title.

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

--------------------------                    ---------------------------------


--------------------------                    ---------------------------------


--------------------------                    ---------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


-----------------------------------------------------------------------------
                         AMERICAN FILTRONA CORPORATION
-----------------------------------------------------------------------------


Unless otherwise specified in the squares provided, the undersigned's vote will be cast for items 1, 2 and 3. If, at or before the time of the meeting, any of the nominees listed in item 2 has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. This proxy may be revoked at any time prior to its exercise.

Mark box at right if an address change or comment has been noted
on the reverse side of this card.                                   [ ]


RECORD DATE SHARES:



Please be sure to sign and date this Proxy.   Date
                                                   -----------------


Shareholder sign here____________________Co-owner sign here____________________

1. Approval of the Agreement of Merger, dated as of July 29, 1997, by and among American Filtrona Corporation, FIL Holdings Corp., and FIL Merger Corp., and the related Plan of Merger.

                [ ] For  [ ] Against  [ ]  Abstain

2. Election of Directors.

   John D. Barlow, Jr.    Stanley F. Pauley
   Rudoloph H. Bunzl      Gilbert M. Rosenthal
   Manuel Deese           Wallace Stettinius
   Leo C. Drozeski, Jr.   Bernard C. Wampler
   Bennett L. Kight       Harry H. Warner
   John L. Morgan
                [ ] For All     [ ] Withhold     [ ] For All
                    Nominees                         Except


NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

3. Ratification of the designation by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending December 31, 1997.

                [ ] For  [ ] Against  [ ]  Abstain

4. In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting or any adjournments thereof.


DETACH CARD                                                       DETACH CARD